Exhibit 4.18

Dated 1 August 2016
MONTE CARLO 37 SHIPPING COMPANY LIMITED and
MONTE CARLO 39 SHIPPING COMPANY LIMITED
 as Original Borrowers
and
MONTE CARLO LAX SHIPPING COMPANY LIMITED
 as Additional Borrower
and
TOP SHIPS INC.
as Corporate Guarantor
and
THE BANKS AND FINANCIAL INSTITUTIONS
listed in Schedule 1
as Lenders
and
ABN AMRO BANK N.V.
as Swap Bank, Arranger, Agent, Underwriter
and Security Trustee

DEED OF ADHERENCE, ASSUMPTION, AMENDMENT AND RESTATEMENT
relating to a loan agreement dated 9 July 2015
as amended and restated by a deed of amendment and restatement dated 28 September 2015

Index
Page		Clause
1	Interpretation	2
2	Agreement of the Lenders	3
3	Conditions Precedent	3
4	Representations and Warranties	4
5	Adherence and Assumption	5
6	Amendment and Restatement of Loan Agreement and Other Finance Documents	5
7	Further Assurances	6
8	Fees and Expenses	7
9	Communications	7
10	Supplemental	7
11	Law and Jurisdiction	8
Schedule 1 Lenders and Commitments		9
Execution Pages		10
Appendix Form of Amended and Restated Loan Agreement		14

THIS DEED OF ADHERENCE, ASSUMPTION, AMENDMENT AND RESTATEMENT is made on 1 August 2016
BETWEEN
(1)
MONTE CARLO 37 SHIPPING COMPANY LIMITED and MONTE CARLO 39 SHIPPING COMPANY LIMITED, each a corporation incorporated in The Republic of the Marshall Islands whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro MH 96960, Marshall Islands (together, the "Original Borrowers");

(2)
MONTE CARLO LAX SHIPPING COMPANY LIMITED, a corporation incorporated in The Republic of the Marshall Islands whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro MH 96960, Marshall Islands (the "Additional Borrower" and together with the Original Borrowers, the "Borrowers" and each a "Borrower");

(3)
TOP SHIPS INC., a corporation incorporated and existing under the laws of the Republic of the Marshall Islands whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Islands, Majuro, Marshall Islands, MH96960 (the "Corporate Guarantor");

(4)	THE BANKS AND FINANCIAL INSTITUTIONS listed in Schedule 1. (the "Lenders");
(5)	ABN AMRO BANK N.V., as Agent;
(6)	ABN AMRO BANK N.V., as Arranger;
(7)	ABN AMRO BANK N.V., as Underwriter;
(8)	ABN AMRO BANK N.V., as Security Trustee; and
(9)	ABN AMRO BANK N.V, as Swap Bank.
BACKGROUND
(A)
By a loan agreement dated 9 July 2015 (as amended and restated by a deed of amendment and restatement dated 28 September 2015, the "Loan Agreement") and made between (i) the Borrowers, (ii) the Lenders, (Hi) the Swap Bank, (iv) the Agent, (v) the Arranger, (vi) the Underwriter and (vii) the Security Trustee, the Lenders made available to the Borrowers a secured term loan facility of (originally) up to US$44,400,000, of which US$43,400,000 is outstanding at the date of this Deed.

(B)
By a master agreement (on the 2002 ISDA Master Agreement form and including the schedule thereto) dated as of 9 July 2015 (the "Original Master Agreement") and made between (i) the Original Borrowers and (H) the Swap Bank, it was agreed that the Swap Bank would enter into Designated Transactions (as such term is defined in the Loan Agreement) with the Original Borrowers from time to time to (inter alia) hedge the Original Borrowers' exposure under the Loan Agreement to interest rate fluctuations.

(C)          The Original Borrowers have requested that the Lenders consent to:
(i)
the Additional Borrower, being a corporation ultimately beneficially owned by the ultimate beneficial owners of the Original Borrowers (as disclosed to the Creditor Parties prior to the date of this Deed), becoming a party to the Loan Agreement and certain of the other Finance Documents and assuming, jointly and severally with the Original Borrowers, the Original Borrowers' obligations thereunder; and

(ii)	the availability to the Borrowers of an additional advance (the "Additional Advance") for the purpose of financing a 50,000 metric tons deadweight class product/chemical tanker, currently under construction by Hyundai Mipo Dockyard Co. Ltd with Hull No. 5417, to be purchased by the Additional Borrower and registered in its ownership under Approved Flag (as such term defined in the Amended and Loan Restated Agreement) with the name "NORD VALIANT" (the "Additional Ship"), in an amount equal to the lesser of (i) 61.5 per cent. of the Fair Market Value (as such term is defined in the Amended and Restated Loan Agreement) of the Additional Ship and (ii) $20,000,000 (the "Additional Tranche").
(D)
This Deed sets out the terms and conditions on which (i) the Additional Tranche will be made available to the Borrowers and (ii) the Additional Borrower will adhere to and become a party to the Loan Agreement and certain of the other Finance Documents as a Borrower and assume, jointly and severally with the Original Borrowers, the Original Borrowers' obligations and liabilities thereunder.

(E)	This Deed also sets out the terms and conditions on which, with effect on and from the Effective Date, the Loan Agreement and certain of the other Finance Documents shall be amended and restated.
IT IS AGREED as follows:
1	INTERPRETATION
1.1          Defined expressions
Words and expressions defined in the Loan Agreement and the other Finance Documents shall have the same meanings when used in this Deed unless the context otherwise requires.
1.2	Definitions
In this Deed, unless the contrary intention appears:
"Amended and Restated Loan Agreement" means the Loan Agreement as amended and restated by this Deed in the form set out in the Appendix;
"Continuing Finance Documents" means those Finance Documents (other than the Loan Agreement) which have been made before the date of this Deed;
"Effective Date" means the date on which the conditions precedent in Clause 3 are satisfied;
"Mortgage Addendum" means, in respect of:
(a)
Ship A, a second addendum to the first preferred Marshall Islands mortgage in respect of that Ship dated 15 July 2015 and executed by Monte Carlo 37 in favour of the Security Trustee, as amended by a first addendum thereto dated 29 September 2015 and made between Monte Carlo 37 and the Security Trustee; and

(b)	Ship B, an addendum to the first preferred Marshall Islands mortgage in respect of that Ship dated 21 January 2016 and executed by Monte Carlo 39 in favour of the Security Trustee, each to be executed by the relevant Original Borrower and the Security Trustee in the Agreed Form and, in the plural, means both of them;
"New Master Agreement" means a master agreement (on the 2002 ISDA (Multicurrency-Crossborder) form) in the Agreed Form to be made between the Borrowers and the Swap Bank in the Agreed Form (including all Designated Transactions from time to time entered into and Confirmations from time to time exchanged thereunder) which shall amend, restate and supersede the Original Master Agreement so that every "Transaction" and/or "Swap
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Transaction" governed by the Original Master Agreement shall be deemed a "Transaction", and that the confirmations to the New Master Agreement shall be deemed a "Confirmation", in each case for purposes of the New Master Agreement and will be governed by the New Master Agreement;
"New Account Pledge" means a deed amending and supplementing the Original Account Pledge and creating security in respect of the Retention Account and the Earnings Account held in the name of the New Borrower, in the Agreed Form;
"New Master Agreement Assignment" means the assignment of the New Master Agreement in the Agreed Form; and
"Original Account Pledge" means a deed creating security in respect of the Earnings Accounts and the Retentions Accounts held in the name of the Original Borrowers dated 9 July 2015 and made between the Original Borrowers and the Security Trustee.
1.3	Application of construction and interpretation provisions of Loan Agreement
Clauses 1.2 through 1.5 (inclusive) of the Loan Agreement apply, with any necessary modifications, to this Deed.
2	AGREEMENT OF THE LENDERS
2.1	Agreement of the Lenders
The Lenders and the other Creditor Parties, subject to and upon the terms and conditions of this Deed, (including, but not limited to, satisfaction of the terms of Clause 3), hereby agree to enter into this Deed with the Borrowers and the Corporate Guarantor and, with effect from the Effective Date, consent to the amendment of the Loan Agreement and the Continuing Finance Documents in accordance with Clause 6.
2.2	Agreement of the Borrower and the Corporate Guarantor
The Borrower and the Corporate Guarantor agree and confirm that, save as amended pursuant to this Deed, the Loan Agreement and the other Finance Documents shall remain in full force and effect and the Borrowers and the Corporate Guarantor shall remain liable under the Loan Agreement and the other Finance Documents to which they are a party and for all obligations and liabilities assumed by the Borrowers and the Corporate Guarantor thereunder.
2.3	Effective Date
The agreement of the Lenders and the other Creditor Parties contained in Clause 2.1 shall have effect on and from the Effective Date.
3	CONDITIONS PRECEDENT
3.1	General
The agreement of the Lenders and the other Creditor Parties contained in Clause 2.1 is subject to the fulfilment of the conditions precedent in Clause 3.2.
3.2	Conditions precedent
The conditions referred to in Clause 3.1 are that the Agent shall have received the following documents and evidence in all respects in form and substance satisfactory to the Agent and its lawyers:
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(a)
copies of all documents which contain or establish to the constitution of each Borrower and the Corporate Guarantor or a secretary's certificate confirming that there have been no changes or amendments to the constitutional documents certified copies of which were previously delivered to the Agent pursuant to the Loan Agreement;

(b)
copies of resolutions of the board of directors and shareholders of the Borrowers and the Corporate Guarantor approving the execution of this Deed, New Master Agreement, the New Master Agreement Assignment, the New Account Pledge and each Mortgage Addendum to which each is a party;

(c)
originals of any power of attorney of the Borrowers and the Corporate Guarantor under which this Deed, the New Master Agreement, the New Master Agreement Assignment, the New Account Pledge and each Mortgage Addendum are executed;

(d)	copies of a certificate of incumbency in respect of each of the Technical Manager and the Commercial Manager confirming the names of their respective directors;
(e)
evidence satisfactory to the Agent that the Borrowers, the Corporate Guarantor, the Technical Manager and the Commercial Manager are currently existing in goodstanding in the relevant jurisdiction of their incorporation;

(f)	an original of this Deed duly executed by the parties to it and countersigned by the Security Parties mentioned herein;
(g)	an original of each of the New Account Pledge, the New Master Agreement and the New Master Agreement Assignment duly executed by the parties thereto;
(h)
an original of each Mortgage Addendum duly executed by the relevant Original Borrower and the Security Trustee and documentary evidence that such Mortgage Addendum has been duly registered according to the laws of the Marshall Islands;

(i)	favourable legal opinions from lawyers appointed by the Agent on such matters concerning the laws of Liberia, the Marshall Islands and such other relevant jurisdiction as the Agent may require;
(j)	evidence that the agent referred to in clause 31.4 of the Loan Agreement has accepted its appointment as agent for service of process under this Deed;
(k)
evidence that the provisions of clause 9.1(d) of the Loan Agreement, as amended and restated by this Deed and updated with appropriate modifications to refer to this Deed, are complied with both as at the date of this Deed and the Effective Date; and

(l)
any further opinions, consents, agreements and documents in connection with this Deed, the New Account Pledge, the New Master Agreement, the New Master Agreement Assignment and the Mortgage Addenda which the Agent may request by notice to the Security Parties prior to the Effective Date.

Each of the documents specified in paragraphs (a), (b), (d) and (e) of this Clause 3.2 and every other copy document delivered under this Clause shall be certified as a true and up to date copy by a director or the secretary (or equivalent officer) of the Borrowers or the Corporate Guarantor.
4	REPRESENTATIONS AND WARRANTIES
4.1	Repetition of Loan Agreement representations and warranties
Notwithstanding clause 10.24 of the Loan Agreement, the Borrowers represent and warrant to the Lenders and the other Creditor Parties that the representations and warranties in
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clause 10 of the Loan Agreement, as amended and restated by this Deed and updated with appropriate modifications to refer to this Deed, remain true and not misleading if repeated on the date of this Deed with reference to the circumstances now existing.
4.2	Repetition of Finance Document representations and warranties
The Original Borrowers and the Corporate Guarantor represent and warrant to the Lenders and the other Creditor Parties that the representations and warranties in the Finance Documents (other than the Loan Agreement) to which each of them is a party, as amended and restated by this Deed and updated with appropriate modifications to refer to this Deed, remain true and not misleading if repeated on the date of this Deed with reference to the circumstances now existing.
5	ADHERENCE AND ASSUMPTION
5.1	Adherence and assumption of Additional Borrower
With effect on and from (and subject to the occurrence of) the Effective Date:
(a)
the Additional Borrower agrees to (i) become a party to the Loan Agreement as a Borrower, (ii) assume the obligations of the Original Borrowers under the Loan Agreement on a joint and several basis with the Original Borrowers and (iii) be bound, on a joint and several basis with the Original Borrowers, by the terms of the Loan Agreement as amended by this Deed; and

(b)	the Original Borrowers agree to be jointly and severally liable together with the Additional Borrower for:
(i)	the repayment of the Additional Tranche plus interest accrued in accordance with the Amended and Restated Loan Agreement; and
(ii)	all other obligations and liabilities of the Borrowers under the Amended and Restated Loan Agreement.
6	AMENDMENT AND RESTATEMENT OF LOAN AGREEMENT AND OTHER FINANCE DOCUMENTS
6.1	Amendments to Loan Agreement
With effect on and from the Effective Date the Loan Agreement shall be, and shall be deemed by this Deed to have been amended and restated in the form of the Amended and Restated Loan Agreement, other than in respect of any provisions therein which refer to the Loan Agreement prior to its amendment and restatement; and, as so amended and restated, the Loan Agreement shall continue to be binding on each of the parties to it in accordance with its terms as so amended and restated;
6.2	Amendments to Finance Documents
With effect on and from the Effective Date, each of the Continuing Finance Documents other than the Mortgage in respect of each of Ship A and Ship B, shall be, and shall be deemed by this Deed to have been, amended as follows:
(a)
the definition of, and references throughout each of such Continuing Finance Documents to, the Loan Agreement and any of the other Finance Documents shall be construed as if the same referred to the Loan Agreement and those Finance Documents as amended and restated or supplemented by this Deed, other than in respect of any provisions therein which refer to the Loan Agreement prior to its amendment and restatement;

5

(b)
by construing references throughout each of such Continuing Finance Documents to "the Borrower" as if the same referred to the Borrowers (including, for the avoidance of doubt, the Additional Borrower), as joint and several borrowers, or, where the context so requires, any of them;

(c)	the definition of, and references throughout each of such Continuing Finance Documents to, the "Master Agreement" shall be construed as if the same referred to the New Master Agreement;
(d)	the definition of, and references throughout each of such Continuing Finance Documents to, the "Original Account Pledge" shall be construed as if the same referred to the New Account Pledge; a
(e)
the definition of, and references throughout each of such Continuing Finance Documents to, the "Mortgage" in respect of each of Ship A and Ship B shall be construed as if the same referred to that Mortgage as amended and supplemented by the Mortgage Addendum relative thereto; and

(f)
by construing references throughout each of such Continuing Finance Documents to "this Deed", "this Deed", "hereunder" and other like expressions as if the same referred to such Finance Documents as amended and supplemented by this Deed.

6.3	Finance Documents to remain in full force and effect
The Continuing Finance Documents and any security given pursuant to such Continuing Finance Documents shall remain in full force and effect and shall cover all liabilities arising under the Continuing Finance Documents, as amended by:
(a)
the amendments contained or referred to in Clauses 5.1 and 5.2, in the case of the Mortgage in respect of each of Ship A and Ship B, in the Mortgage Addendum relevant thereto and in the case of the Original Account Pledge, in the New Account Pledge; and

(b)	such further or consequential modifications as may be necessary to give full effect to the terms of this Deed.
7	FURTHER ASSURANCES
7.1	Borrowers' and Corporate Guarantor's obligation to execute further documents etc.
The Borrowers and the Corporate Guarantor shall:
(a)
execute and deliver to the Agent (or as it may direct) any assignment, mortgage, power of attorney, proxy or other document, governed by the law of England or such other country as the Agent may, in any particular case, specify; and

(b)	effect any registration or notarisation, give any notice or take any other step, which the Agent may, by notice to the Borrowers and the Corporate Guarantor, specify for any of the purposes described in Clause 7.2 or for any similar or related purpose.
7.2	Purposes of further assurances
Those purposes are:
(a)
validly and effectively to create any Security Interest or right of any kind which the Creditor Parties intended should be created by or pursuant to the Loan Agreement or any other Continuing Finance Document, each as amended and restated or supplemented by this Deed; and

6

(b)	implementing the terms and provisions of this Deed.
7.3	Terms of further assurances
The Agent may specify the terms of any document to be executed by the Borrowers or the Corporate Guarantor under Clause 7.1, and those terms may include any covenants, powers and provisions which the Agent considers appropriate to protect its interests.
7.4	Obligation to comply with notice
The Borrowers or the Corporate Guarantor shall comply with a notice under Clause 7.1 by the date specified in the notice.
7.5	Additional corporate action
At the same time as the Borrowers or the Corporate Guarantor deliver to the Agent any document executed under Clause 7.1(a), the Borrowers or the Corporate Guarantor shall also deliver to the Agent a certificate signed by 2 of the Borrowers' or the Corporate Guarantor's directors which shall:
(a)	set out the text of a resolution of the Borrowers' or the Corporate Guarantor's directors specifically authorising the execution of the document specified by the Agent; and
(b)
state that either the resolution was duly passed at a meeting of the directors validly convened and held throughout which a quorum of directors entitled to vote on the resolution was present or that the resolution has been signed by all the directors and is valid under the Borrowers' or the Corporate Guarantor's articles of association or other constitutional documents.

8	FEES AND EXPENSES
8.1	Fees and expenses
The Borrowers and/or the Corporate Guarantor shall reimburse the Agent on demand all costs, fees and expenses (including, but not limited to, legal fees and expenses) and taxes thereon incurred by the Agent or any other Creditor Party in connection with the negotiation, preparation and execution of each of this Deed, the Mortgage Addenda, the New Account Pledge, the New Master Agreement and the New Master Agreement Assignment.
9	COMMUNICATIONS
9.1	General
The provisions of clause 28 (Notices) of the Loan Agreement, as amended and restated by this Deed, shall apply to this Deed as if they were expressly incorporated in this Deed with any necessary modifications.
10	SUPPLEMENTAL
10.1	Counterparts
This Deed may be executed in any number of counterparts.
10.2	Third party rights
A person who is not a party to this Deed has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Deed.
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11	LAW AND JURISDICTION
11.1	Governing law
This Deed and any non-contractual obligations arising out of or in connection with it shall be governed by and construed in accordance with English law.
11.2	Incorporation of the Loan Agreement provisions
The provisions of clause 32 (Law and Jurisdiction) of the Loan Agreement, as amended and restated by this Deed, shall apply to this Deed as if they were expressly incorporated in this Deed with any necessary modifications.
This Deed of Adherence, Assumption, Amendment and Restatement has been duly executed as a Deed on the date stated at the beginning of this Deed.
8

SCHEDULE 1
LENDERS AND COMMITMENTS
Lender	Lending Office	Commitment (US Dollars)

ABN AMRO BANK N.V	c/o Loan Administrator - Transportation Clients 93 Coolsingel 3012 AE Rotterdam The Netherlands	64,400,000

9

EXECUTION PAGES
ORIGINAL BORROWERS

EXECUTED and DELIVERED as a DEED by Alexandros Tsirikos for and on behalf of MONTE CARLO 37 SHIPPING COMPANY LIMITED	) ) ) ) ) ) )	/s/ Alexandros Tsirikos

EXECUTED and DELIVERED as a DEED by Alexandros Tsirikos for and on behalf of MONTE CARLO 39 SHIPPING COMPANY LIMITED	) ) ) ) ) ) )	/s/ Alexandros Tsirikos

ADDITIONAL BORROWER EXECUTED and DELIVERED Alexandros Tsirikos as a DEED by MONTE CARLO LAX SHIPPING COMPANY LIMITED	) ) ) ) ) ) )	/s/ Alexandros Tsirikos

CORPORATE GUARANTOR

EXECUTED and DELIVERED as a DEED by Alexandros Tsirikos for and on behalf of TOP SHIPS INC.	) ) ) ) ) ) )	/s/ Alexandros Tsirikos

LENDERS

EXECUTED and DELIVERED as a DEED by Nadine Akleh for and on behalf of ABN AMRO BANK N.V.	) ) ) ) ) ) )	/s/ Nadine Akleh
10

SWAP BANK

EXECUTED and DELIVERED as a DEED by Nadine Akleh for and on behalf of ABN AMRO BANK N.V.	/s/ Nadine Akleh

ARRANGER

EXECUTED and DELIVERED as a DEED by Nadine Akleh for and on behalf of ABN AMRO BANK N.V.	/s/ Nadine Akleh

UNDERWRITER

EXECUTED and DELIVERED as a DEED by Nadine Akleh for and on behalf of ABN AMRO BANK N.V.	/s/ Nadine Akleh

AGENT

EXECUTED and DELIVERED as a DEED by Nadine Akleh for and on behalf of ABN AMRO BANK N.V.	/s/ Nadine Akleh

SECURITY TRUSTEE

EXECUTED and DELIVERED as a DEED by Nadine Akleh for and on behalf of ABN AMRO BANK N.V.	/s/ Nadine Akleh

Witness to all the above signatories

Name:	Jack Moulder	)	/s/ Jack Moulder
Address:	Watson, Farley & Williams 348 Syngrou Avenue Kallithea, Athens 176 74 Greece 8)
11

COUNTERSIGNED this day of August 2016 for and on behalf of the following company which by its execution hereof confirms and acknowledges that it has read and understood the terms and conditions of the above the Deed of Adherence, Assumption, Amendment and Restatement, that it agrees in all respects to the same and that the Finance Documents to which it is a party shall remain in full force and effect and shall continue to stand as security for the obligations of the Borrowers under the Loan Agreement and the other Finance Documents (each as amended and supplemented by the above Deed of Adherence, Assumption, Amendment and Restatement).
_______________________________
for and on behalf of
CENTRAL MARE INC.
12

COUNTERSIGNED this day of August 2016 for and on behalf of the following company which by its execution hereof confirms and acknowledges that it has read and understood the terms and conditions of the above Deed of Adherence, Assumption, Amendment and Restatement, that it agrees in all respects to the same and that the Finance Documents to which it is a party shall remain in full force and effect and shall continue to stand as security for the obligations of the Borrowers under the Loan Agreement and the other Finance Documents (each as amended and supplemented by the Deed of Adherence, Assumption, Amendment and Restatement).
__________________________________
for and on behalf of
CENTRAL SHIPPING MONACO SAM

13

Dated 9 July 2015 as amended and restated on 28 September 2015 and as further amended and restated on 1 August 2016

MONTE CARLO 37 SHIPPING COMPANY LIMITED
MONTE CARLO 39 SHIPPING COMPANY LIMITED and
MONTE CARLO LAX SHIPPING COMPANY LIMITED
as joint and several Borrowers

and

THE BANKS AND FINANCIAL INSTITUTIONS
listed in Schedule 1
as Lenders

and

ABN AMRO BANK N.V.
as Agent, Arranger, Underwriter, Swap Bank
and Security Trustee

AMENDED AND RESTATED LOAN AGREEMENT

relating to a secured term loan facility of up to US$64,400,000 to finance part of the construction cost of m.v.'s  "ECO FLEET" and "ECO REVOLUTION"
and  a Medium Range product tanker of approximately 50,000 metric tons deadweight currently under construction by Hyundai Mipo Dockyard Co., Ltd currently known as Hull no. S417
WATSON FARLEY
&
WILLIAMS

Index

Clause		Page

1	Interpretation	1
2	Facility	19
3	Position of the Lenders, the Swap Bank and the Majority Lenders	20
4	Drawdown	22
5	Interest	23
6	Interest Periods	25
7	Default Interest	26
8	Repayment and Prepayment	27
9	Conditions Precedent and Subsequent	31
10	Representations and Warranties	32
11	General Undertakings	36
12	Corporate Undertakings	41
13	Insurance	42
14	Ship Covenants	47
15	Security Cover	52
16	Payments and Calculations	53
17	Application of Receipts	55
18	Application of Earnings; Swap Payments	56
19	Events of Default	58
20	Fees and Expenses	63
21	Indemnities	65
22	No Set-Off or Tax Deduction	67
23	Illegality, etc.	69
24	Increased Costs	70
25	Set-Off	71
26	Transfers and Changes in Lending Offices	72
27	Variations and Waivers	76
28	Notices	77
29	Joint and Several Liability	79
30	Supplemental	80
31	Bail-in	81
32	Law and Jurisdiction	81
Schedule 1 Lenders and Commitments		83
Schedule 2 Drawdown Notice		84
Schedule 3 Condition Precedent Documents		85
Schedule 4 Designation Notice		88
Schedule 5 Transfer Certificate		89
Execution Pages		93

THIS AGREEMENT is made on 9 July 2015 as amended and restated by a deed of amendment and restatement dated  28  September 2015 and as further amended and restated by a deed of adherence, assumption, amendment and restatement dated 1 August 2016
BETWEEN
(1)	MONTE CARLO 37 SHIPPING COMPANY LIMITED, MONTE CARLO 39 SHIPPING COMPANY LIMITED and MONTE CARLO LAX SHIPPING COMPANY LIMITED, as joint and several Borrowers;
(2)	THE BANKS AND FINANCIAL INSTITUTIONS listed in Schedule 1, as Lenders;
(3)	ABN AMRO BANK N.V., as Agent;
(4)	ABN AMRO BANK N.V., as Arranger;
(5)	ABN AMRO BANK N.V., as Underwriter;
(6)	ABN AMRO BANK N.V., as Security Trustee; and
(7)	ABN AMRO BANK N.V, as Swap Bank.
BACKGROUND
(A)	The Lenders have made or (as applicable) agreed to make available to the Borrowers, in three tranches, a post-delivery secured term loan facility of up to $64,400,000 in aggregate of which:
(i)	Tranche A and Tranche B haves been made available in the amount of $22,200,000 each; and
(ii)	Tranche C be shall be in an amount not exceeding the lesser of (a) $20,000,000 and (b) 61.5 per cent of the Fair Market Value of Ship C.
(B)	The Swap Bank has agreed to enter into interest rate swap transactions with the Borrowers from time to time to hedge the Borrowers' exposure under this Agreement to interest rate fluctuations.
(C)	The Lenders and the Swap Bank have agreed to share pari passu in the security to be granted to the Security Trustee pursuant to this Agreement.
IT IS AGREED as follows:
1	INTERPRETATION
1.1	Definitions
Subject to Clauses 1.2 through 1.4, in this Agreement:
"Account Pledges"  means, together, the Earnings Account Pledges and the Retention Accounts Pledges and, in the singular, means any of them;
"Accounts" means, together, the Earnings Accounts and the Retention Accounts;
"Advance"  means, in respect of each Existing Tranche, each of Advance A and the Top-Up Advance and, in the plural, means both of them;
"Advance A" means, in respect of:

(a)	Tranche A, the principal amount made available to the Borrowers in accordance with Clause2.1(a)(i); and
(b)	Tranche B, the principal amount made available to the Borrowers in accordance with Clause 2.1(b)(i);
"Affected Lender"  has the meaning given in Clause 5.7;
"Affiliate" means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company;
"Agency and Trust Agreement"  means the agency and trust agreement dated the same date as this Agreement and made between the same parties;
"Agent" means ABN AMRO Bank N.V., acting in such capacity through its office at 93 Coolsingel, 3012 AE, Rotterdam, The Netherlands, or any successor of it appointed under clause 5 of the Agency and Trust Agreement;
"Agreed Form"  means in relation to any document, that document in the form approved in writing by the Agent or as otherwise approved in accordance with any other approval procedure specified in any relevant provisions of any Finance Document;
"Annex VI"  means Annex VI (Regulations for the Prevention of Air Pollution from Ships) to the International Convention for the Prevention of Pollution from Ships 1973 (as modified in 1978 and 1997);
"Approved Broker"  means any independent sale and purchase shipbroker approved by the Agent including, without limitation, Arrow Valuations Ltd, H Clarkson & Co Ltd, Fearnleys A/S, Simpson Spence & Young Limited, SSY Valuation Services Limited, Maersk Brokers K/S, RS Platou Shipbrokers A/S, EA Gibson Shipbrokers Limited and Braemaer Shipbrokers Limited, Galbraith's Limited or any other reputable sale and purchase broker, approved and appointed by the Agent and, in the plural, means all of them;
"Approved Charter"  means, in relation to:
(a)
Ship A, a time charterparty dated 21 January 2014 (as may be amended, novated and supplemented from time to time) and made between Monte Carlo 37 and the relevant Approved Charterer for a firm period ending not earlier than three years after the Delivery Date of Ship A at a gross daily charter hire rate of at least $15,200 and on such other terms approved by the Agent prior to the date of this Agreement; and

(b)
Ship B, a time charterparty dated 21 January 2014 (as may be amended, novated and supplemented from time to time) and made between Monte Carlo 39 and the relevant Approved Charterer for a firm period ending not earlier than three years after the Delivery Date of Ship B at a gross daily charter hire rate of at least $15,200 and on such other terms approved by the Agent prior to the date of this Agreement;

(c)
Ship C, a time charterparty dated 7 April 2014 (as may be amended, novated and supplemented from time to time) and made between Monte Carlo Lax and the relevant Approved Charterer for a firm period ending not earlier than five years after the Delivery Date of Ship C at a gross daily charter hire rate of at least $16,800 and on such other terms approved by the Agent prior to the date of this Agreement;

"Approved Charterer"  means, in relation to:

(a)	Ship A and Ship B, BP Shipping Limited, a corporation incorporated in the United Kingdom with registered office at BP Shipping Limited, 20 Canada Square, London E14 5NJ, United Kingdom; and
(b)	Ship C, Dampskibsselskabet NORDEN A/S a company incorporated in Denmark whose office is at of 52, Strandvejen, DK-2900 Hellerup, Denmark;
"Approved Charterparty Assignment"  means, in relation to each Approved Charter, a specific deed of assignment of the rights of the Borrower who is a party to that Approved Charter executed or to be executed by that Borrower in favour of the Security Trustee in the Agreed Form and, in the plural, means all of them;
"Approved Flag"  means, in respect of:
(a)	each of Ship A and Ship B, the Marshall Islands flag; and
(b)	Ship C, the Liberian flag,
or any other flag which the Agent (with the authorisation of the Majority Lenders) may approve as the flag on which a Ship may be registered;
"Approved Flag State" means, in respect of:
(a)	each of Ship A and Ship B, the Marshall Islands; and
(b)	Ship C, Liberia,
or any other state in which the Agent may at the request of the Borrowers, approve that a Ship be registered;
"Approved Manager"  means, in relation to each Ship, Central Mare Inc. as technical manager (the "Technical Manager"), a corporation incorporated in the Republic of the Marshall Islands whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 and Central Shipping Monaco SAM as commercial manager (the "Commercial Manager"), a company organised in Monaco having its registered office at Palaias de la Scala, 1 Avenue Henry Dunant, Monaco MC 98000 or any other company which the Agent may, at the request of the Borrower owning that Ship, approve from time to time as the technical and/or commercial manager of that Ship and, in the plural, means both of them;
"Approved Manager's Undertaking"  means, in relation to each Ship, a letter of undertaking executed or to be executed by each Approved Manager in favour of the Security Trustee, agreeing certain matters in relation to the management of the relevant Ship and subordinating its rights against that Ship and the Borrower owning that Ship to the rights of the Lenders under the Finance Documents, in the Agreed Form and, in the plural, means all of them;
"Arranger" means ABN AMRO Bank N.V., acting in such capacity through its office at 93 Coolsingel, 3012 AE, Rotterdam, The Netherlands, or any successor;
"Availability Period"  means the period commencing on the date of this Agreement and ending on the earlier of, in the case of:
(a)	Advance A of Tranche A, the Delivery Date of Ship A;
(b)	Top –Up Advance of Tranche A, 13 July 2015;

(c)	Tranche B, the Delivery Date of Ship B;
(d)	Tranche C:
(i)	the Delivery Date in respect of Ship C; and
(ii)	30 September 2016;
or such later date as the Agent may, with the authorisation of the Lenders, approve;
"Bail-In Action" means the exercise of any Write-down and Conversion Powers;
"Bail-In Legislation" means:
(a)
in relation to an EEA Member Country which has implemented, or which at any time implements, Article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms, the relevant implementing law or regulation as described in the EU Bail-In Legislation Schedule from time to time; and

(b)	in relation to any other state, any analogous law or regulation from time to time which requires contractual recognition of any Write-down and Conversion Powers contained in that law or regulation;
"Basel III" means:
(a)
the agreements on capital requirements, a leverage ratio and liquidity standards contained in "Basel III: A global regulatory framework for more resilient banks and banking systems", "Basel III: International framework for liquidity risk measurement, standards and monitoring" and "Guidance for national authorities operating the countercyclical capital buffer" published by the Basel Committee on Banking Supervision in December 2010, each as amended, supplemented or restated; and

(b)	any further guidance or standards published by the Basel Committee on Banking Supervision relating to "Basel III";
"Borrower"  means each of Monte Carlo 37, Monte Carlo 39 and Monte Carlo Lax, and in the plural, means all of them;
"Builder" means Hyundai Mipo Dockyard Co. Ltd whose principal office is at 100, Bangeojinsunhwan-Doro, Dong-Gu, Ulsan 682-712, Korea;
"Business Day"  means a day (i) (other than a Saturday and a Sunday) which is not a public holiday in Athens (and, for the avoidance of doubt, a day on which banks are closed in Athens due to capital control measures is not a public holiday) and (ii) on which banks are open in London, Vietnam, Korea and Rotterdam and, in respect of a day on which a payment is required to be made under a Finance Document, also in New York City;
"Charter"  means, in relation to a Ship, any charter or other contract of employment or any consecutive voyage charter or contract of affreightment in respect of that Ship having a duration (or capable of exceeding a duration) of at least 12 months;
"Charterparty Assignment"  means, in relation to a Ship, a specific assignment of the rights of the Borrower who is the owner of that Ship under the Charter relative thereto executed or to be executed by that Borrower in favour of the Security Trustee in the Agreed Form and, in the plural, means all of them;

"Code" means the United States Internal Revenue Code of 1986;
"Commitment"  means, in relation to a Lender, the amount set opposite its name in Schedule 1, or, as the case may require, the amount specified in the relevant Transfer Certificate, as that amount may be reduced, cancelled or terminated in accordance with this Agreement (and "Total Commitments"  means the aggregate of the Commitments of all the Lenders);
"Confirmation" and "Early Termination Date", in relation to any continuing Designated Transaction, have the meanings given in the Master Agreement;
"Contract Price" means the purchase price paid or (as applicable) payable by each Borrower for the Ship to be acquired by it pursuant to the Shipbuilding Contract relative thereto, in relation to each Ship;
"Contractual Currency"  has the meaning given in Clause 21.5;
"Contribution"  means, in relation to a Lender, the part of the Loan which is owing to that Lender;
"Corporate Guarantee"  means a corporate guarantee executed or, as the context may require, to be executed by the Corporate Guarantor of the obligations of the Borrowers under this Agreement and the other Finance Documents to which each Borrower is a party in the Agreed Form;
"Corporate Guarantor"  means Top Ships Inc., a corporation incorporated in the Marshall Islands whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Islands, Majuro, Marshall Islands, MH96960;
"Corresponding Debt" means any amount which a Borrower owes to a Creditor Party under or in connection with the Finance Documents;
"CRD IV" means Directive 2013/36/EU of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, amending Directive 2002/87/EC and repealing Directive 2006/48/EC and 2006/29/EC.
"Creditor Party"  means the Agent, the Arranger, the Security Trustee, the Underwriter, any Lender or the Swap Bank, whether as at the date of this Agreement or at any later time;
"CRR" means Regulation (EU) No. 575/2013 of 26 June 2013 on prudential requirements for credit institutions and investment firms and amending regulation (EU) No. 648/2012.
"Deed of Adherence, Assumption, Amendment and Restatement" means the deed of adherence, assumption, amendment and restatement dated 1 August 2016 and made between (i) the Borrowers, (ii) the Corporate Guarantor, (iii) the Lenders,  (iv) the Swap Bank, (v) the Agent, (vi) the Arranger, (vii) the  Underwriter and (viii) and Security Trustee, setting out the terms and conditions upon which (A) Monte Carlo Lax became parties to this Agreement and assumed the rights, obligations and liabilities of Monte Carlo 37 and Monte Carlo 39 thereunder and (B) this Agreement or, as the case may be, the other Finance Documents have been amended and restated;
"Delivery Date"  means, in relation to:
(a)	Ship A, 15 July 2015;
(b)	Ship B, 21 January 2016; and

(c)
Ship C,  the date on which title and possession of that Ship is actually delivered to Monte Carlo Lax pursuant to the Shipbuilding Contract relative to that Ship (currently scheduled to take place on 10 August 2016);

"Designated Transaction"  means a Transaction which fulfils the following requirements:
(a)	it is entered into by the Borrowers pursuant to the Master Agreement with the Swap Bank;
(b)
its purpose is the hedging all of or part of the Borrowers' exposure under this Agreement to fluctuations in LIBOR arising from the funding of the Loan (or any part thereof) for a period expiring no later than the Final Maturity Date; and

(c)
it is designated by the Borrowers, by delivery by the Borrowers to the Agent of a notice of designation in the form set out in Schedule 4, as a Designated Transaction for the purposes of the Finance Documents;

"Dollars" and "$"  means the lawful currency for the time being of the United States of America;
"Drawdown Date"  means, in relation to an Advance or a Tranche, the date requested by the Borrowers for that Advance or (as applicable) that Tranche to be made, or (as the context requires) the date on which that Advance or (as applicable) that Tranche is actually made;
"Drawdown Notice"  means a notice in the form set out in Schedule 2 (or in any other form which the Agent approves or reasonably requires);
"Earnings"  means, in relation to a Ship, all moneys whatsoever which are now, or later become, payable (actually or contingently) to the relevant Borrower owning that Ship or the Security Trustee and which arise out of the use or operation of that Ship, including (but not limited to):
(a)
all freight, hire and passage moneys, compensation payable to that Borrower or the Security Trustee in the event of requisition of that Ship for hire, remuneration for salvage and towage services, demurrage and detention moneys and damages for breach (or payments for variation or termination) of any charterparty or other contract for the employment of that Ship;

(b)	all moneys which are at any time payable under any Insurances in respect of loss of hire; and
(c)
if and whenever that Ship is employed on terms whereby any moneys falling within paragraphs (a) or (b) are pooled or shared with any other person, that proportion of the net receipts of the relevant pooling or sharing arrangement which is attributable to the Ship;

"Earnings Account"  means, in relation to a Ship, an account in the name of the Borrower owning that Ship with the Agent in Rotterdam designated "[name of relevant Borrower] ‑ Earnings Account", or any other account (with that or another office of the Agent) which is designated by the Agent as the Earnings Account in relation to the Ship for the purposes of this Agreement and, in the plural, means all of them;
"Earnings Account Pledge" means, in relation to each Earnings Account, a deed creating security in respect of that Earnings Account in the Agreed Form and, in the plural, means all of them;
"EU Bail-In Legislation Schedule" means the document described as such and published by the Loan Market Association (or any successor person) from time to time;
"Environmental Claim" means:

(a)	any claim by any governmental, judicial or regulatory authority which arises out of an Environmental Incident or an alleged Environmental Incident or which relates to any Environmental Law; or
(b)	any claim by any other person which relates to an Environmental Incident or to an alleged Environmental Incident, and "claim" means a claim for damages, compensation, fines, penalties or any other payment of any kind whether or not similar to the foregoing; an order or direction to take, or not to take, certain action or to desist from or suspend certain action; and any form of enforcement or regulatory action, including the arrest or attachment of any asset;
"Environmental Incident" means:
(a)	any release of Environmentally Sensitive Material from a Ship; or
(b)
any incident in which Environmentally Sensitive Material is released from a vessel other than a Ship as a result of a collision between a Ship and such other vessel or some other incident of navigation or operation, in either case, in connection with which a Ship is actually or potentially liable to be arrested, attached, detained or injuncted and/or a Ship and/or a Borrower and/or any operator or manager of a Ship is at fault or allegedly at fault or otherwise liable to any legal or administrative action; or

(c)
any other incident in which Environmentally Sensitive Material is released otherwise than from a Ship and in connection with which a Ship is actually or potentially liable to be arrested and/or where a Borrower and/or any operator or manager of a Ship is at fault or allegedly at fault or otherwise liable to any legal or administrative action;

"Environmental Law"  means any law relating to pollution or protection of the environment, to the carriage of Environmentally Sensitive Material or to actual or threatened releases of Environmentally Sensitive Material;
"Environmentally Sensitive Material"  means oil, oil products and any other substance (including any chemical, gas or other hazardous or noxious substance) which is (or is capable of being or becoming) polluting, toxic or hazardous;
"Event of Default"  means any of the events or circumstances described in Clause 19.1;
"Existing Tranche"  means each of Tranche A and Tranche B and, in the plural, means both of them;
"Existing Tranche Balloon Instalment" has the meaning given to it in Clause 8.1(a)(ii);
"Fair Market Value"  means, in relation to Ship C, the Market Value thereof calculated in accordance with the valuations relative thereto referred to in paragraph 4 of Part B of Schedule 3;
"FATCA" means sections 1471 through 1474 of the Code and any US Treasury regulations thereunder;

"FATCA Deduction" means a deduction or withholding from a payment under any Finance Document required by or under FATCA;
"FATCA Exempt Party" means a party to a Finance Document that is entitled under FATCA to receive payments free from any FATCA Deduction;
"Final Maturity Date" means the earlier of (i) the date falling on the sixth anniversary of the Drawdown Date of Tranche C and (ii) 30 September 2022;
"Finance Documents"  means:
(a)	this Agreement;
(b)	the Master Agreement;
(c)	the Corporate Guarantee;
(d)	the Agency and Trust Agreement;
(e)	the General Assignments;
(f)	the Mortgages;
(g)	the Account Pledges;
(h)	the Shares Pledges;
(i)	the Master Agreement Assignment;
(j)	the Approved Charterparty Assignments;
(k)	any Charterparty Assignments;
(l)	each Approved Manager's Undertakings;
(m)	the Deed of Adherence, Assumption, Amendment and Restatement; and
(n)
any other document (whether creating a Security Interest or not) which is executed at any time by a Borrower, the Corporate Guarantor, either Approved Manager or any other person as security for, or to establish any form of subordination or priorities arrangement in relation to, any amount payable to the Lenders and/or the Swap Bank under this Agreement or any of the other documents referred to in this definition;

"Financial Indebtedness" means, in relation to a person (the "debtor"), a liability of the debtor:
(a)	for principal, interest or any other sum payable in respect of any moneys borrowed or raised by the debtor;
(b)	under any loan stock, bond, note or other security issued by the debtor;
(c)	under any acceptance credit, guarantee or letter of credit facility or dematerialised equivalent made available to the debtor;

(d)	under a financial lease, a deferred purchase consideration arrangement or any other agreement having the commercial effect of a borrowing or raising of money by the debtor;
(e)
under any foreign exchange transaction, any interest or currency swap or any other kind of derivative transaction entered into by the debtor or, if the agreement under which any such transaction is entered into requires netting of mutual liabilities, the liability of the debtor for the net amount; or

(f)
under a guarantee, indemnity or similar obligation entered into by the debtor in respect of a liability of another person which would fall within paragraphs (a) to (e) if the references to the debtor referred to the other person;

"Financial Year"  means, in relation the each Borrower and the Corporate Guarantor, each period of 1 year commencing on 1 January in respect of which its annual audited accounts are or ought to be prepared;
"Fleet Vessels"  means all of the vessels (including, but not limited to, the Ships) from time to time wholly owned by members of the Group (each a "Fleet Vessel");
"GAAP" means generally accepted accounting principles as from time to time in effect in the United States of America;
"General Assignment"  means, in relation to a Ship, a first priority general assignment of the Earnings, the Insurances and any Requisition Compensation in the Agreed Form and, in the plural, means all of them;
"Green Award" means The Green Award Foundation, an independent foundation, established 1994 on the initiative of the Rotterdam Municipal Port Management and the Dutch Ministry of Transport;
"Green Award Incentive Provider" means the name of any entity that has been appointed as such by the Green Award Foundation;
"Green Passport" means, in relation to the Ship, a green passport statement of compliance issued by a classification society being a member of the International Association of Classification Societies (IACS) which includes a list of any and all materials known to be potentially hazardous utilised in the construction of that Ship.
"Group"  means the Corporate Guarantor and its Subsidiaries (including but not limited to the Borrowers) from time to time during the Security Period and "member of the Group" shall be construed accordingly;
"Holding Company" means, in relation to a person, any other person in respect of which it is a Subsidiary;
"IACS"  means the International Association of Classification Societies;
"IAPPC" means a valid international air pollution prevention certificate issued under Annex VI;
"IFRS"  means International Financial Reporting Standards promulgated by the International Accounting Standards Board, as amended from time to time, together with its pronouncements thereon from time to time;
"Insurances"  means, in relation to a Ship:

(a)
all policies and contracts of insurance, including entries of the Ship in any protection and indemnity or war risks association, effected in respect of the Ship, the Earnings or otherwise in relation to a Ship whether before, on or after the date of this Agreement; and

(b)
all rights and other assets relating to, or derived from, any of the foregoing, including any rights to a return of a premium and any rights in respect of any claim whether or not the relevant policy, contract of insurance or entry has expired on or before the date of this Agreement;

"Interest Period"  means a period determined in accordance with Clause 6;
"ISM Code"  means the International Safety Management Code (including the guidelines on its implementation), adopted by the International Maritime Organisation as the same may be amended or supplemented from time to time (and the terms "safety management system", "Safety Management Certificate" and "Document of Compliance" have the same meanings as are given to them in the ISM Code);
"ISPS Code"  means the International Ship and Port Facility Security Code as adopted by the International Maritime Organisation, as the same may be amended or supplemented from time to time;
"ISSC"  means a valid and current International Ship Security Certificate issued under the ISPS Code;
"Lender"  means a bank or financial institution listed in Schedule 1 and acting through its branch indicated in Schedule 1 (or through another branch notified to the Agent under Clause 26.14) or its transferee, successor or assign and, in the plural, means all of them;
"LIBOR" means, for an Interest Period:
(a)	the rate per annum equal to the offered quotation for deposits in Dollars for a period equal to, or as near as possible equal to, the relevant Interest Period which appears on the Screen Rate; or
(b)
if no rate is quoted on the Screen Rate, the rate per annum determined by the Agent to be the rate per annum notified to the Agent by the Reference Bank as the rate at which deposits in Dollars are offered to the Reference Bank by leading banks in the London Interbank Market at the Reference Bank's request at or about 11.00 a.m. (London time) on the Quotation Date for that Interest Period for a period equal to that Interest Period and for delivery on the first Business Day of it;

"Loan"  means the principal amount for the time being outstanding under this Agreement;
"Major Casualty"  means, in relation to a Ship, any casualty to the Ship in respect of which the claim or the aggregate of the claims against all insurers, before adjustment for any relevant franchise or deductible, exceeds $500,000 or the equivalent in any other currency;
"Majority Lenders"  means:
(a)	before an Advance or Tranche has been made, Lenders whose Commitments total 66.66 per cent. of the Total Commitments; and
(b)	after an Advance or Tranche has been made, Lenders whose Contributions total 66.66 per cent. of the Loan;
"Mandatory Cost"  means any cost calculated by the Agent pursuant to Clause 21.9;
"Margin"  means:
(a)	in relation to each Existing Tranche, 3.90 per cent. per annum; and
(b)	in relation to Tranche C, 3.75 per cent. per annum;
"Market Value"  means, in relation to each Ship (and each other Fleet Vessel), the market value thereof determined in accordance with Clause 15.3;

"Master Agreement" means the master agreement (on the 2002 ISDA (Multicurrency-Crossborder) form) in the Agreed Form made between the Borrowers and the Swap Bank and includes all Designated Transactions from time to time entered into and Confirmations from time to time exchanged under the master agreement;
"Master Agreement Assignment" means the assignment of the Master Agreement in the Agreed Form;
"Monte Carlo 37"  means Monte Carlo 37 Shipping Company Limited, a corporation incorporated in the Marshall Islands,  whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Islands, MH96960, Majuro, Marshall Islands;
"Monte Carlo 39"  means Monte Carlo 39 Shipping Company Limited, a corporation incorporated in the Marshall Islands,  whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Islands, MH96960, Majuro, Marshall Islands;
"Monte Carlo Lax"  means Monte Carlo Lax Shipping Company Limited, a corporation incorporated in the Marshall Islands,  whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Islands, MH96960, Majuro, Marshall Islands;
"Mortgage"  means, in relation to a Ship, the first priority or, as the case may be, preferred ship mortgage on that Ship in the Agreed Form and, in the plural, means all of them;
"Negotiation Period"  has the meaning given in Clause 5.10;
"Notifying Lender"  has the meaning given in Clause 23.1 or Clause 24.1 as the context requires;
"Parallel Debt" means any amount which a Borrower owes to the Security Trustee under Clause 3.7;
"Payment Currency"  has the meaning given in Clause 21.4;
"Permitted Security Interests" means:
(a)	Security Interests created by the Finance Documents;
(b)	liens for unpaid master's and crew's wages in accordance with usual maritime practice;
(c)	liens for salvage;
(d)	liens arising by operation of law for not more than 2 months' prepaid hire under any charter in relation to a Ship not prohibited by this Agreement;
(e)
liens for master's disbursements incurred in the ordinary course of trading and any other lien arising by operation of law or otherwise in the ordinary course of the trading, chartering, operation, repair or maintenance of a Ship, provided such liens do not secure amounts more than 30 days overdue (unless the overdue amount is being contested by the relevant Borrower in good faith by appropriate steps) and subject, in the case of liens for repair or maintenance, to Clause 14.13(g);

(f)
any Security Interest created in favour of a plaintiff or defendant in any action of the court or tribunal before whom such action is brought as security for costs and expenses while a Borrower is prosecuting or defending such action in good faith by appropriate steps;

(g)
Security Interests arising by operation of law in respect of taxes which are not overdue for payment or in respect of taxes being contested in good faith by appropriate steps and in respect of which appropriate reserves have been made; and

(h)	any Security Interest and right of set-off arising under or pursuant to any applicable general banking conditions;
"Pertinent Document"  means:
(a)	any Finance Document;
(b)	any policy or contract of insurance contemplated by or referred to in Clause 13 or any other provision of this Agreement or another Finance Document;
(c)	any other document contemplated by or referred to in any Finance Document; and
(d)
any document which has been or is at any time sent by or to a Servicing Bank in contemplation of or in connection with any Finance Document or any policy, contract or document falling within paragraphs (b) or (c);

"Pertinent Jurisdiction", in relation to a company, means:
(a)	England and Wales;
(b)	the country under the laws of which the company is incorporated or formed;
(c)	a country in which the company has the centre of its main interests or in which the company's central management and control is or has recently been exercised;
(d)	a country in which the overall net income of the company is subject to corporation tax, income tax or any similar tax;
(e)
a country in which assets of the company (other than securities issued by, or loans to, related companies) having a substantial value are situated, in which the company maintains a branch or permanent place of business, or in which a Security Interest created by the company must or should be registered in order to ensure its validity or priority; and

(f)
a country the courts of which have jurisdiction to make a winding up, administration or similar order in relation to the company, whether as a main or territorial or ancillary proceedings, or which would have such jurisdiction if their assistance were requested by the courts of a country referred to in paragraphs (b) or (c);

"Pertinent Matter"  means:
(a)	any transaction or matter contemplated by, arising out of, or in connection with a Pertinent Document; or
(b)	any statement relating to a Pertinent Document or to a transaction or matter falling within paragraph (a), and covers any such transaction, matter or statement, whether entered into, arising or made at any time before the signing of this Agreement or on or at any time after that signing;
"Pistiolis Family"  means, together, each of the following:

(a)	Mr. Evangelos John Pistiolis;
(b)	all the lineal descendants in direct line of Mr. Evangelos John Pistiolis;
(c)	a husband or wife, or former husband or wife, or widower or widow of any of the above persons;
(d)	the estates, trusts or legal representatives of which any of the above persons are the beneficiaries; and
(e)
each company (other than a member of the Group) legally or beneficially owned or (as the case may be) controlled by one or more of the persons or entities which would fall within paragraphs (a) to (d) of this definition, and each one of the above shall be referred to as "a member of the Pistiolis Family".
"Potential Event of Default"  means an event or circumstance which, with the giving of any notice, the lapse of time, a determination of the Majority Lenders and/or the satisfaction of any other condition, would constitute an Event of Default;
"Prepayment Fee"  has the meaning given in Clause 8.15;
"Quotation Date"  means, in relation to any Interest Period (or any other period for which an interest rate is to be determined under any provision of a Finance Document), the day which is 2 Business Days before the first day of that Interest Period or any other period, unless market practice differs in the London Interbank Market for a currency, in which case the Quotation Date will be determined by the Agent in accordance with market practice in the London Interbank Market (and if quotations would normally be given by leading banks in the London Interbank Market on more than one day, the Quotation Date will be the last of those days);
"Reference Banks"  means, subject to Clause 26.16, the branch of ABN AMRO Bank N.V. at 93 Coolsingel, 3012 AE, Rotterdam, The Netherlands and the London branch or any other bank or financial institution selected by the Agent;
"Relevant Person"  has the meaning given in Clause 19.9;
"Resolution Authority" means any body which has authority to exercise any Write-down and Conversion Powers;
"Repayment Date"  means a date on which a repayment is required to be made under Clause 8;
"Requisition Compensation"  includes all compensation or other moneys payable by reason of any act or event such as is referred to in paragraph (b) of the definition of "Total Loss";
"Restricted Person" means a person that is (i) listed on, or owned or controlled by a person listed on any Sanctions List; (ii) located in, incorporated under the laws of, or owned or controlled by, or acting on behalf of, a person located in or organised under the laws of a country or territory that is the target of country-wide Sanctions; or (iii) otherwise a target of Sanctions;
"Retention Account"  means, in respect of each Borrower, an account with the Agent in Rotterdam designated "[name of relevant Borrower]– Retention Account", or any other account (with that or another office of the Agent or with a bank or financial institution other than the Agent) which is designated by the Agent as the Retention Account for the purposes of this Agreement and, in the plural, means all of them;

"Retention Account Pledge" means a deed creating security in respect of that Retention Accounts in the Agreed Form and, in the plural, means all of them;
"Sanctions" any economic or trade sanctions laws, regulations, embargoes or restrictive measures administered, enacted or enforced by (i) the United States government, (ii) the United Nations, (iii) the European Union or any of its Member States, (iv) any country to which the Company, any Security Party or any other member of the Group or any Affiliate of any of them is bound or (v) the respective governmental institutions and agencies of any of the foregoing, including without limitation, the Office of Foreign Assets Control of the US Department of Treasury ("OFAC"), the United States Department of State, and Her Majesty's Treasury ("HMT") (together "Sanctions Authorities");
"Sanctions List" means the "Specially Designated Nationals and Blocked Persons" list issued by OFAC, the "Consolidated List of Financial Sanctions Targets and Investment Ban List" issued by HMT, or any similar list issued or maintained or made public by any of the Sanctions Authorities;
"Screen Rate" means the London interbank offered rate administered by the ICE Benchmark Administration Limited (or any other person which takes over the administration of that rate) for Dollars for the relevant period displayed on pages LIBOR01 or LIBOR02 of the Reuters screen (or any replacement Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Reuters. If such page or service ceases to be available, the Agent may specify another page or service displaying the relevant rate after consultation with the Borrower and the Lenders;
"Security Interest"  means:
(a)	a mortgage, charge (whether fixed or floating) or pledge, any maritime or other lien or any other security interest of any kind;
(b)	the rights of a plaintiff under an action in rem in which the vessel concerned has been arrested or a writ has been issued or similar step taken; and
(c)
any arrangement entered into by a person (A) the effect of which is to place another person (B) in a position which is similar, in economic terms, to the position in which B would have been had he held a security interest over an asset of A; but this paragraph (c) does not apply to a right of set off or combination of accounts conferred by the standard terms of business of a bank or financial institution;

"Security Party"  means the Corporate Guarantor,  either Approved Manager and any other person (except a Creditor Party) who, as a surety or mortgagor, as a party to any subordination or priorities arrangement, or in any similar capacity, executes a document falling within the final paragraph of the definition of "Finance Documents";
"Security Period"  means the period commencing on the date of this Agreement and ending on the date on which the Agent notifies the Borrowers, the Security Parties and the other Creditor Parties that:
(a)	all amounts which have become due for payment by a Borrower or any Security Party under the Finance Documents have been paid;
(b)	no amount is owing or has accrued (without yet having become due for payment) under any Finance Document;
(c)	neither a Borrower nor any Security Party has any future or contingent liability under Clauses 20, 21 or 22 or any other provision of this Agreement or another Finance Document; and

(d)
the Agent, the Arranger, the Underwriter, the Security Trustee and the Majority Lenders do not consider that there is a significant risk that any payment or transaction under a Finance Document would be set aside, or would have to be reversed or adjusted, in any present or possible future bankruptcy of a Borrower or a Security Party or in any present or possible future proceeding relating to a Finance Document or any asset covered (or previously covered) by a Security Interest created by a Finance Document;

"Security Trustee"  means ABN AMRO Bank N.V., acting in such capacity through its office at 93 Coolsingel, 3012 AE, Rotterdam, The Netherlands, or any successor of it appointed under clause 5 of the Agency and Trust Agreement;
"Servicing Bank"  means the Agent or the Security Trustee;
"Shares Pledge"  means, in relation to each Borrower, a deed creating security over the shares of that Borrower in the Agreed Form and, in the plural, means all of them;
"Ship" means each of Ship A, Ship B and Ship C and, in the plural, means or all of them.
"Ship A"  means m.v. ECO FLEET" (ex Hull No. 5418), a 39,000 metric tons deadweight Medium Range product tanker constructed by the Builder for Monte Carlo 37 pursuant to Shipbuilding Contract relevant thereto, purchased by Monte Carlo 37 and registered in its ownership under an Approved Flag;
"Ship B"  means m.v. "ECO REVOLUTION" (ex Hull No. 5419), a 39,000 metric tons deadweight Medium Range product tanker constructed by the Builder for Monte Carlo 39 pursuant to Shipbuilding Contract relevant thereto, purchased by Monte Carlo 39 and registered in its ownership under an Approved Flag;
"Ship C"  means a 50,000 metric tons deadweight class product/chemical tanker which is currently under construction by the Builder for Monte Carlo Lax pursuant to the Shipbuilding Contract relevant thereto currently having Builder's Hull No. S417 and which is to be purchased by Monte Carlo Lax and upon delivery to be registered in its ownership under an Approved Flag with the name "NORD VALIANT";
"Shipbuilding Contract"  means in relation to:
(a)	Ship A, the shipbuilding contract dated 11 October 2013 (as amended and supplemented from time to time) and entered into between Monte Carlo 37 as buyer and the Builder;
(b)	Ship B, the shipbuilding contract dated 9 December 2013 (as amended and supplemented from time to time) and entered into between Monte Carlo 39 as buyer and the Builder; and
(c)
Ship C, the shipbuilding contract dated 17 May 2013 (as amended and supplemented by amendment No. 1 thereto dated 19 March 2015 and as from time to time further amended or supplemented) and entered into between Monte Carlo Lax as buyer and the Builder, and, in the plural, means all of them;
"Subsidiary"  means a subsidiary within the meaning of section 1159 of the Companies Act 2006;
"Swap Bank"  means ABN AMRO Bank N.V., acting in such capacity through its office at Gustav Mahrerlaan 10, NL-1082 PP, Amsterdam, The Netherlands;

"Swap Exposure"  means, as at any relevant date, the amount certified by the Swap Bank to the Agent to be the aggregate net amount in Dollars which would be payable by a Borrower to the Swap Bank under (and calculated in accordance with) section 6(e)(i) (Payments on Early Termination) of the Master Agreement if an Early Termination Date  had occurred on the relevant date in relation to all continuing Designated Transactions;
"Top-Up Advance" means, in respect of:
(a)	Tranche A, means the principal amount made available to the Borrowers in accordance with Clause 2.1(a)(ii); and
(b)	Tranche B, means the principal amount made available to the Borrowers in accordance with Clause 2.1(b)(ii);
"Total Loss"  means, in relation to a Ship:
(a)	actual, constructive, compromised, agreed or arranged total loss of the Ship;
(b)
any expropriation, confiscation, requisition or acquisition of the Ship, whether for full consideration, a consideration less than its proper value, a nominal consideration or without any consideration, which is effected by any government or official authority or by any person or persons claiming to be or to represent a government or official authority (excluding a requisition for hire for a fixed period not exceeding 1 year without any right to an extension) unless it is within 30 days redelivered to the full control of the Borrower owning the Ship;

(c)	any condemnation of the Ship by any tribunal or by any person or person claiming to be a tribunal; and
(d)	any arrest, capture, seizure or detention of the Ship (including any hijacking or theft) unless it is within 30 days redelivered to the full control of the Borrower owning the Ship;
"Total Loss Date"  means, in relation to a Ship:
(a)	in the case of an actual loss of the Ship, the date on which it occurred or, if that is unknown, the date when the Ship was last heard of;
(b)	in the case of a constructive, compromised, agreed or arranged total loss of the Ship, the earliest of:
(i)	the date on which a notice of abandonment is given to the insurers; and
(ii)	the date of any compromise, arrangement or agreement made by or on behalf of the Borrower owning the Ship with the Ship's insurers in which the insurers agree to treat the Ship as a total loss; and
(c)	in the case of any other type of total loss, on the date (or the most likely date) on which it appears to the Agent that the event constituting the total loss occurred;
"Tranche"  means each of Tranche A, Tranche B and Tranche C and, in the plural, means all of them;
"Tranche A"  means an amount equal to $22,500,000, which was made available to the Borrowers in accordance with Clause 2.1(a) for the purpose of financing part of the construction cost of Ship A and refinancing certain equity provided to Monte Carlo 37 in respect of Ship A;

"Tranche B"  means an amount equal to $22,500,000, which was made available to the Borrowers in accordance with Clause 2.1(b) for the purpose of financing part of the construction cost of Ship B and refinancing certain equity provided to Monte Carlo 39 in respect of Ship B;
"Tranche C"  means an amount equal to the lesser of (i) 61.5 per cent. of the Fair Market Value of Ship C and (ii) $20,000,000, which shall be made available to the Borrowers for the purpose of financing part of the construction cost of Ship C and, if applicable, to refinance certain equity provided to Monte Carlo Lax in respect of Ship C;
"Tranche C Balloon Instalment" has the meaning given to it in Clause 8.1(b)(ii);
"Transaction"  has the meaning given in the Master Agreement;
"Transfer Certificate"  has the meaning given in Clause 26.2;
 "Underlying Documents"  means, together, the Shipbuilding Contracts and the Approved Charters and, in the singular, means any of them; and
"Underwriter"  means ABN AMRO Bank N.V., acting in such capacity through its office at 93 Coolsingel, 3012 AE, Rotterdam, The Netherlands, or any successor; and
"Write-down and Conversion Powers" means:
(a)
in relation to any Bail-In Legislation described in the EU Bail-In Legislation Schedule from time to time, the powers described as such in relation to that Bail-In Legislation in the EU Bail-In Legislation Schedule; and

(b)	in relation to any other applicable Bail-In Legislation:
(i)
any powers under that Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers; and

(ii)	any similar or analogous powers under that Bail-In Legislation.
1.2	Construction of certain terms
In this Agreement:
"administration notice"  means a notice appointing an administrator, a notice of intended appointment and any other notice which is required by law (generally or in the case concerned) to be filed with the court or given to a person prior to, or in connection with, the appointment of an administrator;
"approved"  means, for the purposes of Clause 13, approved in writing by the Agent;
"asset"  includes every kind of property, asset, interest or right, including any present, future or contingent right to any revenues or other payment;
"company"  includes any partnership, joint venture and unincorporated association;

"consent"  includes an authorisation, consent, approval, resolution, licence, exemption, filing, registration, notarisation and legalisation;
"contingent liability"  means a liability which is not certain to arise and/or the amount of which remains unascertained;
"document"  includes a deed; also a letter or fax;
"excess risks"  means, in relation to a Ship, the proportion of claims for general average, salvage and salvage charges not recoverable under the hull and machinery policies in respect of the Ship in consequence of its insured value being less than the value at which the Ship is assessed for the purpose of such claims;
"expense"  means any kind of cost, charge or expense (including all legal costs, charges and expenses) and any applicable value added or other tax;
"law"  includes any order or decree, any form of delegated legislation, any treaty or international convention and any regulation or resolution of the Council of the European Union, the European Commission, the United Nations or its Security Council;
"legal or administrative action"  means any legal proceeding or arbitration and any administrative or regulatory action or investigation;
"liability"  includes every kind of debt or liability (present or future, certain or contingent), whether incurred as principal or surety or otherwise;
"months"  shall be construed in accordance with Clause 1.3;
"obligatory insurances"  means, in relation to a Ship, all insurances effected, or which the Borrower owning the Ship is obliged to effect, under Clause 13 or any other provision of this Agreement or another Finance Document;
"person"  includes any company; any state, political sub-division of a state and local or municipal authority; and any international organisation;
"policy", in relation to any insurance, includes a slip, cover note, certificate of entry or other document evidencing the contract of insurance or its terms;
"protection and indemnity risks"  means the usual risks covered by a protection and indemnity association managed in London, including pollution risks and the proportion (if any) of any sums payable to any other person or persons in case of collision which are not recoverable under the hull and machinery policies by reason of the incorporation in them of clause 6 of the International Hull Clauses (1/11/02 or 1/11/03), clause 8 of the Institute Time Clauses (Hulls) (1/11/95) or clause 8 of the Institute Time Clauses (Hulls) (1/10/83) or the Institute Amended Running Down Clause (1/10/71) or any equivalent provision;
"regulation"  includes any regulation, rule, official directive, request or guideline (either having the force of law) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self‑regulatory or other authority or organisation;
"successor" includes any person who is entitled (by assignment, novation, merger or otherwise) to any person's rights under this Agreement or any other Finance Document (or any interest in those rights) or who, as administrator, liquidator or otherwise, is entitled to exercise those rights; and in particular references to a successor include a person to whom those rights (or any interest in those rights) are transferred or pass as a result of a merger, division, reconstruction or other reorganisation of it or any other person;

"tax"  includes any present or future tax, duty, impost, levy or charge of any kind which is imposed by any state, any political sub-division of a state or any local or municipal authority (including any such imposed in connection with exchange controls), and any connected penalty, interest or fine; and
"war risks"  includes the risk of mines, blocking and trapping and all risks excluded by clause 29 of the International Hull Clauses (1/11/02 or 1/11/03), clause 24 of the Institute Time Clauses (Hulls)(1/11/95) or clause 23 of the Institute Time Clauses (Hulls) (1/10/83).
1.3	Meaning of "month"
A period of one or more "months" ends on the day in the relevant calendar month numerically corresponding to the day of the calendar month on which the period started ("the numerically corresponding day"), but:
(a)
on the Business Day following the numerically corresponding day if the numerically corresponding day is not a Business Day or, if there is no later Business Day in the same calendar month, on the Business Day preceding the numerically corresponding day; or

(b)
on the last Business Day in the relevant calendar month, if the period started on the last Business Day in a calendar month or if the last calendar month of the period has no numerically corresponding day, and "month" and "monthly" shall be construed accordingly.
1.4	General Interpretation
In this Agreement:
(a)	references to, or to a provision of, a Finance Document or any other document are references to it as amended or supplemented, whether before the date of this Agreement or otherwise;
(b)	references to, or to a provision of, any law include any amendment, extension, re-enactment or replacement, whether made before the date of this Agreement or otherwise;
(c)	words denoting the singular number shall include the plural and vice versa; and
(d)	Clauses 1.1 to 1.4 apply unless the contrary intention appears.
1.5	Headings
In interpreting a Finance Document or any provision of a Finance Document, all clause, sub-clause and other headings in that and any other Finance Document shall be entirely disregarded.
2	FACILITY
2.1	Amount of facility
Subject to the other provisions of this Agreement, the Lenders have made or (as applicable) shall make available to the Borrowers a loan facility, in three Tranches, not exceeding $64,400,000 in aggregate as follows:
(a)	Tranche A was made available in two Advances of which:
(i)	Advance A, in the principal amount of $21,000,000, was made available to the Borrowers on 13 July 2015; and

(ii)	Top-Up Advance, in the principal amount of $1,200,000, was made available to the Borrowers on 28 September 2015;
(b)	Tranche B was made available in two Advances of which:
(i)	Advance A, in the principal amount of $21,000,000, was made available to the Borrowers on 15 January 2016; and
(ii)	Top-Up Advance, in the principal amount of $1,200,000, was made available to the Borrowers on 15 January 2016; and
(c)	Tranche C shall be made available in an amount not exceeding the lesser of (a) $20,000,000 and (b) 61.5 per cent. of the Fair Market Value of Ship C.
2.2	Lenders' participations in Advances
Subject to the other provisions of this Agreement, each Lender shall participate in Tranche C in the proportion which, as at the relevant Drawdown Date, its Commitment bears to the Total Commitments.
2.3	Purpose of Tranches
(a)
The Borrowers confirm to each Creditor Party that they have used each of Tranche A and Tranche B in financing part of the Contract Price for the relevant Ship payable pursuant to the Shipbuilding Contract relative to that Ship, and in refinancing certain equity provided to the relevant Borrower in respect of the relevant Ship.

(b)
The Borrowers undertake with each Creditor Party to use Tranche C in financing part of the Contract Price for Ship C payable pursuant to the Shipbuilding Contract relative to that Ship, and, if applicable, to refinance certain equity provided to Monte Carlo Lax in respect of the relevant Ship.

3	POSITION OF THE LENDERS, THE SWAP BANK AND THE MAJORITY LENDERS
3.1	Interests of Lenders and Swap Bank several
The rights of the Lenders and the Swap Bank under this Agreement and the Master Agreement are several; accordingly:
(a)	each Lender shall be entitled to sue for any amount which has become due and payable by the Borrowers to it under this Agreement; and
(b)	the Swap Bank shall be entitled to sue for any amount which has become due and payable by the Borrowers to it under the Master Agreement, without joining the Agent, the Security Trustee, any other Lender and the Swap Bank as additional parties in the proceedings.
3.2	Proceedings by individual Lender or Swap Bank
However, without the prior consent of the Majority Lenders, no Lender nor the Swap Bank may bring proceedings in respect of:
(a)	any other liability or obligation of a Borrower or a Security Party under or connected with a Finance Document; or
(b)	any misrepresentation or breach of warranty by a Borrower or a Security Party in or connected with a Finance Document.

3.3	Obligations several
The obligations of the Lenders and the Swap Bank under this Agreement and of the Swap Bank under the Master Agreement are several; and a failure of a Lender or the Swap Bank to perform its obligations under this Agreement or of the Swap Bank to perform its obligations under the Master Agreement shall not result in:
(a)	the obligations of the other Lenders or (as the case may be) the Swap Bank being increased; nor
(b)	a Borrower, any Security Party or any other Creditor Party being discharged (in whole or in part) from its obligations under any Finance Document, and in no circumstances shall a Lender or the Swap Bank have any responsibility for a failure of another Lender or the Swap Bank to perform its obligations under this Agreement or the Master Agreement.
3.4	Parties bound by certain actions of Majority Lenders
Every Lender, the Swap Bank, each Borrower and each Security Party shall be bound by:
(a)	any determination made, or action taken, by the Majority Lenders under any provision of a Finance Document;
(b)	any instruction or authorisation given by the Majority Lenders to the Agent or the Security Trustee under or in connection with any Finance Document (subject always to Clause 27.2); and
(c)	any action taken (or in good faith purportedly taken) by the Agent or the Security Trustee in accordance with such an instruction or authorisation.
3.5	Reliance on action of Agent
However, each Borrower and each Security Party:
(a)
shall be entitled to assume that the Majority Lenders have duly given any instruction or authorisation which, under any provision of a Finance Document, is required in relation to any action which the Agent has taken or is about to take; and

(b)	shall not be entitled to require any evidence that such an instruction or authorisation has been given.
3.6	Construction
In Clauses 3.4 and 3.5 references to action taken include (without limitation) the granting of any waiver or consent, an approval of any document and an agreement to any matter.
3.7	Parallel debt
(a)	Each Borrower irrevocably and unconditionally undertakes to pay to the Security Trustee amounts equal to, and in the currency or currencies of, its Corresponding Debt.
(b)	The Parallel Debt of a Borrower:
(i)	shall become due and payable at the same time as its Corresponding Debt;
(ii)	is independent and separate from, and without prejudice to, its Corresponding Debt.

(c)	For the purposes of this Clause, the Security Trustee:
(i)	is the independent and separate creditor of each Parallel Debt;
(ii)
acts in its own name and not as agent, representative or trustee of the Creditor Parties and its claims in respect each Parallel Debt and the security to grant such Parallel Debt shall not be held on trust; and

(iii)
shall have the independent and separate right to demand payment of each Parallel Debt in its own name (including, without limitation, through any suit, execution, enforcement of security, recovery of guarantees and applications for and voting in any kind of insolvency proceeding).

(d)	The Parallel Debt of a Borrower shall be:
(i)	decreased to the extent that its Corresponding Debt has been irrevocably and unconditionally paid or discharged; and
(ii)	increased to the extent that its Corresponding Debt has increased.
(e)	The Corresponding Debt of a Borrower shall be:
(i)	decreased to the extent that its Parallel Debt has been irrevocable and unconditionally paid or discharged; and
(ii)	increased to the extent that its Parallel Debt has increased, in each case provided that the Parallel Debt of a Borrower shall never exceed its Corresponding Debt.
(f)
All amounts received or recovered by the Security Trustee in connection with this Clause, to the extent permitted by applicable law, shall be applied in accordance with Clause 17 (Application of receipts).

4	DRAWDOWN
4.1	Request for Tranche C
Subject to the following conditions, the Borrowers may request Tranche C to be made by ensuring that the Agent receives a completed Drawdown Notice not later than 11.00 a.m. (Rotterdam time) 3 Business Days prior to the intended Drawdown Date or within such shorter period as the Agent may approve.
4.2	Availability
The conditions referred to in Clause 4.1 are that:
(a)	the Drawdown Date has to be a Business Day during the Availability Period;
(b)	the amount of Tranche C shall not exceed the lesser of (i) $20,000,000 and (ii) 61.5 per cent. of the Fair Market Value of Ship C;
(c)
Tranche C shall be applied in financing part of the Contract Price for Ship C payable pursuant to the Shipbuilding Contract relative to Ship C and, if applicable, to refinance certain equity provided to Monte Carlo Lax in respect of Ship C; and

(d)	the aggregate amount of Tranche A, Tranche B and Tranche C shall not exceed the Total Commitments.

4.3	Notification to Lenders of receipt of a Drawdown Notice
The Agent shall promptly notify the Lenders that it has received the Drawdown Notice and shall inform each Lender of:
(a)	the amount of Tranche C and the Drawdown Date;
(b)	the amount of that Lender's participation in Tranche C; and
(c)	the duration of the first Interest Period.
4.4	Drawdown Notice irrevocable
The Drawdown Notice must be signed by a duly authorised representative of each Borrower; and once served, the Drawdown Notice cannot be revoked without the prior consent of the Agent, acting on the authority of the Majority Lenders.
4.5	Lenders to make available Contributions
Subject to the provisions of this Agreement, each Lender shall, on and with value on the Drawdown Date, make available to the Agent for the account of the Borrowers the amount due from that Lender on that Drawdown Date under Clause 2.2.
4.6	Disbursement of Advance or Tranche
Subject to the provisions of this Agreement, the Agent shall on each Drawdown Date pay to the Borrowers the amounts which the Agent receives from the Lenders under Clause 4.5; and that payment to the Borrowers shall be made:
(a)	to the account which the Borrowers specify in the Drawdown Notice; and
(b)	in the like funds as the Agent received the payments from the Lenders.
4.7	Disbursement of Advance or Tranche to third party
The payment by the Agent under Clause 4.6 shall constitute the making of the relevant Advance or (as applicable) Tranche and the Borrowers shall at that time become indebted, as principal and direct obligors, to each Lender in an amount equal to that Lender's Contribution.
5	INTEREST
5.1	Payment of normal interest
Subject to the other provisions of this Agreement, interest on each Tranche or the Loan in respect of each Interest Period applicable thereto shall be paid by the Borrowers on the last day of that Interest Period.
5.2	Normal rate of interest
Subject to the provisions of this Agreement, the rate of interest on each Tranche or the Loan in respect of an Interest Period shall be the aggregate of (i) the Margin, (ii) the Mandatory Cost (if any) and (iii) LIBOR for that Interest Period.
5.3	Payment of accrued interest
In the case of an Interest Period longer than 3 months, accrued interest shall be paid every 3 months during that Interest Period and on the last day of that Interest Period.

5.4	Notification of Interest Periods and rates of normal interest
The Agent shall notify the Borrowers and each Lender of:
(a)	each rate of interest; and
(b)	the duration of each Interest Period,
as soon as reasonably practicable after each is determined.
5.5	Obligation of Reference Banks to quote
A Reference Bank which is a Lender shall use all reasonable efforts to supply the quotation required of it for the purposes of fixing a rate of interest under this Agreement.
5.6	Absence of quotations by Reference Banks
If any Reference Bank fails to supply a quotation, the Agent shall determine the relevant rate of interest in accordance with the following provisions of this Clause 5.
5.7	Market disruption
The following provisions of this Clause 5 apply if:
(a)
no screen rate is quoted in the Screen Rate and the Reference Banks (or, if there is only one Reference Bank at the relevant time, that Reference Bank) do not or, as the case may be, does not, before 1.00 p.m. (London time) on the Quotation Date for an Interest Period, provide quotations to the Agent in order to fix LIBOR; or

(b)
at least 1 Business Day before the start of an Interest Period, a Lender may notify the Agent that LIBOR fixed by the Agent would not accurately reflect the cost to that Lender of funding its respective Contribution (or any part of it) during the Interest Period in the London Interbank Market at or about 11.00 a.m. (London time) on the Quotation Date for the Interest Period; or

(c)
at least 1 Business Day before the start of an Interest Period, the Agent is notified by a Lender (the "Affected Lender") that for any reason it is unable to obtain Dollars in the London Interbank Market in order to fund its Contribution (or any part of it) during the Interest Period.

5.8	Notification of market disruption
The Agent shall promptly notify the Borrowers and each of the Lenders and the Swap Bank stating the circumstances falling within Clause 5.7 which have caused its notice to be given.
5.9	Suspension of drawdown
If the Agent's notice under Clause 5.8 is served before an Advance or (as applicable) a Tranche is made:
(a)	in a case falling within Clauses 5.7(a) or 5.7(b), the Lenders' obligations to make that Advance or (as applicable) that Tranche; and
(b)	in a case falling within Clause 5.7(c), the Affected Lender's obligation to participate in that Advance or (as applicable) that Tranche, shall be suspended while the circumstances referred to in the Agent's notice continue.

5.10	Negotiation of alternative rate of interest
If the Agent's notice under Clause 5.8 is served after an Advance or (as applicable) a Tranche is made, the Borrowers, the Agent, the Lenders or (as the case may be) the Affected Lender and the Swap Bank shall use reasonable endeavours to agree, within 30 days after the date on which the Agent serves its notice under Clause 5.8 (the "Negotiation Period"), an alternative interest rate or (as the case may be) an alternative basis for the Lenders or (as the case may be) the Affected Lender to fund or continue to fund their or its Contribution during the Interest Period concerned.
5.11	Application of agreed alternative rate of interest
Any alternative interest rate or an alternative basis which is agreed during the Negotiation Period shall take effect in accordance with the terms agreed.
5.12	Alternative rate of interest in absence of agreement
If an alternative interest rate or alternative basis is not agreed within the Negotiation Period, and the relevant  circumstances are continuing at the end of the Negotiation Period, then the Agent shall, with the agreement of each Lender or (as the case may be) the Affected Lender, set an interest period, not exceeding 3 months, and interest rate representing the cost of funding of the Lenders or (as the case may be) the Affected Lender in Dollars or in any available currency of their or its Contribution plus the Margin and the Mandatory Cost (if any) applicable to each Lender's or (as the case may be) to the Affected Lender's Contribution in that Advance or (as applicable) that Tranche; and the procedure provided for by this Clause 5.12 shall be repeated if the relevant circumstances are continuing at the end of the interest period so set by the Agent.
5.13	Notice of prepayment
If the Borrowers do not agree with an interest rate set by the Agent under Clause 5.12, the Borrowers may give the Agent not less than 30 days' notice of their intention to prepay the Loan at the end of the interest period set by the Agent.
5.14	Prepayment; termination of Commitments
A notice under Clause 5.13 shall be irrevocable; the Agent shall promptly notify the Lenders or (as the case may require) the Affected Lender of the Borrowers' notice of intended prepayment; and:
(a)	on the date on which the Agent serves that notice, the Total Commitments or (as the case may require) the Commitment of the Affected Lender shall be cancelled; and
(b)
on the last Business Day of the interest period set by the Agent, the Borrowers shall prepay (without premium or penalty) the Loan or, as the case may be, the Affected Lender's Contribution, together with accrued interest thereon at the applicable rate plus the Margin and the Mandatory Cost (if any).

5.15	Application of prepayment
The provisions of Clause 8 shall apply in relation to the prepayment.
6	INTEREST PERIODS
6.1	Commencement of Interest Periods
The first Interest Period applicable to a Tranche shall commence on the Drawdown Date in respect of that Tranche and each subsequent Interest Period shall commence on the expiry of the preceding Interest Period.
6.2	Duration of normal Interest Periods
Subject to Clauses 6.3 and 6.4, each Interest Period shall be:
(a)	3, 6 or 9 months as notified by the Borrowers to the Agent not later than 11.00 a.m. (Rotterdam time) 2 Business Days before the commencement of the Interest Period; or

(b)
in the case of the first Interest Period applicable to Tranche B, a period ending on the last day of the Interest Period applicable to the Tranche A, whereupon Tranche A and Tranche B shall be consolidated and treated as a single Tranche;

(c)	3 months, if the Borrowers fail to notify the Agent by the time specified in paragraph (a); or
(d)	such other period as the Agent may, with the authorisation of all the Lenders, agree with the Borrowers.
6.3	Duration of Interest Periods for repayment instalments
In respect of an amount due to be repaid under Clause 8 on a particular Repayment Date, an Interest Period shall end on that Repayment Date.
6.4	Non-availability of matching deposits for Interest Period selected
If, after the Borrowers have selected and the Lenders have agreed an Interest Period longer than 6 months, any Lender notifies the Agent by 11.00 a.m. (Rotterdam time) on the third Business Day before the commencement of the Interest Period that it is not satisfied that deposits in Dollars for a period equal to the Interest Period will be available to it in the London Interbank Market when the Interest Period commences, the Interest Period shall be of 6 months.
7	DEFAULT INTEREST
7.1	Payment of default interest on overdue amounts
The Borrowers shall pay interest in accordance with the following provisions of this Clause 7 on any amount payable by the Borrowers under any Finance Document which the Agent, the Security Trustee or the other designated payee does not receive on or before the relevant date, that is:
(a)	the date on which the Finance Documents provide that such amount is due for payment; or
(b)	if a Finance Document provides that such amount is payable on demand, the date on which the demand is served; or
(c)	if such amount has become immediately due and payable under Clause 19.4, the date on which it became immediately due and payable.
7.2	Default rate of interest
Interest shall accrue on an overdue amount from (and including) the relevant date until the date of actual payment (as well after as before judgment) at the rate per annum determined by the Agent to be 2 per cent. above:
(a)	in the case of an overdue amount of principal, the higher of the rates set out at Clauses 7.3(a) and 7.3(b); or
(b)	in the case of any other overdue amount, the rate set out at Clause 7.3(b).
7.3	Calculation of default rate of interest
The rates referred to in Clause 7.2 are:

(a)	the rate applicable to the overdue principal amount immediately prior to the relevant date (but only for any unexpired part of any then current Interest Period applicable to it); and
(b)	the aggregate of the Margin and the Mandatory Cost (if any) plus, in respect of successive periods of any duration (including at call) up to 3 months which the Agent may select from time to time:
(i)	LIBOR; or
(ii)
if the Agent (after consultation with the Reference Banks) determines that Dollar deposits for any such period are not being made available to any Reference Bank by leading banks in the London Interbank Market in the ordinary course of business, a rate from time to time determined by the Agent by reference to the cost of funds to the Reference Banks from such other sources as the Agent (after consultation with the Reference Banks) may from time to time determine.

7.4	Notification of interest periods and default rates
The Agent shall promptly notify the Lenders and the Borrowers of each interest rate determined by the Agent under Clause 7.3 and of each period selected by the Agent for the purposes of paragraph 7.3(b) of that Clause; but this shall not be taken to imply that the Borrowers are liable to pay such interest only with effect from the date of the Agent's notification.
7.5	Payment of accrued default interest
Subject to the other provisions of this Agreement, any interest due under this Clause shall be paid on the last day of the period by reference to which it was determined; and the payment shall be made to the Agent for the account of the Creditor Party to which the overdue amount is due.
7.6	Compounding of default interest
Any such interest which is not paid at the end of the period by reference to which it was determined shall thereupon be compounded.
7.7	Application to Master Agreement
For the avoidance of doubt, this Clause 7 does not apply to any amount payable under the Master Agreement in respect of any continuing Transaction as to which section 2(e) (Default Interest and Compensation) of the Master Agreement shall apply.
8	REPAYMENT AND PREPAYMENT
8.1	Amount of repayment instalments
(a)	Each of Tranche A and Tranche B shall be repaid by:
(i)	24 consecutive quarterly repayment instalments as follows:
(A)	the first repayment instalment (inclusive) to the fourth repayment instalment (inclusive) shall be in the amount of $500,000 each;
(B)	the fifth repayment instalment (inclusive) to the eighth repayment instalment (inclusive) shall be in the amount of $512,500 each;

(C)	the ninth repayment instalment (inclusive) to the twelfth repayment instalment (inclusive) shall be in the amount of $525,000 each;
(D)	the thirteenth repayment instalment (inclusive) to the twenty-fourth repayment instalment (inclusive) shall be in the amount of $387,500 (inclusive); and
(ii)	a balloon instalment in the amount of $11,400,000 (each an "Existing Tranche Balloon Instalment"); and
(b)	Tranche C shall be repaid by:
(i)	24 consecutive quarterly repayment instalments as follows:
(A)	the first repayment instalment (inclusive) to the twelfth repayment instalment (inclusive) shall be in the amount of $550,000 each; and
(B)	the thirteenth repayment instalment (inclusive) to the twenty-fourth repayment instalment (inclusive) shall be in the amount of $362,500 each; and
(ii)	a balloon instalment in the amount of $9,050,000 (the "Tranche C Balloon Instalment"),
Provided that if the amount drawn down in respect of Tranche C is less than $20,000,000, the repayment instalments of that Tranche and the Tranche C Balloon Instalment will be reduced pro rata by an amount in aggregate equal to such shortfall.
8.2	Repayment Dates
(a)
The first repayment instalment in respect of Tranche A has been repaid on 13 October 2015, the second, third and fourth repayment instalments in respect of Tranche A have been repaid on 13 January 2016, 13 April 2016 and 13 July 2016 respectively, each subsequent repayment instalment shall be repaid at three-monthly intervals thereafter and the last repayment instalment of Tranche A, together with the Existing Tranche Balloon Instalment in respect thereof, shall be repaid on 13 August 2021.

(b)
The first repayment instalment in respect of Tranche B has been repaid on 15 April 2016, the second repayment instalment in respect of Tranche B has been repaid on 15 July 2016, the third repayment instalment in respect of Tranche B shall be repaid on 13 October 2016, each subsequent repayment instalment shall be repaid at three-monthly intervals thereafter and the last repayment instalment of Tranche B, together with the Existing Tranche Balloon Instalment in respect thereof, shall be repaid on 13 January 2022.

(c)
The first repayment instalment in respect of Tranche C shall be repaid on the date falling three months after the Drawdown Date of that Tranche, each subsequent repayment instalment shall be repaid at three-monthly intervals thereafter and the last repayment instalment of Tranche C, together with the Tranche C Balloon Instalment, shall be repaid on Final Maturity Date.

8.3	Final Repayment Date
On the Final Maturity Date, the Borrowers shall additionally pay to the Agent for the account of the Creditor Parties all other sums then accrued or owing under any Finance Document.

8.4	Voluntary prepayment
Subject to the following conditions, the Borrowers may prepay the whole or any part of the Loan on the last day of an Interest Period.
8.5	Conditions for voluntary prepayment
The conditions referred to in Clause 8.4 are that:
(a)	a partial prepayment shall be $250,000 or a higher integral multiple of $250,000;
(b)	the Agent has received from the Borrowers at least 15 days' prior written notice specifying the amount to be prepaid and the date on which the prepayment is to be made;
(c)
the Borrowers have provided evidence satisfactory to the Agent that any consent required by a Borrower or any Security Party in connection with the prepayment has been obtained and remains in force, and that any requirement relevant to this Agreement which affects a Borrower or any Security Party has been complied with; and

(d)	the Borrowers have complied with Clause 8.14 and 8.15 (if applicable) on or prior to the date of prepayment.
8.6	Optional facility cancellation
The Borrowers shall be entitled, upon giving to the Agent not less than 5 Business Days' prior written cancellation notice  which shall be irrevocable and shall, at the option of the Borrowers, specify whether such cancellation will be applied against a specific Tranche, in which case the Borrowers will specify the Tranche against which that cancellation should be applied. A failure by the Borrowers to make such a designation shall result in the cancellation being applied equally between the two Tranches to cancel, in whole or in part, and, if in part, by an amount not less than $250,000 or a higher multiple thereof (or such other amount acceptable to the Agent in its sole discretion), the undrawn balance of the Total Commitments. Upon such cancellation taking effect on expiry of a cancellation notice the several obligations of the Lenders to make their respective Commitments available in relation to the portion of the Total Commitments to which such cancellation notice relates shall terminate.
8.7	Effect of notice of prepayment or cancellation
Neither a prepayment notice nor a cancellation notice may be withdrawn or amended without the consent of the Agent, given with the authorisation of the Majority Lenders, and:
(a)	in the case of the prepayment notice the amount specified in that prepayment notice shall become due and payable by the Borrowers on the date for prepayment specified in the prepayment notice; and
(b)	in the case of a cancellation notice, the amount cancelled shall be permanently cancelled and may not be borrowed.
8.8	Notification of notice of prepayment
The Agent shall notify the Lenders promptly upon receiving a cancellation notice or prepayment notice, and shall provide, in the case of a prepayment notice, any Lender which so requests with a copy of any document delivered by the Borrowers under Clause 8.5(c).

8.9	Mandatory prepayment
The Borrowers shall be obliged to prepay the Relevant Amount if a Ship is sold (including, without limitation, if it is sold for scrap) or refinanced by another bank or financial institution or becomes a Total Loss:
(a)	in the case of a sale, on or before the date on which the sale is completed by delivery of the Ship to the buyer; or
(b)	in the case of a refinancing, on or before the date on which the refinancing is completed; or
(c)
in the case of a Total Loss, on the earlier of the date falling 90 days after the Total Loss Date and the date of receipt by the Security Trustee of the proceeds of insurance relating to such Total Loss.

In this Clause 8.9 "Relevant Amount" means the greater of (i) the amount of the Tranche relative to the Ship which is to be sold and/or refinanced and/or has become Total Loss and (ii) an amount which after the application of the prepayment to be made pursuant to this Clause 8.8, results in the security cover ratio under Clause 15.1 being at least equal to the greater of (i) 130 per cent and (ii) the percentage which applied immediately prior to the sale of and/or Total Loss and/or the refinancing.
8.10	Sanctions
(a)
If a breach occurs under Clause 11.21, a Lender (a "Relevant Lender") may notify the Agent that it is not able to maintain or give effect to any of its obligations under this Agreement in the manner contemplated by this Agreement.

(b)
On the Agent notifying the Borrowers under paragraph (a) above, the Relevant Lender's Commitment shall terminate; and thereupon or, if later, on the date specified in the Relevant Lender's notice under paragraph (a) as the date on which the notified event would become effective the Borrowers shall prepay the Relevant Lender's Contribution in accordance with this Clause 8.

8.11	Amounts payable on prepayment
A prepayment shall be made together with accrued interest (and any other amount payable under Clause 21 or otherwise) in respect of the amount prepaid and, if the prepayment is not made on the last day of an Interest Period together with any sums payable under Clause 21.1(b) but without premium or penalty other than, if applicable, the Prepayment Fee pursuant to Clause 8.15
8.12	Application of partial prepayment
Each partial prepayment made pursuant to:
(a)	Clause 8.4 shall be applied pro rata against the then outstanding repayment instalments and the Balloon Instalment of the Tranche being prepaid as specified in Clause 8.1; and
(b)
Clause 8.9 shall be applied in full repayment of the Tranche used to finance the Ship which has been sold, become a Total Loss or has been refinanced and any balance shall be applied against the remaining Tranche on a pro rata basis (in the manner described in paragraph (a) of this Clause 8.12).

8.13	No reborrowing
No amount prepaid or repaid may be re-borrowed.

8.14	Unwinding of Designated Transactions
On or prior to any repayment or prepayment of the Loan under this Clause 8 or any other provision of this Agreement, each Borrower shall wholly or partially reverse, offset, unwind or otherwise terminate one or more of the continuing Designated Transactions so that the notional principal amount of the continuing Designated Transactions thereafter remaining does not and will not in the future (taking into account the scheduled amortisation) exceed the amount of the Loan as reducing from time to time thereafter pursuant to Clause 8.1.
8.15	Prepayment Fee
If:
(a)
Tranche A and Tranche B are prepaid in full through a refinancing by any bank or financial institution other than ABN AMRO Bank N.V. at any time during the period commencing from 13 July 2015 (being the Drawdown Date of the first Advance drawndown under this Agreement) and ending on the second anniversary thereof; or

(b)
Tranche C is prepaid in full through a refinancing by any bank or financial institution other than ABN AMRO Bank N.V. at any time during the period commencing from the Drawdown Date of the Tranche C and ending on the second anniversary thereof, the Borrowers shall pay to the Lenders on the date on which such prepayment is effected pursuant to Clause 8 a prepayment fee (the "Prepayment Fee") of 2 per cent. of (i) in the case paragraph (a) above, the amount of Tranche A and Tranche B outstanding at the relevant time and (ii) in the case of paragraph (b) above, the amount of Tranche C outstanding at the relevant time.
9	CONDITIONS PRECEDENT AND SUBSEQUENT
9.1	Documents, fees and no default
Each Lender's obligation to contribute to Tranche C is subject to the following conditions precedent:
(a)	that, on or before the service of the Drawdown Notice in respect of Tranche C, the Agent receives:
(i)	the documents described in Part A of Schedule 3 in form and substance satisfactory to the Agent and its lawyers; and
(ii)	the commitment fee payable pursuant to Clause 20.1 and payment of any other fees and expenses payable pursuant to Clause 20.2;
(b)
that, on the Drawdown Date but prior to making of Tranche C available to the Borrowers, the Agent receives or is satisfied that it will receive on the making of Tranche C or the Delivery Date of Ship C the documents described in Part B of Schedule 3 in form and substance satisfactory to it and its lawyers;

(c)
that, on or before the Drawdown Date, the Agent receives all accrued commitment fee payable and, if applicable, the upfront fee, pursuant to Clause 20.1 and payment of any expenses payable pursuant to Clause 20.2 which is due and payable on the Drawdown Date;

(d)	that both at the date of the Drawdown Notice and at the Drawdown Date:
(i)	no Event of Default or Potential Event of Default has occurred or would result from the borrowing of Tranche C;
(ii)
the representations and warranties in Clause 10.1 and those of a Borrower or any Security Party which are set out in the other Finance Documents would be true and not misleading if repeated on each of those dates with reference to the circumstances then existing; and

(iii)	none of the circumstances contemplated by Clause 5.7 has occurred and is continuing; and
(iv)
there has been no material adverse change in the financial position, state of affairs or prospects of any of the Borrowers or the Corporate Guarantor in the light of which the Agent considers that there is a significant risk that the Borrowers (or any of them), the Corporate Guarantor or any other Security Party is, or will later become, unable to discharge its liabilities under the Finance Documents to which it is a party as they fall due; and

(e)
that, if the ratio set out in Clause 15.1 were applied immediately following the making of an Advance, the Borrowers would not be obliged to provide additional security or prepay part of the Loan under that Clause; and

(f)
that the Agent has received, and found to be acceptable to it, any further opinions, consents, agreements and documents in connection with the Finance Documents which the Agent may, with the authorisation of the Majority Lenders, request by notice to the Borrowers prior to the relevant Drawdown Date.

9.2	Waiver of conditions precedent
If the Majority Lenders, at their discretion, permit an Advance to be borrowed before certain of the conditions referred to in Clause 9.1 are satisfied, the Borrowers shall ensure that those conditions are satisfied within 5 Business Days after the relevant Drawdown Date (or such longer period as the Agent may, with the authorisation of the Majority Lenders, specify).
9.3	Condition subsequent
Upon delivery of Ship C to Monte Carlo Lax and in any case by no later the date falling 3 Business Days after the Delivery Date of that Ship, the Borrowers shall deliver to the Agent documentary evidence that the Green Passport in respect of Ship C is in place.
10	REPRESENTATIONS AND WARRANTIES
10.1	General
Each Borrower represents and warrants to each Creditor Party as follows.
10.2	Status
(a)	Each Borrower is a corporation duly incorporated and validly existing in good standing under the laws of the Republic of the Marshall Islands.
(b)	Monte Carlo Lax is registered as foreign maritime entity in Liberia.
10.3	Share capital and ownership
As of the date of this Agreement, each Borrower is authorized to issue 500 registered and/or bearer shares without par value owned free of any Security Interest or other claim except the Security Interests created in favour of the Security Trustee.

10.4	Corporate power
Each Borrower has the corporate capacity, and has taken all corporate action and obtained all consents necessary for it:
(a)	to carry out its business carried on or to be carried out by it and own its assets owned or to be owned by it;
(b)
to execute the Shipbuilding Contract, to purchase and pay for the relevant Ship under the Shipbuilding Contract in relation to that Ship and register the relevant Ship in its name under the applicable Approved Flag;

(c)	to execute the Finance Documents to which that Borrower is a party; and
(d)
to borrow under this Agreement, to enter into Designated Transactions under the Master Agreement and to make all the payments contemplated by, and to comply with, those Finance Documents to which it is a party.

10.5	Consents in force
All the consents referred to in Clause 10.4 remain in force and nothing has occurred which makes any of them liable to revocation.
10.6	Legal validity; effective Security Interests
The Finance Documents to which each Borrower is a party, do now or, as the case may be, will, upon execution and delivery (and, where applicable, registration as provided for in the Finance Documents):
(a)	are in full force and effect;
(b)	constitute that Borrower's legal, valid and binding obligations enforceable against that Borrower in accordance with their respective terms; and
(c)	create legal, valid and binding Security Interests enforceable in accordance with their respective terms over all the assets to which they, by their terms, relate, subject to any relevant insolvency laws affecting creditors' rights generally.
10.7	No third party Security Interests
Without limiting the generality of Clause 10.6, at the time of the execution and delivery of each Finance Document to which a Borrower is a party:
(a)	each Borrower which is a party to that Finance Document will have the right to create all the Security Interests which that Finance Document purports to create; and
(b)
no third party will have any Security Interest (except for Permitted Security Interests) or any other interest, right or claim over, in or in relation to any asset to which any such Security Interest, by its terms, relates.

10.8	No conflicts
The execution by each Borrower of each Finance Document to which it is a party and the Master Agreement, and the borrowing by that Borrower of the Loan, and its compliance with each Finance Document to which it is a party will not involve or lead to a contravention of:

(a)	any applicable law or regulation; or
(b)	the constitutional documents of that Borrower; or
(c)	any contractual or other obligation or restriction which is binding on that Borrower or any of its assets.
10.9	No withholding taxes
All payments which each Borrower is liable to make under the Finance Documents to which it is a party may be made without deduction or withholding for or on account of any tax payable under any law of any Pertinent Jurisdiction. No Finance Document is subject to any filing or stamp duty in any Pertinent Jurisdiction.
10.10	No default
No Event of Default or Potential Event of Default has occurred.
10.11	Information
All information which has been provided in writing by or on behalf of the Borrowers or any Security Party to any Creditor Party in connection with any Finance Document satisfied the requirements of Clause 11.5; all audited and unaudited accounts which have been so provided satisfied the requirements of Clause 11.7; and there has been no material adverse change in the financial position or state of affairs of a Borrower from that disclosed in the latest of those accounts.
10.12	No litigation
No legal or administrative action against a Borrower (including action relating to any alleged or actual breach of the ISM Code or the ISPS Code) has been commenced or taken or, to a Borrower's knowledge, is likely to be commenced or taken.
10.13	Validity and completeness of the Underlying Documents
(a)
the copies of the Underlying Documents delivered to the Agent before the date of (i) in respect of Ship A and Ship B, the Initial Agreement and (ii) in respect of Ship C, the Deed of Adherence, Assumption, Amendment and Restatement are true and complete copies;

(b)	each Underlying Document constitutes valid, binding and enforceable obligations of the parties thereto in accordance with its terms; and
(c)
other than those amendments, additions and waivers to the Underlying Documents disclosed to the Agent before the date of this Agreement or otherwise entered into in accordance with this Agreement, no amendments or additions to any Underlying Document have been agreed nor has a Borrower or the Builder, or as the case may be, the Approved Manager relative to that Underlying Document waived any of their respective rights under the Underlying Documents to which it is a party.

10.14	No rebates etc.
There is no agreement or understanding to allow or pay any rebate, premium, commission, discount or other benefit or payment (howsoever described) to a Borrower, the Builder or a third party in connection with the purchase by a Borrower of the relevant Ship, other than as disclosed to the Lenders in writing on or prior to the date of this Agreement.
10.15	Compliance with certain undertakings
At the date of this Agreement, the Borrowers are in compliance with Clauses 11.2, 11.4, 11.9, 11.13 and 13.

10.16	Taxes paid
Each Borrower has paid all taxes applicable to, or imposed on or in relation to that Borrower, its business or the Ship owned by it.
10.17	ISM Code and ISPS Code compliance
All requirements of the ISM Code and the ISPS Code as they relate to the Borrowers, the Approved Managers and the Ships have been or, will be, on or before the Delivery Date of the relevant Ship, complied with.
10.18	No money laundering
Without prejudice to the generality of Clause 2.3, in relation to the borrowing by each Borrower, the performance and discharge of its obligations and liabilities under the Finance Documents, and the transactions and other arrangements affected or contemplated by the Finance Documents to which each Borrower is a party, each Borrower confirms (i) it is acting for its own account; (ii) it will use the proceeds of the Loan for its own benefit, under its full responsibility and exclusively for the purposes specified in this Agreement; and (iii) that the foregoing will not involve or lead to a contravention of any law, official requirement or other regulatory measure or procedure implemented to combat "money laundering" (as defined in Article 1 of Directive (2005/60/EC) of the European Parliament and of the Council).
10.19	No immunity
None of the Borrowers, nor any of their assets are entitled to immunity on the grounds of sovereignty or otherwise from any legal action or proceeding (which shall include, without limitation, suit attachment prior to judgement, execution or other enforcement).
10.20	Pari passu ranking
The obligations of each Security Party under the Finance Documents to which it is a party rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.
10.21	Title and ownership
The Borrower has good title to each of the assets owned or purported to be owned by it.
10.22	No prior business
The Borrower has not traded or carried on business prior to the date of this Agreement other than the entering into the Underlying Documents.
10.23	Employees and pension scheme obligations
The Borrower has no employees nor obligations in respect of any pensions scheme save for, and in relation to, the master, officers and crew of the Ship.
10.24	Patriot Act
To the extent applicable each Borrower is in compliance with (i) the Trading with the Enemy Act, and each of the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V) and any other enabling legislation or executive order relating thereto and (ii) the PATRIOT Act. No part of the proceeds of the Loan will be used, directly or indirectly, for any payments to any government official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

10.24	Sanctions
No Security Party nor any  director, officer, agent, employee of a Security Party or any person acting on behalf of a Security Party, is a Restricted Person nor acts directly or indirectly on behalf of a Restricted Person.
10.25	Repetition
The representations and warranties in this Clause 10 shall be deemed to be repeated by the Borrowers by reference to the facts and circumstances then existing on the date of each Drawdown Notice and the first day of each Interest Period.
11	GENERAL UNDERTAKINGS
11.1	General
Each Borrower undertakes with each Creditor Party to comply with the following provisions of this Clause 11 at all times during the Security Period except as the Agent may, with the authorisation of the Majority Lenders (and in respect of Clauses 11.21 and 11.22, with the authorisation of all Lenders), otherwise permit in writing.
11.2	Title; negative pledge
Each Borrower will:
(a)
as from the relevant Delivery Date, hold the legal title to, and own the entire beneficial interest in the Ship owned by it, her Insurances and Earnings, free from all Security Interests and other interests and rights of every kind, except for those created by the Finance Documents and the effect of assignments contained in the Finance Documents and except for Permitted Security Interests;

(b)
not create or permit to arise any Security Interest (except for Permitted Security Interests) over any other asset, present or future (including, but not limited to, that Borrower's rights against the Swap Bank under the Master Agreement or all or any part of that Borrower's interest in any amount payable to that Borrower by the Swap Bank under the Master Agreement); and

(c)
procure that its liabilities under the Finance Documents to which it is a party do and will rank at least pari passu with all its other present and future unsecured and unsubordinated liabilities, except for liabilities which are mandatorily preferred by law.

11.3	No disposal of assets
None of the Borrowers will transfer, lease or otherwise dispose of:
(a)	all or a substantial part of its assets, whether by one transaction or a number of transactions, whether related or not; or
(b)	any debt payable to it or any other right (present, future or contingent right) to receive a payment, including any right to damages or compensation, but paragraph (a) does not apply to any charter of a Ship as to which Clause 14.13 applies.

11.4	No other liabilities or obligations to be incurred
None of the Borrowers will incur any liability or obligation except:
(a)	liabilities and obligations under the Underlying Documents and the Finance Documents to which it is a party;
(b)	liabilities or obligations reasonably incurred in the normal course of its business of trading, operating and chartering the Ship owned by it; and
(c)	in respect of the Designated Transactions.
11.5	Information provided to be accurate
All financial and other information which is provided in writing by or on behalf of a Borrower under or in connection with any Finance Document will be true and not misleading and will not omit any material fact or consideration.
11.6	Provision of financial statements
Each Borrower will send or procure that are sent to the Agent:
(a)
as soon as possible, but in no event later than 180 days after the end of each Financial Year of the Borrowers, the annual audited accounts of each Borrower for that Financial Year (commencing with accounts for the year ending 31 December 2015);

(b)
as soon as possible, but in no event later than 180 days after the end of the Financial Year of the Corporate Guarantor, the annual audited (consolidated) accounts of the Group for that Financial Year (commencing with accounts for the year ending 31 December 2015); and

(c)
as soon as possible, but in no event later than 90 days after the end of the 6-month period ending on 30 June in each Financial Year of the Borrowers, the management accounts of each Borrower which show the operation of its Ship for the preceding 6-month period (commencing with the 6-month period ending 30 June 2015) and in a format approved by the Agent which are certified as to their correctness by an authorised officer of the Corporate Guarantor to which the accounts relate; and

(d)
promptly after each request by the Agent, such further financial information about the Borrowers, the Ships and the Corporate Guarantor (including, but not limited to, Charter arrangements, Financial Indebtedness and operating expenses) as the Agent may require.

11.7	Form of financial statements
All accounts delivered under Clause 11.6 will:
(a)	be prepared in accordance with all applicable laws and GAAP;
(b)	give a true and fair view of the state of affairs of the relevant Borrower and the Group at the date of those accounts and of its profit for the period to which those accounts relate; and
(c)	fully disclose or provide for all significant liabilities of the relevant Borrower and the Group.
11.8	Shareholder and creditor notices
Upon the occurrence of an Event of Default each Borrower will send to the Agent, at the same time as they are despatched, copies of all communications which are despatched to that Borrower's shareholders or creditors or any class of them.

11.9	Consents
Each Borrower will maintain in force and promptly obtain or renew, and will promptly send certified copies to the Agent of, all consents required:
(a)	for that Borrower to perform its obligations under the Underlying Documents and any Finance Document to which it is a party;
(b)	for the validity or enforceability under the Underlying Documents and any Finance Document to which it is a party; and
(c)	for that Borrower to continue to own and operate the Ship owned by it, and that Borrower will comply with the terms of all such consents.
11.10	Maintenance of Security Interests
Each Borrower will:
(a)	at its own cost, do all that it is necessary to ensure that any Finance Document validly creates the obligations and the Security Interests which it purports to create; and
(b)
without limiting the generality of paragraph (a), at its own cost, promptly register, file, record or enrol any Finance Document with any court or authority in all Pertinent Jurisdictions, pay any stamp, registration or similar tax in all Pertinent Jurisdictions in respect of any Finance Document, give any notice or take any other step which, in the opinion of the Majority Lenders, is or has become necessary or desirable for any Finance Document to be valid, enforceable or admissible in evidence or to ensure or protect the priority of any Security Interest which it creates.

11.11	Notification of litigation
Each Borrower will provide the Agent with details of any legal or administrative action involving that Borrower, any Security Party, an Approved Manager or the Ship owned by it, the Earnings or the Insurances as soon as such action is instituted or it becomes apparent to that Borrower that it is likely to be instituted, unless it is clear that the legal or administrative action cannot be considered material in the context of any Finance Document and the Borrower shall procure that reasonable measures are taken to defend any such legal or administrative action.
11.12	No amendment to Master Agreement
None of the Borrowers will agree to any amendment or supplement to, or waive or fail to enforce, the Master Agreement or any of its provisions.
11.13	No amendment to an Underlying Document
None of the Borrowers will agree to any amendment or supplement to, or waive or fail to enforce, the Underlying Document to which it is a party or any of its provisions.
11.14	Principal place of business
Each Borrower will maintain its place of business, and keep its corporate documents and records, at the address stated in Clause 28.2(a); and none of the Borrowers will establish, or do anything as a result of which it would be deemed to have, a place of business in any country other than Greece and Monaco.

11.15	Confirmation of no default
Each Borrower will, within 2 Business Days after service by the Agent of a written request, serve on the Agent a notice which is signed by the authorised representative or a director of that Borrower and which:
(a)	states that no Event of Default or Potential Event of Default has occurred; or
(b)	states that no Event of Default or Potential Event of Default has occurred, except for a specified event or matter, of which all material details are given.
The Agent may serve requests under this Clause 11.15 from time to time but only if asked to do so by a Lender or Lenders having Contributions exceeding 10 per cent. of the Loan or (if no Advances or (as applicable) no Tranches have been made) Commitments exceeding 10 per cent. of the Total Commitments; and this Clause 11.15 does not affect the Borrowers' obligations under Clause 11.16.
11.16	Notification of default
Each Borrower will notify the Agent as soon as that Borrower becomes aware of:
(a)	the occurrence of an Event of Default or a Potential Event of Default; or
(b)	any matter which indicates that an Event of Default or a Potential Event of Default may have occurred, and will keep the Agent fully up-to-date with all developments.
11.17	Provision of further information
Each Borrower will, as soon as practicable after receiving the request, provide the Agent with any additional financial or other information relating:
(a)
to the Borrowers, the Group, the Ships, the other Fleet Vessels, their Insurances or their Earnings (including, but not limited to, any sales or purchases of any Fleet Vessels, the incurrence of Financial Indebtedness by members of the Group, the refinancing or restructuring of any loan or credit facilities to which any members of the Group are a party and details of the employment of the Fleet Vessels) as the Agent may reasonably require; or

(b)	to any other matter relevant to, or to any provision of, a Finance Document, which may be requested by the Agent, the Security Trustee or any Lender at any time.
11.18	Provision of copies and translation of documents
Each Borrower will supply the Agent with a sufficient number of copies of the documents referred to above to provide 1 copy for each Creditor Party; and if the Agent so requires in respect of any of those documents, the Borrowers will provide a certified English translation prepared by a translator approved by the Agent.
11.19	Minimum Liquidity
Each Borrower undertakes to maintain in its Earnings Account, a credit balance of not less than:
(a)	in the case of Monte Carlo 37 and Monte Carlo 39, from the Drawdown Date of Advance A financing the Ship owned by it and at all times thereafter, $500,000; and
(b)	in the case of Monte Carlo Lax, a credit balance of not less than:

(i)	$100,000 for the period commencing on the date falling one month after the Delivery Date of Ship C (inclusive) and ending on the date falling two months after the Delivery Date of Ship C;
(ii)	$200,000 for the period commencing on the date falling two months after the Delivery Date of Ship C (inclusive) and ending on the date falling three months after the Delivery Date of Ship C;
(iii)	$300,000 for the period commencing on the date falling three months after the Delivery Date of Ship C (inclusive) and on the date falling four months after the Delivery Date of Ship C;
(iv)	$400,000 for the period commencing on the date falling four months after the Delivery Date of Ship C (inclusive) and ending on the date falling five months after the Delivery Date of Ship C; and
(v)	$500,000 from the date falling five months after the Delivery Date of Ship C (inclusive) and at all times thereafter.
11.20	"Know your customer" checks
If:
(a)	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement;
(b)	any change in the status of a Borrower or any Security Party after the date of this Agreement; or
(c)	a proposed assignment or transfer by a Lender of any of its rights and obligations under this Agreement to a party that is not a Lender prior to such assignment or transfer, obliges the Agent or any Lender (or, in the case of paragraph (c), any prospective new Lender) to comply with "know your customer" or similar identification procedures in circumstances where the necessary information is not already available to it, the Borrowers shall promptly upon the request of the Agent or the Lender concerned supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender) or the Lender concerned (for itself or, in the case of the event described in paragraph (c), on behalf of any prospective new Lender) in order for the Agent, the Lender concerned or, in the case of the event described in paragraph ©, any prospective new Lender to carry out and be satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.
11.21	Sanctions
(a)	Each Borrower shall, and shall procure that each Security Party and each other member of the Group and each Affiliate or of any of them shall, comply in all respect with all Sanctions.
(b)
Each Borrower undertakes that it, and shall procure that each Security Party and any other member of the Group or any Affiliate of any of them, or any director, officer, agent, employee or person acting on behalf of the foregoing, shall not be a Restricted Person and does not act directly or indirectly on behalf of a Restricted Person.

(c)
Each Borrower shall, and shall procure that each Security Party and any other member of the Group and each Affiliate of any of them shall, not use any revenue or benefit derived from any activity or dealing with a Restricted Person in discharging any obligation due or owing to the Creditor Parties.

(d)
Each Borrower shall, and shall procure that each Security Party shall, procure that no proceeds from any activity or dealing with a Restricted Person are credited to any bank account held with any Creditor Party in its name or in the name of any Security Party or any other member of the Group or any Affiliate of any of them.

(e)
Each Borrower shall, and shall procure that each Security Party and each other member of the Group shall, to the extent permitted by law promptly upon becoming aware of them supply to the Agent details of any claim, action, suit, proceedings or investigation against it with respect to Sanctions by any Sanctions Authority.

11.22	Use of proceeds
The Borrower shall not, and shall procure that no Security Party or member of the Group and any Affiliate of them shall not, and none of the foregoing shall permit or authorise any other person to, directly or indirectly, make available any proceeds of the Loan to fund or facilitate trade, business or other activities (i) involving or for the benefit of any Restricted Person or (ii) in any other manner that could result in the Borrower, any Security Party or a Creditor Party being in breach of any Sanctions or becoming a Restricted Person.
11.23	Ownership
Each Borrower shall procure that there is no change in the legal ownership of its shares throughout the Security Period.
12	CORPORATE UNDERTAKINGS
12.1	General
Each Borrower also undertakes with each Creditor Party to comply with the following provisions of this Clause 12 at all times during the Security Period except as the Agent may, with the authorisation of the Majority Lenders, otherwise permit in writing.
12.2	Maintenance of status
(a)	Each Borrower will maintain its separate corporate existence and remain in good standing under the laws of The Marshall Islands.
(b)	Monte Carlo Lax will maintain its registration as a foreign maritime entity in Liberia.
12.3	Negative undertakings
None of the Borrowers will:
(a)	change the nature of its business; or
(b)
pay any dividend or make any other form of distribution or effect any form of redemption, purchase or return of share capital (the "Distribution") if there is an Event of Default or would result from the Distribution;

(c)	provide any form of credit or financial assistance to:
(i)	a person who is directly or indirectly interested in that Borrower's share or loan capital; or
(ii)	any company in or with which such a person is directly or indirectly interested or connected,

or enter into any transaction with or involving such a person or company on terms which are, in any respect, less favourable to that Borrower than those which it could obtain in a bargain made at arms' length;
(d)	open or maintain any account with any bank or financial institution except accounts with the Agent for the purposes of the Finance Documents;
(e)	issue, allot or grant any person a right to any shares in its capital or repurchase or reduce its issued share capital;
(f)
acquire any shares or other securities other than US or UK Treasury bills and certificates of deposit issued by major North American or European banks or enter into any transaction in a derivative other than the Designated Transactions;

(g)	enter into any form of amalgamation, merger or de-merger or any form of reconstruction or reorganisation; or
(h)	change its constitutional documents.
13	INSURANCE
13.1	General
Each Borrower also undertakes with each Creditor Party to comply (in the case of Ship C, following the Delivery Date applicable to that Ship), with the following provisions of this Clause 13 at all times during the Security Period while its Ship is subject to a Mortgage, except as the Agent may, with the authorisation of the Majority Lenders, otherwise permit.
13.2	Maintenance of obligatory insurances
Each Borrower shall keep the Ship owned by it insured at the expense of that Borrower against:
(a)	fire and usual marine risks (including increased value, hull and machinery and excess risks);
(b)	war risks;
(c)	protection and indemnity risks; and
(d)
any other risks against which the Security Trustee considers, having regard to practices and other circumstances prevailing at the relevant time, it would in the opinion of the Security Trustee be reasonable for that Borrower to insure and which are specified by the Security Trustee by notice to that Borrower.

13.3	Terms of obligatory insurances
Each Borrower shall effect such insurances:
(a)	in Dollars;
(b)
in the case of fire and usual marine risks and war risks, in such amount as shall from time to time be approved by the Security Trustee but in any event in an amount not less than the greater of (i) an amount which when aggregated with the insured value of the other Ships then subject to a Mortgage, 120 per cent. of the Loan and (ii) the Market Value of the Ship owned by it;

(c)
in the case of oil pollution liability risks, for an aggregate amount equal to the highest level of cover from time to time available under basic protection and indemnity club entry and in the international marine insurance market;

(d)	in relation to protection and indemnity risks in respect of the full value and tonnage of the Ship owned by it;
(e)	on such terms as shall from time to time be approved in writing by the Security Trustee (including, without limitation, a blocking and trapping clause);
(f)	on approved terms; and
(g)
through approved brokers and with approved insurance companies and/or underwriters or, in the case of war risks and protection and indemnity risks, in approved war risks and protection and indemnity risks associations.

13.4	Further protections for the Creditor Parties
In addition to the terms set out in Clause 13.3, each Borrower shall procure that the obligatory insurances effected by it shall:
(a)	subject always to paragraph (b), name that Borrower as the sole named assured and the Technical Manager as co-assured unless the interest of every other named assured is limited:
(i)	in respect of any obligatory insurances for hull and machinery and war risks;
(A)	to any provable out-of-pocket expenses that it has incurred and which form part of any recoverable claim on underwriters; and
(B)	to any third party liability claims where cover for such claims is provided by the policy (and then only in respect of discharge of any claims made against it); and
(ii)
in respect of any obligatory insurances for protection and indemnity risks, to any recoveries it is entitled to make by way of reimbursement following discharge of any third party liability claims made specifically against it;

and every other named assured has undertaken in writing to the Security Trustee (in such form as it requires) that any deductible shall be apportioned between that Borrower and every other named assured in proportion to the gross claims made or paid by each of them and that it shall do all things necessary and provide all documents, evidence and information to enable the Security Trustee to collect or recover any moneys which at any time become payable in respect of the obligatory insurances;
(b)
whenever the Security Trustee requires, name (or be amended to name) the Security Trustee as additional named assured for its rights and interests, warranted no operational interest and with full waiver of rights of subrogation against the Security Trustee, but without the Security Trustee thereby being liable to pay (but having the right to pay) premiums, calls or other assessments in respect of such insurance;

(c)	name the Security Trustee as loss payee with such directions for payment as the Security Trustee may specify;
(d)	provide that all payments by or on behalf of the insurers under the obligatory insurances to the Security Trustee shall be made without set-off, counterclaim or deductions or condition whatsoever;

(e)	provide that the obligatory insurances shall be primary without right of contribution from other insurances which may be carried by the Security Trustee or any other Creditor Party; and
(f)	provide that the Security Trustee may make proof of loss if that Borrower fails to do so.
13.5	Renewal of obligatory insurances
Each Borrower shall:
(a)	at least 21 days before the expiry of any obligatory insurance effected by it:
(i)
notify the Security Trustee of the brokers (or other insurers) and any protection and indemnity or war risks association through or with whom that Borrower proposes to renew that obligatory insurance and of the proposed terms of renewal; and

(ii)	obtain the Security Trustee's approval to the matters referred to in paragraph (i);
(b)	at least 14 days before the expiry of any obligatory insurance, renew that obligatory insurance in accordance with the Security Trustee's approval pursuant to paragraph (a); and
(c)
procure that the approved brokers and/or the war risks and protection and indemnity associations with which such a renewal is effected shall promptly after the renewal notify the Security Trustee in writing of the terms and conditions of the renewal.

13.6	Copies of policies; letters of undertaking
Each Borrower shall ensure that all approved brokers provide the Security Trustee with pro forma copies of all policies relating to the obligatory insurances which they are to effect or renew and of a letter or letters of undertaking in a form required by the Security Trustee and including undertakings by the approved brokers that:
(a)	they will have endorsed on each policy, immediately upon issue, a loss payable clause and a notice of assignment complying with the provisions of Clause 13.4;
(b)	they will hold such policies, and the benefit of such insurances, to the order of the Security Trustee in accordance with the said loss payable clause;
(c)	they will advise the Security Trustee immediately of any material change to the terms of the obligatory insurances;
(d)
they will notify the Security Trustee, not less than 14 days before the expiry of the obligatory insurances, in the event of their not having received notice of renewal instructions from that Borrower or its agents and, in the event of their receiving instructions to renew, they will promptly notify the Security Trustee of the terms of the instructions; and

(e)
they will not set off against any sum recoverable in respect of a claim relating to the Ship owned by that Borrower under such obligatory insurances any premiums or other amounts due to them or any other person whether in respect of that Ship or otherwise, they waive any lien on the policies, or any sums received under them, which they might have in respect of such premiums or other amounts, and they will not cancel such obligatory insurances by reason of non-payment of such premiums or other amounts, and will arrange for a separate policy to be issued in respect of that Ship forthwith upon being so requested by the Security Trustee.

13.7	Copies of certificates of entry
Each Borrower shall ensure that any protection and indemnity and/or war risks associations in which the Ship owned by it is entered provides the Security Trustee with:
(a)	a certified copy of the certificate of entry for that Ship;
(b)	a letter or letters of undertaking in such form as may be required by the Security Trustee;
(c)
where required to be issued under the terms of insurance/indemnity provided by a Borrower's protection and indemnity association, a certified copy of each United Sates of America voyage quarterly declaration (or other similar document or documents) made by that Borrower in accordance with the requirements of such protections and indemnity association; and

(d)	a certified copy of each certificate of financial responsibility for pollution by oil or other Environmentally Sensitive Material issued by the relevant certifying authority in relation to that Ship.
13.8	Deposit of original policies
Each Borrower shall ensure that all policies relating to obligatory insurances effected by it are deposited with the approved brokers through which the insurances are effected or renewed.
13.9	Payment of premiums
Each Borrower shall punctually pay all premiums or other sums payable in respect of the obligatory insurances effected by it and produce all relevant receipts when so required by the Security Trustee.
13.10	Guarantees
Each Borrower shall ensure that any guarantees required by a protection and indemnity or war risks association are promptly issued and remain in full force and effect.
13.11	Restructuring on employment
None of the Borrowers shall employ its Ship, nor shall permit it to be employed, outside the cover provided by any obligatory insurances.
13.12	Compliance with terms of insurances
None of the Borrowers shall do nor omit to do (nor permit to be done or not to be done) any act or thing which would or might render any obligatory insurance invalid, void, voidable or unenforceable or render any sum payable under an obligatory insurance repayable in whole or in part; and, in particular:
(a)
each Borrower shall take all necessary action and comply with all requirements which may from time to time be applicable to the obligatory insurances, and (without limiting the obligation contained in Clause 13.6(c)) ensure that the obligatory insurances are not made subject to any exclusions or qualifications to which the Security Trustee has not given its prior approval;

(b)
none of the Borrowers shall make any changes relating to the classification or classification society or manager or operator of the Ship owned by it approved by the underwriters of the obligatory insurances;

(c)
each Borrower shall make (and promptly supply copies to the Agent of) all quarterly or other voyage declarations which may be required by the protection and indemnity risks association in which the Ship owned by it is entered to maintain cover for trading to the United States of America and Exclusive Economic Zone (as defined in the United States Oil Pollution Act 1990 or any other applicable legislation); and

(d)
none of the Borrowers shall employ the Ship owned by it, nor allow it to be employed, otherwise than in conformity with the terms and conditions of the obligatory insurances, without first obtaining the consent of the insurers and complying with any requirements (as to extra premium or otherwise) which the insurers specify.

13.13	Alteration to terms of insurances
None of the Borrowers shall either make or agree to any alteration to the terms of any obligatory insurance nor waive any right relating to any obligatory insurance.
13.14	Settlement of claims
None of the Borrowers shall settle, compromise or abandon any claim under any obligatory insurance for Total Loss or for a Major Casualty, and shall do all things necessary and provide all documents, evidence and information to enable the Security Trustee to collect or recover any moneys which at any time become payable in respect of the obligatory insurances.
13.15	Provision of copies of communications
Each Borrower shall provide the Security Trustee, at the time of each such communication, copies of all written communications between that Borrower and:
(a)	the approved brokers;
(b)	the approved protection and indemnity and/or war risks associations; and
(c)	the approved insurance companies and/or underwriters, which relate directly or indirectly to:
(i)	that Borrower's obligations relating to the obligatory insurances including, without limitation, all requisite declarations and payments of additional premiums or calls;
(ii)
any credit arrangements made between that Borrower and any of the persons referred to in paragraphs (a) or (b) relating wholly or partly to the effecting or maintenance of the obligatory insurances; and

(iii)	a claim under any obligatory insurances of the Ship.
13.16	Provision of information
In addition, each Borrower shall promptly provide the Security Trustee (or any persons which it may designate) with any information which the Security Trustee (or any such designated person) requests for the purpose of:
(a)	obtaining or preparing any report from an independent marine insurance broker as to the adequacy of the obligatory insurances effected or proposed to be effected; and/or
(b)	effecting, maintaining or renewing any such insurances as are referred to in Clause 13.18 or dealing with or considering any matters relating to any such insurances, and the Borrowers shall, forthwith upon demand, indemnify the Security Trustee in respect of all fees and other expenses incurred by or for the account of the Security Trustee in connection with any such report as is referred to in paragraph (a).

13.17	Mortgagee's interest marine insurance and additional perils insurance
The Security Trustee shall be entitled from time to time to effect, maintain and renew a mortgagee's interest marine insurance and mortgagee's interest additional perils insurance in an amount not less than 120 per cent. of the Loan on such terms, through such insurers and generally in such manner as the Security Trustee may from time to time consider appropriate and each Borrower shall upon demand fully indemnify the Creditor Parties in respect of all premiums and other expenses which are incurred in connection with or with a view to effecting, maintaining or renewing any such insurance or dealing with, or considering, any matter arising out of any such insurance.
13.18	Review of insurance requirements
The Security Trustee shall be entitled to review the requirements of this Clause 13 from time to time in order to take account of any changes in circumstances after the date of this Agreement which are, in the opinion of the Security Trustee, significant and capable of affecting the Borrowers, the Ships and their Insurances (including, without limitation, changes in the availability or the cost of insurance coverage or the risks to which each Borrower may be subject), and may appoint insurance consultants in relation to this review at the cost of the relevant Borrower.
13.19	Modification of insurance requirements
The Security Trustee shall notify the Borrowers of any proposed modification under Clause 13.18 to the requirements of this Clause 13 which the Security Trustee reasonably consider appropriate in the circumstances, and such modification shall take effect on and from the date it is notified in writing to the relevant Borrower as an amendment to this Clause 13 and shall bind that Borrower accordingly.
13.20	Compliance with mortgagee's instructions
The Security Trustee shall be entitled (without prejudice to or limitation of any other rights which it may have or acquire under any Finance Document) to require a Ship to remain at any safe port or to proceed to and remain at any safe port designated by the Security Trustee until the Borrower owning that Ship implements any amendments to the terms of the obligatory insurances and any operational changes required as a result of a notice served under Clause 13.19.
14	SHIP COVENANTS
14.1	General
Each Borrower also undertakes with each Creditor Party to comply (in the case of Ship C, following the Delivery Date applicable to that Ship), with the following provisions of this Clause 14 at all times during the Security Period while its Ship is subject to a Mortgage, except as the Agent, with the authorisation of the Majority Lenders, may otherwise permit in writing.
14.2	Ship's name and registration
Each Borrower shall keep the Ship owned by it registered in its name under an Approved Flag; shall not do, omit to do or allow to be done anything as a result of which such registration might be cancelled or imperilled; and shall not change the name or port of registry of the Ship owned by it.
14.3	Repair and classification
Each Borrower shall keep the Ship owned by it in a good and safe condition and state of repair:

(a)	consistent with first-class ship ownership and management practice;
(b)	so as to maintain the highest class free of overdue recommendations and conditions, with a classification society which is a member of IACS and acceptable to the Agent; and
(c)
so as to comply with all laws and regulations applicable to vessels registered at ports in the applicable Approved Flag State or to vessels trading to any jurisdiction to which that Ship may trade from time to time, including but not limited to the ISM Code and the ISPS Code.

14.4	Classification society undertaking
Each Borrower shall instruct the classification society referred to in Clause 14.3 (and procure that the classification society undertakes with the Agent) in relation to its Ship:
(a)
to send to the Agent, following receipt of a written request from the Agent, certified true copies of all original class records and any other related records held by the classification society in relation to its Ship;

(b)
to allow the Agent (or its agents), at any time and from time to time, to inspect the original class and related records of its Ship at the offices of the classification society and to take copies of them;

(c)	to notify the Agent immediately in writing if the classification society:
(i)	receives notification from a Borrower or any person that its Ship's classification society is to be changed; or
(ii)
becomes aware of any facts or matters which may result in or have resulted in a change, suspension, discontinuance, withdrawal or expiry of that Ship's class under the rules or terms and conditions of a Borrower's or its Ship's membership of the classification society;

(d)	following receipt of a written request from the Agent:
(i)
to confirm that a Borrower is not in default of any of its contractual obligations or liabilities to the classification society and, without limiting the foregoing, that it has paid in full all fees or other charges due and payable to the classification society;  or

(ii)
if a Borrower is in default of any of its contractual obligations or liabilities to the classification society, to specify to the Agent in reasonable detail the facts and circumstances of such default, the consequences thereof, and any remedy period agreed or allowed by the classification society.

14.5	Modification
None of the Borrowers shall make any modification or repairs to, or replacement of, any Ship or equipment installed on it which would or might materially alter the structure, type or performance characteristics of that Ship or materially reduce its value.
14.6	Removal of parts
None of the Borrowers shall remove any material part of any Ship, or any item of equipment installed on, any Ship unless the part or item so removed is forthwith replaced by a suitable part or item which is in the same condition as or better condition than the part or item removed, is free from any Security Interest or any right in favour of any person other than the Security Trustee and becomes on installation on the relevant Ship the property of the relevant Borrower and subject to the security constituted by the relevant Mortgage Provided that a Borrower may install equipment owned by a third party if the equipment can be removed without any risk of damage to the Ship owned by it.

14.7	Surveys
Each Borrower shall submit the Ship owned by it regularly to all periodical or other surveys which may be required for classification purposes and, if so required by the Security Trustee provide the Security Trustee, with copies of all survey reports prepared by surveyors appointed by the Borrower and, if required by the Security Trustee, by a surveyor appointed by the Security Trustee at the Borrower's cost.
14.8	Inspection
Each Borrower shall permit the Security Trustee (by surveyors or other persons appointed by it for that purpose) to board the Ship owned by it at all reasonable times at the cost of the Borrower to inspect its condition or to satisfy themselves about proposed or executed repairs and shall afford all proper facilities for such inspections.
14.9	Prevention of and release from arrest
Each Borrower shall promptly discharge:
(a)	all liabilities which give or may give rise to maritime or possessory liens on or claims enforceable against the Ship owned by it, the Earnings or the Insurances;
(b)	all taxes, dues and other amounts charged in respect of the Ship owned by it, the Earnings or the Insurances; and
(c)	all other outgoings whatsoever in respect of the Ship owned by it, the Earnings or the Insurances, and, forthwith upon receiving notice of the arrest of the Ship owned by it, or of its detention in exercise or purported exercise of any such lien or claim, that Borrower shall procure its release by providing bail or otherwise as the circumstances may require.
14.10	Compliance with laws etc.
Each Borrower shall:
(a)
comply, or procure compliance with the ISM Code, the ISPS Code, all Environmental Laws and all other laws or regulations relating to the Ship owned by it, its ownership, operation and management or to the business of that Borrower;

(b)
not employ the Ship owned by it nor allow its employment in any manner contrary to any applicable law or regulation in any relevant jurisdiction including but not limited to the ISM Code and the ISPS Code; and

(c)
in the event of hostilities in any part of the world (whether war is declared or not), not cause or permit the Ship owned by it to enter or trade to any zone which is declared a war zone by any government or by the Ship's war risks insurers unless the prior written consent of the Security Trustee has been given and that Borrower has (at its expense) effected any special, additional or modified insurance cover which the Security Trustee may require.

14.11	Provision of information
Each Borrower shall promptly provide the Security Trustee with any information which it requests regarding:

(a)	the Ship owned by it, its employment, position and engagements;
(b)	the Earnings and payments and amounts due to the master and crew of the Ship owned by it;
(c)	any expenses incurred, or likely to be incurred, in connection with the operation, maintenance or repair of the Ship owned by it and any payments made in respect of that Ship;
(d)	any towages and salvages; and
(e)	its compliance, the Approved Managers' compliance and the compliance of the Ship owned by it with the ISM Code and the ISPS Code, and, upon the Security Trustee's request, provide copies of any current charter relating to the Ship owned by it, of any current charter guarantee and copies of the Borrower's or the Approved Managers' Document of Compliance.
14.12	Notification of certain events
Each Borrower shall immediately notify the Security Trustee by fax, of:
(a)	any casualty which is or is likely to be or to become a Major Casualty;
(b)	any occurrence as a result of which the Ship owned by it has become or is, by the passing of time or otherwise, likely to become a Total Loss;
(c)	any requirement or recommendation made by any insurer or classification society or by any competent authority which is not immediately complied with;
(d)	any arrest or detention of the Ship owned by it, any exercise or purported exercise of any lien on that Ship or its Earnings or any requisition of that Ship for hire;
(e)	any intended dry docking of the Ship owned by it;
(f)	any Environmental Claim made against that Borrower or in connection with the Ship owned by it, or any Environmental Incident;
(g)	any claim for breach of the ISM Code or the ISPS Code being made against that Borrower, an Approved Manager or otherwise in connection with the Ship owned by it; or
(h)	any other matter, event or incident, actual or threatened, the effect of which will or could lead to the ISM Code or the ISPS Code not being complied with, and that Borrower shall keep the Security Trustee advised in writing on a regular basis and in such detail as the Security Trustee shall require of that Borrower's, the Approved Managers or any other person's response to any of those events or matters.
14.13	Restrictions on chartering, appointment of managers etc.
None of the Borrowers shall, in relation to the Ship owned by it:
(a)	let that Ship on demise charter for any period;

(b)
other that the Approved Charter, enter into any time or consecutive voyage charter in respect of that Ship for a term which exceeds, or which by virtue of any optional extensions may exceed, 12 months;

(c)	enter into any charter in relation to that Ship under which more than 2 months' hire (or the equivalent) is payable in advance;
(d)	charter that Ship otherwise than on bona fide arm's length terms at the time when that Ship is fixed;
(e)	appoint a manager of that Ship other than the Approved Managers or agree to any alteration to the terms of the Approved Managers' appointment;
(f)	de-activate or lay up that Ship; or
(g)
put that Ship into the possession of any person for the purpose of work being done upon it in an amount exceeding or likely to exceed $500,000 (or the equivalent in any other currency) unless that person has first given to the Security Trustee and in terms satisfactory to it a written undertaking not to exercise any lien on that Ship or its Earnings for the cost of such work or for any other reason.

14.14	Notice of Mortgage
Each Borrower shall keep the relevant Mortgage registered against the Ship owned by it as a valid first priority or preferred mortgage, carry on board that Ship a certified copy of the relevant Mortgage and place and maintain in a conspicuous place in the navigation room and the Master's cabin of that Ship a framed printed notice stating that that Ship is mortgaged by that Borrower to the Security Trustee.
14.15	Sharing of Earnings
None of the Borrowers shall:
(a)	enter into any agreement or arrangement for the sharing of any Earnings;
(b)
enter into any agreement or arrangement for the postponement of any date on which any Earnings are due; the reduction of the amount of any Earnings or otherwise for the release or adverse alteration of any right of a Borrower to any Earnings.

14.16	ISPS Code
Each Borrower shall comply with the ISPS Code and in particular, without limitation, shall:
(a)	procure that the Ship owned by that Borrower and the company responsible for that Ship's compliance with the ISPS Code comply with the ISPS Code; and
(b)	maintain for that Ship an ISSC; and
(c)	notify the Agent immediately in writing of any actual or threatened withdrawal, suspension, cancellation or modification of the ISSC.
14.17	Charterparty Assignment
If a Borrower enters into any Charter (subject to obtaining the consent of the Agent in accordance with Clause 14.13(b)), the Borrower shall at the request of the Agent, execute in favour of the Security Trustee a Charterparty Assignment and shall:

(a)	serve notice of the Charterparty Assignment on the charterer and procure that the charterer acknowledges such notice in such form as the Agent may approve or require; and
(b)	deliver to the Agent such other documents equivalent to those referred to at paragraphs 3, 4 and 5 of Schedule 3, Part A as the Agent may require.
14.18	Responsible Ship Recycling
If a Ship is sold for scrapping, the Borrower owning that Ship shall ensure that that Ship shall be dismantled in a safe, sustainable and socially and environmentally responsible way.
14.19	Green Award
If and for so long as the Agent is a Green Award Incentive Provider, in the event the Borrowers or the Approved Manager complies with the requisite application, auditing and surveying process of Green Award and receives the Green Award certification and the Ship becomes Green Award certified, the Agent shall reimburse the Borrower for 25 per cent of the auditing and annual membership fees required (such reimbursement shall not be applicable to the application fees).
15	SECURITY COVER
15.1	Minimum required security cover
Clause 15.2 applies if the Agent notifies the Borrowers that:
(a)	the aggregate of the Market Value of the Ships subject to a Mortgage; plus
(b)	the net realisable value of any additional security previously provided under this Clause 15, is below 130 per cent. of the aggregate of the Loan and any negative sums arising under any Transactions entered into pursuant to the Master Agreement.
15.2	Provision of additional security; prepayment
If the Agent serves a notice on the Borrowers under Clause 15.1, the Borrowers shall prepay such part at least of the Loan as will eliminate the shortfall on or before the date falling 30 days after the date on which the Agent's notice is served under Clause 15.1 (the "Prepayment Date") unless at least 1 Business Day before the Prepayment Date the Borrowers have provided, or ensured that a third party has provided, additional security which, in the opinion of the Majority Lenders, has a net realisable value at least equal to the shortfall and is documented in such terms as the Agent may, with the authorisation of the Majority Lenders, approve or require.
15.3	Valuation of Ships
The Market Value of a Ship (or any other Fleet Vessel) at any date is that shown by taking the arithmetic means of two valuations addressed to the Agent, each valuation to be prepared:
(a)	as at a date not more than 30 days previously;
(b)	by an Approved Broker selected and appointed by the Agent;
(c)	with or without physical inspection of the Ship (as the Agent may require);

(d)
on the basis of a sale for prompt delivery for cash on normal arm's length commercial terms as between a willing seller and a willing buyer, free of any existing charter or other contract of employment; and

(e)	after deducting the estimate amount of the usual and reasonable expenses which would be incurred in connection with the sale.
Provided that if the valuations obtained at any time pursuant to this Clause 15.3 differ by at least 10 per cent. the Agent may select a third Approved Broker to provide a valuation of that Ship in accordance with this Clause 15.3 and the Market Value of  that Ship shall be the arithmetic average of the three valuations.
15.4	Value of additional vessel security
The net realisable value of any additional security which is provided under Clause 15.2 and which consists of a Security Interest over a vessel shall be that shown by a valuation complying with the requirements of Clause 15.3.
15.5	Valuations binding
Any valuation under Clause 15.2, 15.3 or 15.4 shall be binding and conclusive as regards the Borrowers, as shall be any valuation which the Majority Lenders make of any additional security which does not consist of or include a Security Interest.
15.6	Provision of information
The Borrowers shall promptly provide the Agent and any Approved Broker or expert acting under Clause 15.3 or 15.4 with any information which the Agent or the Approved Broker or expert may request for the purposes of the valuation; and, if the Borrowers fail to provide the information by the date specified in the request, the valuation may be made on any basis and assumptions which the Approved Broker or the Majority Lenders (or the expert appointed by them) consider prudent.
15.7	Frequency of valuations
Each Borrower acknowledges and agrees that the Agent may commission valuation(s) of the Ship at such times as the Agent shall deem necessary.
15.8	Payment of valuation expenses
Without prejudice to the generality of the Borrowers' obligations under Clauses 20.1, 20.3 and 21.3, the Borrowers shall, on demand, pay the Agent the amount of the fees and expenses of any Approved Broker or expert instructed by the Agent under this Clause and all legal and other expenses incurred by any Creditor Party in connection with any matter arising out of this Clause  Provided that unless an Event of Default has occurred which is continuing, the Borrowers shall only be obliged to pay the fees and expenses for two sets of valuations for each Ship in each calendar year.
15.9	Application of prepayment
Clause 8.10 shall apply in relation to any prepayment pursuant to Clause 15.1.
16	PAYMENTS AND CALCULATIONS
16.1	Currency and method of payments
All payments to be made by the Lenders or by a Borrower under a Finance Document shall be made to the Agent or to the Security Trustee, in the case of an amount payable to it:

(a)	by not later than 11.00 a.m. (New York City time) on the due date;
(b)
in same day Dollar funds settled through the New York Clearing House Interbank Payments System (or in such other Dollar funds and/or settled in such other manner as the Agent shall specify as being customary at the time for the settlement of international transactions of the type contemplated by this Agreement);

(c)
in the case of an amount payable by a Lender to the Agent or by a Borrower to the Agent or any Lender, to the account of the Agent with correspondent bank Deutsche Bank at Trust Company America, New York (SWIFT: ABNANL2A and account number: 04-013-685) with reference "Monte Carlo 37 and Monte Carlo 39 – US$64,400,000 facility", or to such other account with such other bank as the Agent may from time to time notify to the Borrowers and the other Creditor Parties; and

(d)	in the case of an amount payable to the Security Trustee, to such account as it may from time to time notify to the Borrowers and the other Creditor Parties.
16.2	Payment on non-Business Day
If any payment by a Borrower under a Finance Document would otherwise fall due on a day which is not a Business Day:
(a)	the due date shall be extended to the next succeeding Business Day; or
(b)	if the next succeeding Business Day falls in the next calendar month, the due date shall be brought forward to the immediately preceding Business Day, and interest shall be payable during any extension under paragraph (a) at the rate payable on the original due date.
16.3	Basis for calculation of periodic payments
All interest and commitment fee and any other payments under any Finance Document which are of an annual or periodic nature shall accrue from day to day and shall be calculated on the basis of the actual number of days elapsed and a 360 day year.
16.4	Distribution of payments to Creditor Parties
Subject to Clauses 16.5, 16.6 and 16.7:
(a)
any amount received by the Agent under a Finance Document for distribution or remittance to a Lender, the Swap Bank or the Security Trustee shall be made available by the Agent to that Lender, the Swap Bank or, as the case may be, the Security Trustee by payment, with funds having the same value as the funds received, to such account as the Lender, the Swap Bank or the Security Trustee may have notified to the Agent not less than 5 Business Days previously; and

(b)
amounts to be applied in satisfying amounts of a particular category which are due to the Lenders and/or the Swap Bank generally shall be distributed by the Agent to each Lender and the Swap Bank pro rata to the amount in that category which is due to it.

16.5	Permitted deductions by Agent
Notwithstanding any other provision of this Agreement or any other Finance Document, the Agent may, before making an amount available to a Lender or the Swap Bank, deduct and withhold from that amount any sum which is then due and payable to the Agent from that Lender or the Swap Bank under any Finance Document or any sum which the Agent is then entitled under any Finance Document to require that Lender or the Swap Bank to pay on demand.

16.6	Agent only obliged to pay when monies received
Notwithstanding any other provision of this Agreement or any other Finance Document, the Agent shall not be obliged to make available to a Borrower or any Lender or the Swap Bank any sum which the Agent is expecting to receive for remittance or distribution to that Borrower or that Lender or the Swap Bank until the Agent has satisfied itself that it has received that sum.
16.7	Refund to Agent of monies not received
If and to the extent that the Agent makes available a sum to a Borrower or a Lender or the Swap Bank, without first having received that sum, that Borrower or (as the case may be) the Lender or the Swap Bank concerned shall, on demand:
(a)	refund the sum in full to the Agent; and
(b)
pay to the Agent the amount (as certified by the Agent) which will indemnify the Agent against any funding or other loss, liability or expense incurred by the Agent as a result of making the sum available before receiving it.

16.8	Agent may assume receipt
Clause 16.7 shall not affect any claim which the Agent has under the law of restitution, and applies irrespective of whether the Agent had any form of notice that it had not received the sum which it made available.
16.9	Creditor Party accounts
Each Creditor Party shall maintain accounts showing the amounts owing to it by the Borrowers and each Security Party under the Finance Documents and all payments in respect of those amounts made by the Borrowers and any Security Party.
16.10	Agent's memorandum account
The Agent shall maintain a memorandum account showing the amounts advanced by the Lenders and all other sums owing to the Agent, the Security Trustee and each Lender from the Borrowers and each Security Party under the Finance Documents and all payments in respect of those amounts made by the Borrowers and any Security Party.
16.11	Accounts prima facie evidence
If any accounts maintained under Clauses 16.9 and 16.10 show an amount to be owing by a Borrower or a Security Party to a Creditor Party, those accounts shall be prima facie evidence that that amount is owing to that Creditor Party.
17	APPLICATION OF RECEIPTS
17.1	Normal order of application
Except as any Finance Document may otherwise provide, any sums which are received or recovered by any Creditor Party under or by virtue of any Finance Document shall be applied:
(a)	FIRST: in or towards satisfaction of any amounts then due and payable under the Finance Documents in the following order and proportions:

(i)
first, in or towards satisfaction pro rata of all amounts then due and payable to the Creditor Parties under the Finance Documents other than those amounts referred to at paragraphs (ii) and (iii) (including, but without limitation, all amounts payable by a Borrower under Clauses 20, 21 and 22 of this Agreement or by a Borrower or any Security Party under any corresponding or similar provision in any other Finance Document);

(ii)
secondly, in or towards satisfaction pro rata of any and all amounts of interest or default interest payable to the Creditor Parties under the Finance Documents (and, for this purpose, the expression "interest" shall include any net amount which a Borrower shall have become liable to pay or deliver under section 2(e) (Obligations) of the Master Agreement but shall have failed to pay or deliver to the Swap Bank at the time of application or distribution under this Clause 17); and

(iii)
thirdly, in or towards satisfaction pro rata of the Loan and the Swap Exposure (in the case of the latter, calculated as at the actual Early Termination Date applying to each particular Designated Transaction, or if no such Early Termination Date shall have occurred, calculated as if an Early Termination Date occurred on the date of application or distribution hereunder);

(b)
SECONDLY: in retention of an amount equal to any amount not then due and payable under any Finance Document but which the Agent, by notice to a Borrower, the Security Parties and the other Creditor Parties, states in its opinion will either or may become due and payable in the future and, upon those amounts becoming due and payable, in or towards satisfaction of them in accordance with the provisions of Clause 17.1(a); and

(c)	THIRDLY: any surplus shall be paid to the Borrowers or to any other person appearing to be entitled to it.
17.2	Variation of order of application
The Agent may, with the authorisation of the Majority Lenders and the Swap Bank, by notice to the Borrowers, the Security Parties and the other Creditor Parties provide for a different manner of application from that set out in Clause 17.1 either as regards a specified sum or sums or as regards sums in a specified category or categories.
17.3	Notice of variation of order of application
The Agent may give notices under Clause 17.2 from time to time; and such a notice may be stated to apply not only to sums which may be received or recovered in the future, but also to any sum which has been received or recovered on or after the third Business Day before the date on which the notice is served.
17.4	Appropriation rights overridden
This Clause 17 and any notice which the Agent gives under Clause 17.2 shall override any right of appropriation possessed, and any appropriation made, by a Borrower or any Security Party.
18	APPLICATION OF EARNINGS; SWAP PAYMENTS
18.1	Payment of Earnings and Swap Payments
Each Borrower undertakes with each Creditor Party to ensure that, throughout the Security Period (and subject only to the provisions of the General Assignments):
(a)	all Earnings of the Ship owned by it are paid to the Earnings Account for that Ship; and

(b)	all payments by the Swap Bank to a Borrower under each Designated Transaction are paid to the Earnings Account of that Borrower.
18.2	Application of Earnings
Each Borrower undertakes with the Lenders that any funds from time to time credited to, or standing to the credit of, its Earnings Account shall, unless and until an Event of Default shall have occurred (whereupon the provisions of Clause 17.1 shall apply), be available for application in the following manner:
(a)
in or towards making payments of all amounts due and payable by the Borrowers under this Agreement and the Master Agreement (other than payments of principal and interest pursuant to Clauses 5.1, 7.2 and/or 8.1);

(b)	in or towards making the transfers to the Retention Account required pursuant to Clause 18.3(a); and
(c)	any surplus shall be released to the Borrowers.
18.3	Monthly retentions
Each Borrower undertakes with each Creditor Party to ensure that, in each calendar month of the Security Period after the Ship owned or to be owned by it has been delivered to it under the relevant Shipbuilding Contract, on such dates as the Agent may from time to time specify, there is transferred to the Retention Account out of the Earnings received in its Earnings Account during the preceding calendar month:
(a)	one‑third of the amount of the repayment instalment in respect of the Tranche applicable to its Ship falling due under Clause 8.1 on the next Repayment Date in respect of that Tranche; and
(b)	the relevant fraction of the aggregate amount of interest on that Tranche which is payable on the next due date for payment of interest under this Agreement.
The "relevant fraction" is a fraction of which the numerator is 1 and the denominator the number of months comprised in the then current Interest Period applicable to the relevant Tranche (or, if the current Interest Period ends after the next due date for payment of interest under this Agreement for the relevant Tranche, the number of months from the later of the commencement of the current Interest Period for the relevant Tranche or the last due date for payment of interest for that Tranche to the next due date for payment of interest for that Tranche under this Agreement).
18.4	Shortfall in Earnings
If the aggregate Earnings of a Ship received in the Earnings Account applicable to it are insufficient in any month for the required amount to be transferred to the Retention Account under Clause 18.3, the Borrower owning that Ship shall make up the amount of the insufficiency on demand from the Agent; but, without thereby prejudicing the Agent's right to make such demand at any time, the Agent may, if so authorised by the Majority Lenders, permit that Borrower to make up all or part of the insufficiency by increasing the amount of any transfer under Clause 18.3 from the Earnings received in the next or subsequent months.
18.5	Application of retentions
Until an Event of Default occurs, the Agent shall on each Repayment Date and on each due date for the payment of interest under this Agreement distribute to the Lenders in accordance with Clause 16.4 so much of the then balance on the Retention Account as equals:

(a)	the repayment instalment in respect of the relevant Tranche due on that Repayment Date; or
(b)	the amount of interest in respect of the relevant Tranche payable on that interest payment date, in discharge of the Borrowers' liability for that repayment instalment or that interest.
18.6	Interest accrued on Accounts
Any credit balance on the Accounts shall bear interest at the rate from time to time offered by the Agent to its customers for Dollar deposits of similar amounts and for periods similar to those for which such balances appear to the Agent likely to remain on the Accounts.
18.7	No release of accrued interest
Interest arising under Clause 18.6 shall be credited to the Retention Account, but shall not be released to the Borrowers until the end of the Security Period.
18.8	Location of accounts
Each Borrower shall promptly:
(a)	comply with any requirement of the Agent as to the location or re-location of the Accounts (or any of them); and
(b)
execute any documents which the Agent specifies to create or maintain in favour of the Security Trustee a Security Interest over (and/or rights of set-off, consolidation or other rights in relation to) the Accounts.

18.9	Debits for expenses etc.
The Agent shall be entitled (but not obliged) from time to time to debit any Earnings Account without prior notice in order to discharge any amount due and payable under Clause 20 or 21 to a Creditor Party or payment of which any Creditor Party has become entitled to demand under Clause 20 or 21.
18.10	Borrower's obligations unaffected
The provisions of this Clause 18 (as distinct from a distribution effected under Clause 18.5) do not affect:
(a)	the liability of the Borrower to make payments of principal and interest on the due dates; or
(b)	any other liability or obligation of the Borrower or any Security Party under any Finance Document.
19	EVENTS OF DEFAULT
19.1	Events of Default
An Event of Default occurs if:

(a)	a Borrower or any Security Party fails to pay when due or (if so payable) on demand any sum payable under a Finance Document or under any document relating to a Finance Document; or
(b)	any breach occurs of Clause 9.2, 9.3, 10.19, 10.20, 11.2, 11.3, 11.19, 11.20, 11.21, 11.22, 11.23, 12.2, 12.3, 13.2, 13.4, 14.2, 18.1, 18.3 or 11.19 of the Corporate Guarantee; or
(c)
any breach by a Borrower or any Security Party occurs of any provision of a Finance Document (other than a breach covered by paragraphs (a) or (b)) which, in the opinion of the Majority Lenders, is capable of remedy, and such default continues unremedied 15 days after written notice from the Agent requesting action to remedy the same; or

(d)
(subject to any applicable grace period specified in any Finance Document) any breach by a Borrower or any Security Party occurs of any provision of a Finance Document (other than a breach falling within paragraphs (a), (b) or (c)); or

(e)
any representation, warranty or statement made by, or by an officer of, a Borrower or a Security Party in a Finance Document or in a Drawdown Notice or any other notice or document relating to a Finance Document is untrue or misleading when it is made or repeated; or

(f)	any of the following occurs in relation to any Financial Indebtedness of a Relevant Person:
(i)	any Financial Indebtedness of a Relevant Person is not paid when due; or
(ii)	any Financial Indebtedness of a Relevant Person becomes due and payable or capable of being declared due and payable prior to its stated maturity date as a consequence of any event of default; or
(iii)
a lease, hire purchase agreement or charter creating any Financial Indebtedness of a Relevant Person is terminated by the lessor or owner or becomes capable of being terminated as a consequence of any termination event; or

(iv)
any overdraft, loan, note issuance, acceptance credit, letter of credit, guarantee, foreign exchange or other facility, or any swap or other derivative contract or transaction, relating to any Financial Indebtedness of a Relevant Person ceases to be available or becomes capable of being terminated as a result of any event of default, or cash cover is required, or becomes capable of being required, in respect of such a facility as a result of any event of default; or

(v)	any Security Interest securing any Financial Indebtedness of a Relevant Person becomes enforceable; or
(g)	any of the following occurs in relation to a Relevant Person:
(i)	a Relevant Person becomes, in the opinion of the Majority Lenders, unable to pay its debts as they fall due; or
(ii)	any assets of a Relevant Person are subject to any form of execution, attachment, arrest, sequestration or distress or any form of freezing order; or
(iii)	any administrative or other receiver is appointed over any asset of a Relevant Person; or
(iv)	an administrator is appointed (whether by the court or otherwise) in respect of a Relevant Person; or

(v)
any formal declaration of bankruptcy or any formal statement to the effect that a Relevant Person is insolvent or likely to become insolvent is made by a Relevant Person or by the directors of a Relevant Person or, in any proceedings, by a lawyer acting for a Relevant Person; or

(vi)	a provisional liquidator is appointed in respect of a Relevant Person, a winding up order is made in relation to a Relevant Person or a winding up resolution is passed by a Relevant Person; or
(vii)
a resolution is passed, an administration notice is given or filed, an application or petition to a court is made or presented or any other step is taken by (aa) a Relevant Person, (bb) the members or directors of a Relevant Person, (cc) a holder of Security Interests which together relate to all or substantially all of the assets of a Relevant Person, or (dd) a government minister or public or regulatory authority of a Pertinent Jurisdiction for or with a view to the winding up of that or another Relevant Person or the appointment of a provisional liquidator or administrator in respect of that or another Relevant Person, or that or another Relevant Person ceasing or suspending business operations or payments to creditors, save that this paragraph does not apply to a fully solvent winding up of a Relevant Person other than a Borrower or the Corporate Guarantor which is, or is to be, effected for the purposes of an amalgamation or reconstruction previously approved by the Majority Lenders and effected not later than 3 months after the commencement of the winding up; or

(viii)
an administration notice is given or filed, an application or petition to a court is made or presented or any other step is taken by a creditor of a Relevant Person (other than a holder of Security Interests which together relate to all or substantially all of the assets of a Relevant Person) for the winding up of a Relevant Person or the appointment of a provisional liquidator or administrator in respect of a Relevant Person in any Pertinent Jurisdiction, unless the proposed winding up, appointment of a provisional liquidator or administration is being contested in good faith, on substantial grounds and not with a view to some other insolvency law procedure being implemented instead and either (aa) the application or petition is dismissed or withdrawn within 30 days of being made or presented, or (bb) within 30 days of the administration notice being given or filed, or the other relevant steps being taken, other action is taken which will ensure that there will be no administration and (in both cases (aa) or (bb)) the Relevant Person will continue to carry on business in the ordinary way and without being the subject of any actual, interim or pending insolvency law procedure; or

(ix)
a Relevant Person or its directors take any steps (whether by making or presenting an application or petition to a court, or submitting or presenting a document setting out a proposal or proposed terms, or otherwise) with a view to obtaining, in relation to that or another Relevant Person, any form of moratorium, suspension or deferral of payments, reorganisation of debt (or certain debt) or arrangement with all or a substantial proportion (by number or value) of creditors or of any class of them or any such moratorium, suspension or deferral of payments, reorganisation or arrangement is effected by court order, by the filing of documents with a court, by means of a contract or in any other way at all; or

(x)
any meeting of the members or directors, or of any committee of the board or senior management, of a Relevant Person is held or summoned for the purpose of considering a resolution or proposal to authorise or take any action of a type described in paragraphs (iv) to (ix) or a step preparatory to such action, or (with or without such a meeting) the members, directors or such a committee resolve or agree that such an action or step should be taken or should be taken if certain conditions materialise or fail to materialise; or

(xi)	in a country other than England, any event occurs, any proceedings are opened or commenced or any step is taken which, in the opinion of the Majority Lenders is similar to any of the foregoing; or
(h)	a Borrower ceases or suspends carrying on its business or a part of its business which, in the opinion of the Majority Lenders, is material in the context of this Agreement; or
(i)	it becomes unlawful in any Pertinent Jurisdiction or impossible:
(i)
for a Borrower, the Corporate Guarantor or any Security Party to discharge any liability under a Finance Document or to comply with any other obligation which the Majority Lenders consider material under a Finance Document; or

(ii)	for the Agent, the Security Trustee, the Lenders or the Swap Bank to exercise or enforce any right under, or to enforce any Security Interest created by, a Finance Document; or
(j)
any official consent (including, without limitation, consents required pursuant to the relevant entity's constitutional documents of those required by law) necessary to enable any Borrower to own, operate or charter the Ship owned by it or to enable a Borrower or any Security Party to comply with any provision which the Majority Lenders consider material of a Finance Document or a Shipbuilding Contract is not granted, expires without being renewed, is revoked or becomes liable to revocation or any condition of such a consent is not fulfilled; or

(k)
it appears to the Majority Lenders that, without their prior consent, a change has occurred or probably has occurred after the date of this Agreement in the direct or legal ownership of any of the shares in a Borrower or a change has occurred in the ultimate beneficial ownership of any of the shares in a Borrower or in the ultimate control of the voting rights attaching to any of those shares; or

(l)
without the Agent's prior written consent any member of the Pistiolis Family (either directly and/or indirectly through companies beneficially owned by any member of the Pistiolis and/or trusts of foundations of which any member of the Pistiolis Family are beneficiaries) cease to own in aggregate at least 30 per cent. of the share capital of the Corporate Guarantor; or

(m)	Mr Evangelos John Pistiolis ceases to be the Chairman and the Chief Executive Officer of the Corporate Guarantor; or
(n)	without the prior written consent of the Agent, the shares of the Corporate Guarantor cease to be listed on the NASDAQ; or
(o)
any provision which the Majority Lenders consider material of a Finance Document proves to have been or becomes invalid or unenforceable, or a Security Interest created by a Finance Document proves to have been or becomes invalid or unenforceable or such a Security Interest proves to have ranked after, or loses its priority to, another Security Interest or any other third party claim or interest; or

(p)
an Approved Charter is terminated or rescinded or becomes invalid or unenforceable or otherwise ceases to remain in full force and effect prior to its expiration date for any reason except with the consent of the Agent (acting with the authorisation of the Majority Lenders); or

(q)	the security constituted by a Finance Document is in any way imperilled or in jeopardy; or
(r)	an Event of Default (as defined in Section 14 of the Master Agreement) occurs; or

(s)
the Master Agreement is terminated, cancelled, suspended, rescinded or revoked or otherwise ceases to remain in full force and effect for any reason except with the consent of the Agent, acting with the authorisation of the Majority Lenders; or

(t)	any other event occurs or any other circumstances arise or develop including, without limitation:
(i)	a change in the financial position, state of affairs or prospects of a Borrower or the Corporate Guarantor; or
(ii)	any accident or any Environmental Incident or other event involving any Ship or another vessel owned, chartered or operated by a Relevant Person, in the light of which the Majority Lenders consider that there is a significant risk that a Borrower or the Corporate Guarantor is, or will later become, unable to discharge its liabilities under the Finance Documents to which each is a party as they fall due.
19.2	Actions following an Event of Default
On, or at any time after, the occurrence of an Event of Default:
(a)	the Agent may, and if so instructed by the Majority Lenders, the Agent shall:
(i)	serve on the Borrowers a notice stating that all or part of the Commitments and all other obligations of each Lender to the Borrowers under this Agreement are cancelled; and/or
(ii)
serve on the Borrowers a notice stating that all or part of the Loan together with accrued interest and all other amounts accrued or owing under this Agreement are immediately due and payable or are due and payable on demand; and/or

(iii)
take any other action which, as a result of the Event of Default or any notice served under paragraph (i) or (ii), the Agent and/or the Lenders are entitled to take under any Finance Document or any applicable law; and/or

(b)
the Security Trustee may, and if so instructed by the Agent, acting with the authorisation of the Majority Lenders, the Security Trustee shall take any action which, as a result of the Event of Default or any notice served under paragraph (a)(i) or (a)(ii), the Security Trustee, the Agent, the Underwriter and/or the Lenders and/or the Swap Bank are entitled to take under any Finance Document or any applicable law.

19.3	Termination of Commitments
On the service of a notice under Clause 19.2(a)(i), the Commitments and all other obligations of each Lender to the Borrowers under this Agreement shall be cancelled.
19.4	Acceleration of Loan
On the service of a notice under Clause 19.2(a)(ii), all or, as the case may be, part of the Loan, specified in the notice together with accrued interest and all other amounts accrued or owing from the Borrowers or any Security Party under this Agreement and every other Finance Document shall become immediately due and payable or, as the case may be, payable on demand.
19.5	Multiple notices; action without notice
The Agent may serve notices under Clauses 19.2(a)(i) or 19.2(a)(ii) simultaneously or on different dates and it and/or the Security Trustee may take any action referred to in Clause 19.2 if no such notice is served or simultaneously with or at any time after the service of both or either of such notices.

19.6	Notification of Creditor Parties and Security Parties
The Agent shall send to each Lender, the Swap Bank, the Security Trustee and each Security Party a copy or the text of any notice which the Agent serves on the Borrowers under Clause 19.2; but the notice shall become effective when it is served on the Borrowers, and no failure or delay by the Agent to send a copy or the text of the notice to any other person shall invalidate the notice or provide a Borrower or any Security Party with any form of claim or defence.
19.7	Creditor Party's rights unimpaired
Nothing in this Clause shall be taken to impair or restrict the exercise of any right given to individual Lenders or the Swap Bank under a Finance Document or the general law; and, in particular, this Clause is without prejudice to Clause 3.1.
19.8	Exclusion of Creditor Party liability
No Creditor Party, and no receiver or manager appointed by the Security Trustee, shall have any liability to a Borrower or a Security Party:
(a)
for any loss caused by an exercise of rights under, or enforcement of a Security Interest created by, a Finance Document or by any failure or delay to exercise such a right or to enforce such a Security Interest; or

(b)
as mortgagee in possession or otherwise, for any income or principal amount which might have been produced by or realised from any asset comprised in such a Security Interest or for any reduction (however caused) in the value of such an asset, except that this does not exempt a Creditor Party or a receiver or manager from liability for losses shown to have been directly and mainly caused by the dishonesty or the wilful misconduct of such Creditor Party's own officers and employees or (as the case may be) such receiver's or manager's own partners or employees.
19.9	Relevant Persons
In this Clause 19, a "Relevant Person" means the Corporate Guarantor, a Borrower, a Security Party and any other member of the Group.
19.10	Interpretation
In Clause 19.1(f) references to an event of default or a termination event include any event, howsoever described, which is similar to an event of default in a facility agreement or a termination event in a finance lease; and in Clause 19.1(g) "petition" includes an application.
19.11	Position of Swap Bank
Neither the Agent nor the Security Trustee shall be obliged, in connection with any action taken or proposed to be taken under or pursuant to the foregoing provisions of this Clause 19, to have any regard to the requirements of the Swap Bank except to the extent that the Swap Bank is also a Lender.
20	FEES AND EXPENSES
20.1	Commitment and upfront fees
The Borrowers shall pay to the Agent:

(a)	on the Drawdown Date in respect of Tranche C, a non-refundable upfront fee equal to 1.25 per cent. of the Total Commitments in respect of Tranche C (being an amount equal to $250,000); and
(b)
a non-refundable commitment fee, payable quarterly in arrears at the rate of 1.00 per cent. per annum on the undrawn or un-cancelled amount of Tranche C for distribution among the Lenders pro rata to their Commitments during the period from (and including) the date of the Deed of Adherence, Assumption, Amendment and Restatement to the earlier of (i) the last day of the Availability Period and (ii) the Drawdown Date in respect of Tranche C (and on the last day of such period).

20.2	Costs of negotiation, preparation etc.
The Borrowers shall pay to the Agent on its demand the amount of all expenses incurred by the Agent or the Security Trustee in connection with the negotiation, preparation, execution or registration of any Finance Document or any related document or with any transaction contemplated by a Finance Document or a related document (including, but not limited to, any costs incurred by the Agent in connection with the insurance opinion to be provided to it in accordance with paragraph 7 of Part B, Schedule 3).
20.3	Costs of variations, amendments, enforcement etc.
The Borrowers shall pay to the Agent, on the Agent's demand, for the account of the Creditor Party concerned the amount of all expenses incurred by a Creditor Party in connection with:
(a)	any amendment or supplement to a Finance Document, or any proposal for such an amendment to be made;
(b)	any consent or waiver by the Lenders, the Swap Bank, the Majority Lenders or the Creditor Party concerned under or in connection with a Finance Document, or any request for such a consent or waiver;
(c)	the valuation of any security provided or offered under Clause 15 or any other matter relating to such security; or
(d)
where the Security Trustee, in its absolute opinion, considers that there has been a material change to the insurances in respect of a Ship, the review of the insurances of that Ship pursuant to Clause 13.18; and

(e)	any step taken by the Creditor Party concerned with a view to the protection, exercise or enforcement of any right or Security Interest created by a Finance Document or for any similar purpose.
There shall be recoverable under paragraph (d) the full amount of all legal expenses, whether or not such as would be allowed under rules of court or any taxation or other procedure carried out under such rules.
20.4	Documentary taxes
The Borrowers shall promptly pay any tax payable on or by reference to any Finance Document, and shall, on the Agent's demand, fully indemnify each Creditor Party against any claims, expenses, liabilities and losses resulting from any failure or delay by the Borrowers to pay such a tax.
20.5	Certification of amounts
A notice which is signed by 2 officers of a Creditor Party, which states that a specified amount, or aggregate amount, is due to that Creditor Party under this Clause 20 and which indicates (without necessarily specifying a detailed breakdown) the matters in respect of which the amount, or aggregate amount, is due shall be prima facie evidence that the amount, or aggregate amount, is due.

21	INDEMNITIES
21.1	Indemnities regarding borrowing and repayment of Loan
The Borrowers shall fully indemnify the Agent and each Lender on the Agent's demand and the Security Trustee on its demand in respect of all claims, expenses, liabilities and losses which are made or brought against or incurred by that Creditor Party, or which that Creditor Party reasonably and with due diligence estimates that it will incur, as a result of or in connection with:
(a)	An Advance or (as applicable) a Tranche not being borrowed on the date specified in the Drawdown Notice for any reason other than a default by the Lender claiming the indemnity;
(b)	the receipt or recovery of all or any part of the Loan or an overdue sum otherwise than on the last day of an Interest Period or other relevant period;
(c)
any failure (for whatever reason) by the Borrowers to make payment of any amount due under a Finance Document on the due date or, if so payable, on demand (after giving credit for any default interest paid by the Borrowers on the amount concerned under Clause 7); and

(d)	the occurrence and/or continuance of an Event of Default or a Potential Event of Default and/or the acceleration of repayment of the Loan under Clause 19, and in respect of any tax (other than tax on its overall net income or a FATCA Deduction) for which a Creditor Party is liable in connection with any amount paid or payable to that Creditor Party (whether for its own account or otherwise) under any Finance Document.
21.2	Breakage costs
Without limiting its generality, Clause 21.1 covers any claim, expense, liability or loss, including a loss of a prospective profit, incurred by a Lender:
(a)
in liquidating or employing deposits from third parties acquired or arranged to fund or maintain all or any part of its Contribution and/or any overdue amount (or an aggregate amount which includes its Contribution or any overdue amount); and

(b)
in terminating, or otherwise in connection with, any interest and/or currency swap or any other transaction entered into (whether with another legal entity or with another office or department of the Lender concerned) to hedge any exposure arising under this Agreement or that part which the Lender concerned determines is fairly attributable to this Agreement of the amount of the liabilities, expenses or losses (including losses of prospective profits) incurred by it in terminating, or otherwise in connection with, a number of transactions of which this Agreement is one.

21.3	Miscellaneous indemnities
The Borrowers shall fully indemnify each Creditor Party severally on their respective demands in respect of all claims, expenses, liabilities and losses which may be made or brought against or incurred by a Creditor Party, in any country, as a result of or in connection with:

(a)
any action taken, or omitted or neglected to be taken, under or in connection with any Finance Document by the Agent, the Security Trustee, the Underwriter or any other Creditor Party or by any receiver appointed under a Finance Document;

(b)	any other Pertinent Matter,
other than claims, expenses, liabilities and losses which are shown to have been directly and mainly caused by the dishonesty or wilful misconduct of the officers or employees of the Creditor Party concerned.
Without prejudice to its generality, this Clause 21.3 covers any claims, expenses, liabilities and losses which arise, or are asserted, under or in connection with any law relating to safety at sea, the ISM Code, the ISPS Code, any Environmental Law or Sanctions.
21.4	Environmental Indemnity
Without prejudice to its generality, Clause 21.3 covers any claims, demands, proceedings, liabilities, taxes, losses or expenses of every kind which arise, or are asserted, under or in connection with any law relating to safety at sea, pollution or the protection of the environment, the ISM Code or the ISPS Code.
21.5	Currency indemnity
If any sum due from a Borrower or any Security Party to a Creditor Party under a Finance Document or under any order or judgment relating to a Finance Document has to be converted from the currency in which the Finance Document provided for the sum to be paid (the "Contractual Currency") into another currency (the "Payment Currency") for the purpose of:
(a)	making or lodging any claim or proof against a Borrower or any Security Party, whether in its liquidation, any arrangement involving it or otherwise; or
(b)	obtaining an order or judgment from any court or other tribunal; or
(c)	enforcing any such order or judgment,
the Borrowers shall indemnify the Creditor Party concerned against the loss arising when the amount of the payment actually received by that Creditor Party is converted at the available rate of exchange into the Contractual Currency.
In this Clause 21.5 the "available rate of exchange" means the rate at which the Creditor Party concerned is able at the opening of business (Rotterdam time) on the Business Day after it receives the sum concerned to purchase the Contractual Currency with the Payment Currency.
This Clause 21.5 creates a separate liability of the Borrowers which is distinct from their other liabilities under the Finance Documents and which shall not be merged in any judgment or order relating to those other liabilities.
21.6	Application to Master Agreement
For the avoidance of doubt, Clause 21.5 does not apply in respect of sums due from a Borrower to the Swap Bank under or in connection with the Master Agreement as to which sums the provisions of section 8 (Contractual Currency) of the Master Agreement shall apply.
21.7	Certification of amounts
A notice which is signed by 2 officers of a Creditor Party, which states that a specified amount, or aggregate amount, is due to that Creditor Party under this Clause 21 and which indicates (without necessarily specifying a detailed breakdown) the matters in respect of which the amount, or aggregate amount, is due shall be prima facie evidence that the amount, or aggregate amount, is due.

21.8	Sums deemed due to a Lender
For the purposes of this Clause 21, a sum payable by the Borrowers to the Agent or the Security Trustee for distribution to a Lender shall be treated as a sum due to that Lender.
21.9	Mandatory cost
The Borrowers shall, on demand by the Agent, pay to the Agent for the account of the relevant Lender, such amount which any Lender certifies in a notice to the Agent to be its good faith determination of the amount necessary to compensate it for complying with:
(a)
in the case of a Lender lending from a lending office in a Participating Member State, the minimum reserve requirements (or other requirements having the same or similar purpose) of the European Central Bank or any other authority or agency which replaces all or any of its functions) in respect of loans made from that facility office; and

(b)
in the case of any Lender lending from a lending office in the United Kingdom, any reserve asset, special deposit or liquidity requirements (or other requirements having the same or similar purpose) of the Bank of England (or any other governmental authority or agency) and/or paying any fees to the Financial Conduct Authority and/or the Prudential Regulation Authority (or any other governmental authority or agency which replaces all or any of their functions), which, in each case, is referable to that Lender's participation in the Loan.

22	NO SET-OFF OR TAX DEDUCTION
22.1	No deductions
All amounts due from the Borrowers under a Finance Document shall be paid:
(a)	without any form of set‑off, cross-claim or condition; and
(b)	free and clear of any tax deduction except a tax deduction which a Borrower is required by law to make.
22.2	Grossing-up for taxes
If a Borrower is required by law to make a tax deduction from any payment:
(a)	that Borrower shall notify the Agent as soon as it becomes aware of the requirement;
(b)	that Borrower shall pay the tax deducted to the appropriate taxation authority promptly, and in any event before any fine or penalty arises;
(c)
the amount due in respect of the payment shall be increased by the amount necessary to ensure that each Creditor Party receives and retains (free from any liability relating to the tax deduction) a net amount which, after the tax deduction, is equal to the full amount which it would otherwise have received.

22.3	Evidence of payment of taxes
Within 1 month after making any tax deduction, the Borrower concerned shall deliver to the Agent documentary evidence satisfactory to the Agent that the tax had been paid to the appropriate taxation authority.

22.4	Exclusion of tax on overall net income
In this Clause 22 "tax deduction" means any deduction or withholding for or on account of any present or future tax, excluding any FATCA Deduction, except tax on a Creditor Party's overall net income.
22.5	Application to Master Agreement
For the avoidance of doubt, Clause 22 does not apply in respect of sums due from a Borrower to the Swap Bank under or in connection with the Master Agreement as to which sums the provisions of section 2(d) (Deduction or Withholding for Tax) of the Master Agreement shall apply.
22.6	FATCA
(a)	FATCA Information
(i)	Subject to paragraph (iii) below, each party to a Finance Document shall, within 10 Business Days of a reasonable request by another party to the Finance Documents:
(A)	confirm to that other party whether it is a FATCA Exempt Party or is not a FATCA Exempt Party; and
(B)
supply to the requesting party such forms, documentation and other information relating to its status under FATCA (including its applicable "passthru percentage" or other information required under the US Treasury regulations or other official guidance including intergovernmental agreements) as the requesting party reasonably requests for the purposes of such requesting party's compliance with FATCA.

(ii)
If a party to any Finance Document confirms to another party pursuant to Clause 22.6(a)(i) above that it is a FATCA Exempt Party or provides a United States Internal Revenue Service Form W-8 or W-9 and it subsequently becomes aware that it is not, or has ceased to be a FATCA Exempt Party or that such form has ceased to be accurate or valid, that party shall notify that other party reasonably promptly or provide a revised form, as applicable;

(iii)
Sub-clause (i) above shall not oblige any Creditor Party to do anything which would or might in its reasonable opinion constitute a breach of any law or regulation, any policy of that party, any fiduciary duty or any duty of confidentiality, or to disclose any confidential information (including, without limitation, its tax returns and calculations); provided, however, that information required (or equivalent to the information so required) by United States Internal Revenue Service Forms W-8 or W-9 (or any successor forms) shall not be treated as confidential information of such party for purposes of this sub-clause (iii);

(iv)
If a party to any Finance Document fails to confirm its status or to supply forms, documentation or other information requested in accordance with sub-clause (i) above (including, for the avoidance of doubt, where sub-clause (iii) above applies), then:

(A)	if that party failed to confirm whether it is (and/or remains) a FATCA Exempt Party then such party shall be treated for the purposes of the Finance Documents as if it is not a FATCA Exempt Party; and

(B)
if that party failed to confirm its applicable passthru percentage then such party shall be treated for the purposes of the Finance Documents (and payments made thereunder) as if its applicable passthru percentage is 100 per cent., until (in each case) such time as the party in question provides the requested confirmation, forms, documentation or other information.
(b)	FATCA Withholding
(i)
Each party to any Finance Document may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction.

(ii)
Each party to any Finance Document shall promptly, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction) notify the party to whom it is making the payment and, in addition, shall notify the Borrower, the Agent and the other Creditor Parties.

23	ILLEGALITY, ETC.
23.1	Illegality
This Clause 23 applies if a Lender (a "Notifying Lender") notifies the Agent that it has become, or will with effect from a specified date, become:
(a)	unlawful or prohibited as a result of the introduction of a new law, an amendment to an existing law or a change in the manner in which an existing law is or will be interpreted or applied; or
(b)	contrary to, or inconsistent with, any regulation,
for the Notifying Lender to maintain or give effect to any of its obligations under this Agreement in the manner contemplated by this Agreement.
23.2	Notification of illegality
The Agent shall promptly notify the Borrowers, the Security Parties, the Security Trustee and the other Lenders of any notice under Clause 23.1 which the Agent receives from the Notifying Lender.
23.3	Prepayment; termination of Commitment
On the Agent notifying the Borrowers under Clause 23.2, the relevant Notifying Lender's Commitment shall terminate; and thereupon or, if later, on the date specified in the Notifying Lender's notice under Clause 23.1 as the date on which the notified event would become effective the Borrowers shall prepay the Notifying Lender's Contribution in accordance with Clause 8.
23.4	Mitigation
If circumstances arise which would result in a notification under Clause 23.1 then, without in any way limiting the rights of the Lenders under Clause 23.3, the Notifying Lender shall use reasonable endeavours to transfer its obligations, liabilities and rights under this Agreement and the Finance Documents to another office or financial institution not affected by the circumstances but the Notifying Lender shall not be under any obligation to take any such action if, in its opinion, to do would or might:

(a)	have an adverse effect on its business, operations or financial condition; or
(b)	involve it in any activity which is unlawful or prohibited or any activity that is contrary to, or inconsistent with, any regulation; or
(c)	involve it in any expense (unless indemnified to its satisfaction) or tax disadvantage.
24	INCREASED COSTS
24.1	Increased costs
This Clause 24 applies if a Lender (the "Notifying Lender") notifies the Agent that the Notifying Lender considers that as a result of:
(a)
the introduction or alteration after the date of this Agreement of a law or an alteration after the date of this Agreement in the manner in which a law is interpreted or applied (disregarding any effect which relates to the application to payments under this Agreement of a tax on the Lender's overall net income); or

(b)
complying with any regulation (including any which relates to capital adequacy or liquidity controls or which affects the manner in which the Notifying Lender allocates capital resources to its obligations under this Agreement) which is introduced, or altered, or the interpretation or application of which is altered, after the date of this Agreement; or

(c)	the introduction, implementation, application, administration or compliance with:
(i)
the "International Convergence of Capital Measurement and Capital Standards, a Revised Framework" published by the Basel Committee on Banking Supervision in June 2004, in the form existing on the date of this Agreement ("Basel II") or any other law or regulation which implements Basel II (whether such implementation, application or compliance is by a government, regulator, Creditor Party or any of its Affiliates); or

(ii)
Basel III, CRD IV or CRR or any law or regulation which implements or applies Basel III, CRD IV or CRR (regardless of the date on which it is enacted, adopted or issued and regardless of whether any such implementation, application or compliance is by a government, regulator, the Creditor Party or any of its Affiliates) after the date of this Agreement, the Notifying Lender (or a Holding Company of it) has incurred or will incur an "increased cost".
24.2	Meaning of "increased cost"
In this Clause 24, "increased cost" means, in relation to a Notifying Lender:
(a)
an additional or increased cost incurred as a result of, or in connection with, the Notifying Lender having entered into, or being a party to, this Agreement or a Transfer Certificate, of funding or maintaining its Commitment or Contribution or performing its obligations under this Agreement, or of having outstanding all or any part of its Contribution or other unpaid sums;

(b)	a reduction in the amount of any payment to the Notifying Lender under this Agreement or in the effective return which such a payment represents to the Notifying Lender or on its capital;

(c)
an additional or increased cost of funding all or maintaining all or any of the advances comprised in a class of advances formed by or including the Notifying Lender's Contribution or (as the case may require) the proportion of that cost attributable to the Contribution; or

(d)	a liability to make a payment, or a return foregone, which is calculated by reference to any amounts received or receivable by the Notifying Lender under this Agreement, but not an item attributable to (i) a change in the rate of tax on the overall net income of the Notifying Lender (or a Holding Company of it), (ii) a FATCA Deduction required to be made by a party to a Finance Document or (iii) an item covered by the indemnity for tax in Clause 21.1 or by Clause 22.
For the purposes of this Clause 24.2 the Notifying Lender may in good faith allocate or spread costs and/or losses among its assets and liabilities (or any class of its assets and liabilities) on such basis as it considers appropriate.
24.3	Notification to Borrowers of claim for increased costs
The Agent shall promptly notify the Borrowers and the Security Parties of the notice which the Agent received from the Notifying Lender under Clause 24.1.
24.4	Payment of increased costs
The Borrowers shall pay to the Agent, on the Agent's demand, for the account of the Notifying Lender the amounts which the Agent from time to time notifies the Borrowers that the Notifying Lender has specified to be necessary to compensate the Notifying Lender for the increased cost.
24.5	Notice of prepayment
If the Borrowers are not willing to continue to compensate the Notifying Lender for the increased cost under Clause 24.4, the Borrowers may give the Agent not less than 14 days' notice of their intention to prepay the Notifying Lender's Contribution at the end of an Interest Period.
24.6	Prepayment; termination of Commitment
A notice under Clause 24.5 shall be irrevocable; the Agent shall promptly notify the Notifying Lender of the Borrowers' notice of intended prepayment; and:
(a)	on the date on which the Agent serves that notice, the Commitment of the Notifying Lender shall be cancelled; and
(b)
on the date specified in its notice of intended prepayment, the Borrowers shall prepay (without premium or penalty) the Notifying Lender's Contribution, together with accrued interest thereon at the applicable rate plus the Margin and the Mandatory Cost (if any).

24.7	Application of prepayment
Clause 8 shall apply in relation to the prepayment.
25	SET-OFF
25.1	Application of credit balances
Each Creditor Party may without prior notice:

(a)
apply any balance (whether or not then due) which at any time stands to the credit of any account in the name of a Borrower at any office in any country of that Creditor Party in or towards satisfaction of any sum then due from that Borrower to that Creditor Party under any of the Finance Documents; and

(b)	for that purpose:
(i)	break, or alter the maturity of, all or any part of a deposit of that Borrower;
(ii)	convert or translate all or any part of a deposit or other credit balance into Dollars; and
(iii)	enter into any other transaction or make any entry with regard to the credit balance which the Creditor Party concerned considers appropriate.
25.2	Existing rights unaffected
No Creditor Party shall be obliged to exercise any of its rights under Clause 25.1; and those rights shall be without prejudice and in addition to any right of set-off, combination of accounts, charge, lien or other right or remedy to which a Creditor Party is entitled (whether under the general law or any document).
25.3	Sums deemed due to a Lender
For the purposes of this Clause 25, a sum payable by the Borrowers to the Agent or the Security Trustee for distribution to, or for the account of, a Lender shall be treated as a sum due to that Lender; and each Lender's proportion of a sum so payable for distribution to, or for the account of, the Lenders shall be treated as a sum due to such Lender.
25.4	No Security Interest
This Clause 25 gives the Creditor Parties a contractual right of set-off only, and does not create any equitable charge or other Security Interest over any credit balance of a Borrower.
26	TRANSFERS AND CHANGES IN LENDING OFFICES
26.1	Transfer by Borrowers
None of the Borrowers may, without the consent of the Agent, given on the instructions of all the Lenders transfer any of its rights, liabilities or obligations under any Finance Document and the Master Agreement.
26.2	Transfer by a Lender
Subject to Clause 26.4, a Lender (the "Transferor Lender") may at any time, without the consent of the Borrowers or any Security Party but subject to prior consultation with the Borrowers, cause:
(a)	its rights in respect of all or part of its Contribution; or
(b)	its obligations in respect of all or part of its Commitment; or
(c)	a combination of (a) and (b),
to be (in the case of its rights) transferred to, or (in the case of its obligations) assumed by, another bank or financial institution or a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (a "Transferee Lender") by delivering to the Agent a completed certificate in the form set out in Schedule 5 with any modifications approved or required by the Agent (a "Transfer Certificate") executed by the Transferor Lender and the Transferee Lender. The Transferee Lender shall be selected by the Transferor Lender with prior consultation with the Borrowers.

However any rights and obligations of the Transferor Lender in its capacity as Agent or Security Trustee will have to be dealt with separately in accordance with the Agency and Trust Agreement.
26.3	Transfer Certificate, delivery and notification
As soon as reasonably practicable after a Transfer Certificate is delivered to the Agent, it shall (unless it has reason to believe that the Transfer Certificate may be defective):
(a)	sign the Transfer Certificate on behalf of itself, the Borrowers, the Security Parties, the Security Trustee and each of the other Lenders and the Swap Bank;
(b)	on behalf of the Transferee Lender, send to each Borrower and each Security Party letters or faxes notifying them of the Transfer Certificate and attaching a copy of it; and
(c)	send to the Transferee Lender copies of the letters or faxes sent under paragraph (b) above, but the Agent shall only be obliged to execute a Transfer Certificate delivered to it by the Transferor Lender and the Transferee Lender once it is satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to the transfer to that Transferee Lender.
26.4	Effective Date of Transfer Certificate
A Transfer Certificate becomes effective on the date, if any, specified in the Transfer Certificate as its effective date, Provided that it is signed by the Agent under Clause 26.3 on or before that date.
26.5	No transfer without Transfer Certificate
Except as provided in Clause 26.17, no assignment or transfer of any right or obligation of a Lender under any Finance Document is binding on, or effective in relation to, a Borrower, any Security Party, the Agent or the Security Trustee unless it is effected, evidenced or perfected by a Transfer Certificate.
26.6	Lender re-organisation; waiver of Transfer Certificate
However, if a Lender enters into any merger, de-merger or other reorganisation as a result of which all its rights or obligations vest in another person (the "successor"), the Agent may, if it sees fit, by notice to the successor and the Borrowers and the Security Trustee waive the need for the execution and delivery of a Transfer Certificate; and, upon service of the Agent's notice, the successor shall become a Lender with the same Commitment and Contribution as were held by the predecessor Lender.
26.7	Effect of Transfer Certificate
A Transfer Certificate takes effect in accordance with English law as follows:
(a)
to the extent specified in the Transfer Certificate, all rights and interests (present, future or contingent) which the Transferor Lender has under or by virtue of the Finance Documents (other than the Master Agreement) are assigned to the Transferee Lender absolutely, free of any defects in the Transferor Lender's title and of any rights or equities which a Borrower or any Security Party had against the Transferor Lender;

(b)	the Transferor Lender's Commitment is discharged to the extent specified in the Transfer Certificate;
(c)	the Transferee Lender becomes a Lender with the Contribution previously held by the Transferor Lender and a Commitment of an amount specified in the Transfer Certificate;
(d)
the Transferee Lender becomes bound by all the provisions of the Finance Documents (other than the Master Agreement) which are applicable to the Lenders generally, including those about pro-rata sharing and the exclusion of liability on the part of, and the indemnification of, the Agent and the Security Trustee and, to the extent that the Transferee Lender becomes bound by those provisions (other than those relating to exclusion of liability), the Transferor Lender ceases to be bound by them;

(e)
any part of the Loan which the Transferee Lender advances after the Transfer Certificate's effective date ranks in point of priority and security in the same way as it would have ranked had it been advanced by the transferor, assuming that any defects in the transferor's title and any rights or equities of a Borrower or any Security Party against the Transferor Lender had not existed;

(f)
the Transferee Lender becomes entitled to all the rights under the Finance Documents (other than the Master Agreement) which are applicable to the Lenders generally, including but not limited to those relating to the Majority Lenders and those under Clause 5.7 and Clause 20, and to the extent that the Transferee Lender becomes entitled to such rights, the Transferor Lender ceases to be entitled to them; and

(g)
in respect of any breach of a warranty, undertaking, condition or other provision of a Finance Document or any misrepresentation made in or in connection with a Finance Document, the Transferee Lender shall be entitled to recover damages by reference to the loss incurred by it as a result of the breach or misrepresentation, irrespective of whether the original Lender would have incurred a loss of that kind or amount.

The rights and equities of a Borrower or any Security Party referred to above include, but are not limited to, any right of set off and any other kind of cross-claim.
26.8	Maintenance of register of Lenders
During the Security Period the Agent shall maintain a register in which it shall record the name, Commitment, Contribution and administrative details (including the lending office) from time to time of each Lender holding a Transfer Certificate and the effective date (in accordance with Clause 26.4) of the Transfer Certificate; and the Agent shall make the register available for inspection by any Lender, the Security Trustee and the Borrowers during normal banking hours, subject to receiving at least 3 Business Days' prior notice.
26.9	Reliance on register of Lenders
The entries on that register shall, in the absence of manifest error, be conclusive in determining the identities of the Lenders and the amounts of their Commitments and Contributions and the effective dates of Transfer Certificates and may be relied upon by the Agent and the other parties to the Finance Documents for all purposes relating to the Finance Documents.
26.10	Authorisation of Agent to sign Transfer Certificates
Each Borrower, the Security Trustee and each Lender and the Swap Bank irrevocably authorise the Agent to sign Transfer Certificates on its behalf.
26.11	Registration fee
In respect of any Transfer Certificate, the Agent shall be entitled to recover a registration fee of $2,500 from the Transferor Lender or (at the Agent's option) the Transferee Lender.

26.12	Sub-participation; securitisation; subrogation assignment
(a)
A Lender may sub-participate or include in a securitisation or similar transaction all or any part of its rights and/or obligations under or in connection with the Finance Documents without the consent of, or any notice to, a Borrower, any Security Party, the Agent or the Security Trustee or any other Creditor Party; and the Lenders may assign, in any manner and terms agreed by the Majority Lenders, the Agent and the Security Trustee, all or any part of those rights to an insurer or surety who has become subrogated to them.

(b)
The Borrower shall, and shall procure that each Security Party shall, do everything desirable or necessary to assist a Lender to achieve a successful (in the opinion of that Lender) securitisation (or similar transaction).

26.13	Disclosure of information
In relation to any information which a Lender has received in relation to a Borrower, any Security Party or their affairs under or in connection with any Finance Document, that Lender may disclose any such information without the prior irrevocable authorisation of or notice to that Borrower and the Corporate Guarantor to:
(a)
a potential transferee lender, sub-participant, Affiliate, any other assignee or transferee or any other person who may propose entering into a contractual relation with that Lender in relation to this Agreement; and/or

(b)	any direct or indirect Subsidiary, any direct or indirect Holding Company, any Affiliate or any other company in its group; and/or
(c)	any authorities (including, without limitation, any private, public or internationally recognised authorities) or any party to any Finance Document or any professional adviser to that Lender; and/or
(d)	a rating agency or their professional advisors; and/or
(e)
any other person regarding the funding, refinancing, transfer, assignment, sale, sub-participation, operational arrangement or other transaction in relation thereto including without limitation any enforcement, preservation, assignment, transfer, sale or sub-participation of that Lender's rights and obligations, and including, without limitation, (x) for purposes in connection with (1) any enforcement or (2) assignment or transfer of that Lender's rights or obligations under any Finance Document or (y) to the extent desirable or necessary in connection with or in contemplation of a securitisation (or similar transaction).
26.14	Change of lending office
A Lender may change its lending office by giving notice to the Agent and the change shall become effective on the later of:
(a)	the date on which the Agent receives the notice; and
(b)	the date, if any, specified in the notice as the date on which the change will come into effect.
26.15	Notification
On receiving such a notice, the Agent shall notify the Borrowers and the Security Trustee; and, until the Agent receives such a notice, it shall be entitled to assume that a Lender is acting through the lending office of which the Agent last had notice.

26.16	Replacement of Reference Bank
If any Reference Bank ceases to be a Lender or is unable on a continuing basis to supply quotations for the purposes of Clause 5 then, unless the Borrowers, the Agent and the Majority Lenders otherwise agree, the Agent, acting on the instructions of the Majority Lenders, and after consulting the Borrowers, shall appoint another bank (whether or not a Lender) to be a replacement Reference Bank; and, when that appointment comes into effect, the first‑mentioned Reference Bank's appointment shall cease to be effective.
26.17	Security over Lenders' rights
In addition to the other rights provided to Lenders under this Clause 26, each Lender may without consulting with or obtaining consent from a Borrower or any Security Party, at any time charge, assign or otherwise create a Security Interest in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of that Lender including, without limitation:
(a)	any charge, assignment or other Security Interest to secure obligations to a federal reserve or central bank; and
(b)
in the case of any Lender which is a fund, any charge, assignment or other Security Interest granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by that Lender as security for those obligations or securities;

except that no such charge, assignment or Security Interest shall:
(i)
release a Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or Security Interest for the Lender as a party to any of the Finance Documents; or

(ii)
require any payments to be made by a Borrower or any Security Party or grant to any person any more extensive rights than those required to be made or granted to the relevant Lender under the Finance Documents.

27	VARIATIONS AND WAIVERS
27.1	Variations, waivers etc. by Majority Lenders
Subject to Clause 27.2, a document shall be effective to vary, waive, suspend or limit any provision of a Finance Document, or any Creditor Party's rights or remedies under such a provision or the general law, only if the document is signed, or specifically agreed to by fax, by the Borrowers, by the Agent on behalf of the Majority Lenders, by the Agent and the Security Trustee in their own rights, and, if the document relates to a Finance Document to which a Security Party is party, by that Security Party.
27.2	Variations, waivers etc. requiring agreement of all Lenders
However, as regards the following, Clause 27.1 applies as if the words "by the Agent on behalf of the Majority Lenders" were replaced by the words "by or on behalf of every Lender and the Swap Bank":
(a)	a reduction in the Margin;

(b)	a postponement to the date for, or a reduction in the amount of, any payment of principal, interest, fees or other sum payable under this Agreement;
(c)	an increase in any Lender's Commitment;
(d)	a change to the definition of "Majority Lenders";
(e)	a change to Clause 3 or this Clause 27;
(f)	any release of, or material variation to, a Security Interest, guarantee, indemnity or subordination arrangement set out in a Finance Document; and
(g)	any other change or matter as regards which this Agreement or another Finance Document expressly provides that each Lender's consent is required.
27.3	Exclusion of other or implied variations
Except for a document which satisfies the requirements of Clauses 27.1 and 27.2, no document, and no act, course of conduct, failure or neglect to act, delay or acquiescence on the part of the Creditor Parties or any of them (or any person acting on behalf of any of them) shall result in the Creditor Parties or any of them (or any person acting on behalf of any of them) being taken to have varied, waived, suspended or limited, or being precluded (permanently or temporarily) from enforcing, relying on or exercising:
(a)	a provision of this Agreement or another Finance Document; or
(b)	an Event of Default; or
(c)	a breach by a Borrower or a Security Party of an obligation under a Finance Document or the general law; or
(d)	any right or remedy conferred by any Finance Document or by the general law, and there shall not be implied into any Finance Document any term or condition requiring any such provision to be enforced, or such right or remedy to be exercised, within a certain or reasonable time.
28	NOTICES
28.1	General
Unless otherwise specifically provided, any notice under or in connection with any Finance Document shall be given by letter or fax; and references in the Finance Documents to written notices, notices in writing and notices signed by particular persons shall be construed accordingly.
28.2	Addresses for communications
A notice by letter or fax shall be sent:
(a)	to the Borrowers:	c/o the Corporate Guarantor 1 Vasilissis Sofias & Megalou Alexandrou Street 151 24 Maroussi Athens Greece Facsimile No: +30 210 61 41 272 legal@centralmare.com

(b)	to a Lender:	At the address below its name in Schedule 1 or (as the case may require) in the relevant Transfer Certificate.

(c)	to the Agent, Arranger and Security Trustee:	ABN AMRO Bank N.V. 93 Coolsingel 3012 AE Rotterdam The Netherlands Fax No: +31 10401 5323

(d)	to the Swap Bank:	ABN AMRO Bank N.V. c/o Markets Documentation Unit Gustav Mahlerlaan 10 NL-1082PP Amsterdam The Netherlands mdu@nl.abnAMRO.com Fax No: +31 10 459 0538

or to such other address as the relevant party may notify the Agent or, if the relevant party is the Agent or the Security Trustee, the Borrowers, the Lenders and the Security Parties.
28.3	Effective date of notices
Subject to Clauses 28.4 and 28.5:
(a)	a notice which is delivered personally or posted shall be deemed to be served, and shall take effect, at the time when it is delivered; and
(b)	a notice which is sent by fax shall be deemed to be served, and shall take effect, 2 hours after its transmission is completed.
28.4	Service outside business hours
However, if under Clause 28.3 a notice would be deemed to be served:
(a)	on a day which is not a business day in the place of receipt; or
(b)	on such a business day, but after 5 p.m. local time,
the notice shall (subject to Clause 28.5) be deemed to be served, and shall take effect, at 9 a.m. on the next day which is such a business day.
28.5	Illegible notices
Clauses 28.3 and 28.4 do not apply if the recipient of a notice notifies the sender within 1 hour after the time at which the notice would otherwise be deemed to be served that the notice has been received in a form which is illegible in a material respect.
28.6	Valid notices
A notice under or in connection with a Finance Document shall not be invalid by reason that its contents or the manner of serving it do not comply with the requirements of this Agreement or, where appropriate, any other Finance Document under which it is served if:
(a)	the failure to serve it in accordance with the requirements of this Agreement or other Finance Document, as the case may be, has not caused any party to suffer any significant loss or prejudice; or

(b)	in the case of incorrect and/or incomplete contents, it should have been reasonably clear to the party on which the notice was served what the correct or missing particulars should have been.
28.7	Electronic communication
Any communication to be made between the Agent and a Lender or Swap Bank or the Agent and the Borrower under or in connection with the Finance Documents may be made by electronic mail or other electronic means, if the Agent and the relevant Creditor Party and the Borrower:
(a)	agree that, unless and until notified to the contrary, this is to be an accepted form of communication;
(b)	notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and
(c)	notify each other of any change to their respective addresses or any other such information supplied to them.
Any electronic communication made between the Agent and a Lender or the Swap Bank or the Borrower  will be effective only when actually received in readable form and, in the case of any electronic communication made by a Creditor Party or the Borrower to the Agent, only if it is addressed in such a manner as the Agent shall specify for this purpose.
28.8	English language
Any notice under or in connection with a Finance Document shall be in English.
28.9	Meaning of "notice"
In this Clause 28, "notice" includes any demand, consent, authorisation, approval, instruction, waiver or other communication.
29	JOINT AND SEVERAL LIABILITY
29.1	General
All liabilities and obligations of the Borrowers under this Agreement shall, whether expressed to be so or not, be several and, if and to the extent consistent with Clause 29.2, joint.
29.2	No impairment of Borrower's obligations
The liabilities and obligations of a Borrower shall not be impaired by:
(a)	this Agreement being or later becoming void, unenforceable or illegal as regards any other Borrower;
(b)	any Lender, the Swap Bank or the Security Trustee entering into any rescheduling, refinancing or other arrangement of any kind with any other Borrower;
(c)	any Lender, the Swap Bank or the Security Trustee releasing any other Borrower or any Security Interest created by a Finance Document; or

(d)	any combination of the foregoing.
29.3	Principal debtors
Each Borrower declares that it is and will, throughout the Security Period, remain a principal debtor for all amounts owing under this Agreement and the Finance Documents and none of the Borrowers shall in any circumstances be construed to be a surety for the obligations of any other Borrower under this Agreement.
29.4	Subordination
Subject to Clause 29.5, during the Security Period, none of the Borrowers shall:
(a)
claim any amount which may be due to it from any other Borrower whether in respect of a payment made, or matter arising out of, this Agreement or any Finance Document, or any matter unconnected with this Agreement or any Finance Document; or

(b)	take or enforce any form of security from any other Borrower for such an amount, or in any other way seek to have recourse in respect of such an amount against any asset of any other Borrower; or
(c)	set off such an amount against any sum due from it to any other Borrower; or
(d)	prove or claim for such an amount in any liquidation, administration, arrangement or similar procedure involving any other Borrower or other Security Party; or
(e)	exercise or assert any combination of the foregoing.
29.5	Borrower's required action
If during the Security Period, the Agent, by notice to a Borrower, requires it to take any action referred to in paragraphs (a) to (d) of Clause 29.4, in relation to any other Borrower, that Borrower shall take that action as soon as practicable after receiving the Agent's notice.
30	SUPPLEMENTAL
30.1	Rights cumulative, non-exclusive
The rights and remedies which the Finance Documents give to each Creditor Party are:
(a)	cumulative;
(b)	may be exercised as often as appears expedient; and
(c)	shall not, unless a Finance Document explicitly and specifically states so, be taken to exclude or limit any right or remedy conferred by any law.
30.2	Severability of provisions
If any provision of a Finance Document is or subsequently becomes void, unenforceable or illegal, that shall not affect the validity, enforceability or legality of the other provisions of that Finance Document or of the provisions of any other Finance Document.
30.3	Counterparts
A Finance Document may be executed in any number of counterparts.

30.4	Third party rights
A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Agreement.
31	BAIL-IN
Notwithstanding any other term of any Finance Document or any other agreement, arrangement or understanding between the parties to a Finance Document, each party to this Agreement acknowledges and accepts that any liability of any party to a Finance Document under or in connection with the Finance Documents may be subject to Bail-In Action by the relevant Resolution Authority and acknowledges and accepts to be bound by the effect of:
(a)	any Bail-In Action in relation to any such liability, including (without limitation):
(i)	a reduction, in full or in part, in the principal amount, or outstanding amount due (including any accrued but unpaid interest) in respect of any such liability;
(ii)	a conversion of all, or part of, any such liability into shares or other instruments of ownership that may be issued to, or conferred on, it; and
(iii)	a cancellation of any such liability; and
(b)	a variation of any term of any Finance Document to the extent necessary to give effect to any Bail-In Action in relation to any such liability.
32	LAW AND JURISDICTION
32.1	English law
This Agreement and any non-contractual obligations arising out of or in connection with it shall be governed by, and construed in accordance with, English law.
32.2	Exclusive English jurisdiction
Subject to Clause 32.3, the courts of England shall have exclusive jurisdiction to settle any Dispute.
32.3	Choice of forum for the exclusive benefit of the Creditor Parties
Clause 32.2 is for the exclusive benefit of the Creditor Parties, each of which reserves the right:
(a)	to commence proceedings in relation to any Dispute in the courts of any country other than England and which have or claim jurisdiction to that Dispute; and
(b)	to commence such proceedings in the courts of any such country or countries concurrently with or in addition to proceedings in England or without commencing proceedings in England.
None of the Borrowers shall commence any proceedings in any country other than England in relation to a Dispute.
32.4	Process agent
Each Borrower irrevocably appoints Top Properties (London) Limited at its registered office for the time being presently at 247 Gray's Inn Road, London, WC1X 8QZ, England to act as its agent to receive and accept on its behalf any process or other document relating to any proceedings in the English courts which are connected with a Dispute.

32.5	Creditor Party rights unaffected
Nothing in this Clause 32 shall exclude or limit any right which any Creditor Party may have (whether under the law of any country, an international convention or otherwise) with regard to the bringing of proceedings, the service of process, the recognition or enforcement of a judgment or any similar or related matter in any jurisdiction.
32.6	Meaning of "proceedings" and "Dispute"
In this Clause 32, "proceedings" means proceedings of any kind, including an application for a provisional or protective measure and a "Dispute" means any dispute arising out of or in connection with this Agreement (including a dispute relating to the existence, validity or termination of this Agreement) or any non-contractual obligation arising out of or in connection with this Agreement.
THIS AGREEMENT has been entered into and amended and restated on the dates stated at the beginning of this Agreement.

SCHEDULE 1

 LENDERS AND COMMITMENTS

Lender	Lending Office	Commitment (US Dollars)
ABN AMRO BANK N.V.	c/o Loan Administrator – Transportation Clients 93 Coolsingel 3012 AE Rotterdam The Netherlands	64,440,000 (of which the amount of $44,440,000 has been drawn as at the date of the Deed of Adherence, Assumption Amendment and Restatement)

SCHEDULE 2

 DRAWDOWN NOTICE
To:          ABN AMRO BANK N.V.
93 Coolsingel
3012 AE Rotterdam
The Netherlands

Attention: Loans Administration
[●]
DRAWDOWN NOTICE
1
We refer to the loan agreement (the "Loan Agreement") dated 9 July 2015 as amended and restated by an amending and restating agreement dated 28 September 2015 and as further amended and restated by a deed of adherence, assumption, amendment and restatement dated [●] 2016, made between ourselves, as Borrowers, the Lenders referred to therein, and yourselves as Agent, Arranger, Underwriter, Security Trustee and Swap Bank in connection with a facility of up to US$64,400,000.  Terms defined in the Loan Agreement have their defined meanings when used in this Drawdown Notice.

2	We request to borrow Tranche C as follows:
(a)	Amount of Tranche C: US$[●];
(b)	Drawdown Date: [●];
(c)	Duration of the first Interest Period shall be [●] months; and
(d)	Payment instructions: account in our name and numbered [●] with [●] of [●].
3	We represent and warrant that:
(a)	the representations and warranties in Clause 10 of the Loan Agreement would remain true and not misleading if repeated on the date of this notice with reference to the circumstances now existing; and
(b)	no Event of Default or Potential Event of Default has occurred or will result from the borrowing of Tranche C.
4	This notice cannot be revoked without the prior consent of the Majority Lenders.
5	[We authorise you to deduct any [accrued commitment][upfront] fee referred to in Clause 20 from the amount of Tranche C]
[Name of Signatory]

for and on behalf of
MONTE CARLO 37 SHIPPING COMPANY LIMITED and
MONTE CARLO 39 SHIPPING COMPANY LIMITED
MONTE CARLO LAX SHIPPING COMPANY LIMITED

SCHEDULE 3

 CONDITION PRECEDENT DOCUMENTS
PART A
The following are the documents referred to in Clause 9.1(a) required before service of the Drawdown Notice in respect of Tranche C.
1	A duly executed original of:
(a)	the Account Pledges in respect of the Accounts of Monte Carlo Lax; and
(b)	the Shares Pledge in respect of Monte Carlo Lax.
2	Copies of the articles of incorporation and constitutional documents of Monte Carlo Lax and the Corporate Guarantor.
3
Copies of appropriate evidence of authorisation by the shareholders (or, as the case may be, the directors) of Monte Carlo Lax and the Corporate Guarantor authorising the execution of each of the Finance Documents listed in this Schedule 3 to which Monte Carlo Lax or the Corporate Guarantor is a party and, in the case of Monte Carlo Lax, authorising named officers to give the Drawdown Notice and other notices under this Agreement.

4	The original of any power of attorney under which the Finance Documents listed in this Schedule 3 is executed on behalf of Monte Carlo Lax and the Corporate Guarantor.
5	Copies of all consents which Monte Carlo Lax and the Corporate Guarantor requires entering into, or making any payment under, any Finance Document listed in this Schedule 3
6	A copy of the Shipbuilding Contract in respect of Ship C and of all documents signed or issued by Monte Carlo Lax, the Builder (or any of them) under or in connection with them.
7	The originals of any mandates or other documents required in connection with the opening or operation of the Earnings Account and the Retention Account of Monte Carlo Lax.
8	Such documentary evidence as the Agent and its legal advisers may require in relation to the due authorisation and execution by the Builder of the Shipbuilding Contract in respect of Ship C.
9	Certified true copies of the Approved Charter in respect of Ship C duly executed by the parties thereto.
10	Documentary evidence that the agent for service of process named in Clause 32 has accepted its appointment.
11
Such documents and other evidence in such form as is requested by the Agent in order for the Lenders to comply with all necessary "know your customer" or "client acceptance" or other similar identification procedures (including, but not limited to, specimen signatures of all the directors and other officers of the Borrower and each Security Party) in relation to the transactions contemplated in the Finance Documents.

12	Favourable legal opinions from lawyers appointed by the Agent on such matters concerning the laws of the Marshall Islands and such other relevant jurisdictions as the Agent may require.
13	If the Agent so requires, in respect of any of the documents referred to above, a certified English translation prepared by a translator approved by the Agent.

PART B
The following are the documents referred to in Clause 9.1(b) required before the Drawdown Date in respect of Tranche C.
1
A duly executed original of the Mortgage, the General Assignment and the Approved Charterparty Assignment or, as the case may be, the Charterparty Assignment in respect of Ship C (and of each document to be delivered by each of them).

2	Documentary evidence that:
(a)
Ship C has been unconditionally delivered by the Builder to, and accepted by, Monte Carlo Lax under the Shipbuilding Contract relative thereto, and the full Contract Price payable under that Shipbuilding Contract (in addition to the part to be financed by Tranche C) has been duly paid (together with a copy of each of the documents delivered by the relevant seller to Monte Carlo Lax under the relevant Shipbuilding Contract, including, but not limited to the bill of sale, the commercial invoice and the protocol of delivery and acceptance) relating to Ship C;

(b)	Ship C is definitively and permanently registered in the name of Monte Carlo Lax under an Approved Flag;
(c)	Ship C is in the absolute and unencumbered ownership of Monte Carlo Lax save as contemplated by the Finance Documents;
(d)
Ship C maintains the class with a first class classification society which is a member of IACS as the Agent may approve free of all overdue recommendations and conditions of such classification society;

(e)
the Mortgage relating to Ship C has been duly registered or recorded against Ship C as a valid first preferred or, as the case may be, priority ship mortgage in accordance with the laws of the applicable Approved Flag State; and

(f)	Ship C is insured in accordance with the provisions of this Agreement and all requirements therein in respect of insurances have been complied with.
3	Documents establishing that Ship C will, as from the Drawdown Date relating thereto, be managed by the Approved Managers on terms acceptable to the Lenders, together with:
(a)	the Approved Manager's Undertakings relative thereto; and
(b)
copies of the Technical Manager's Document of Compliance and the Safety Management Certificate (together with any other details of the applicable safety management system which the Agent requires), the ISSC and the IAPPC in respect of Ship C.

4
Two valuations of Ship C, each prepared by an Approved Broker addressed to the Agent and otherwise prepared in accordance with Clause 15.3, stated to be for the purposes of this Agreement and dated not earlier than 15 days before the relevant Drawdown Date which shows a value for Ship C acceptable to the Agent.

5
Favourable legal opinions from lawyers appointed by the Agent on such matters concerning the law of Marshall Islands, the Approved Flag State on which the relevant Ship is registered and such other relevant jurisdictions as the Agent may require.

6	A favourable opinion from an independent insurance consultant acceptable to the Agent on such matters relating to the insurances for Ship C as the Agent may require.

7	Evidence that the fees payable to the Agent pursuant to paragraph (b) of Clause 20.1 have been paid by the Borrowers.
8	Documentary evidence that the Agent for service of process named in Clause 32 has accepted its appointment.
9	If the Agent so requires, in respect of any of the documents referred to above, a certified English translation prepared by a translator approved by the Agent.

SCHEDULE 4

 DESIGNATION NOTICE
To:          ABN AMRO BANK N.V.
93 Coolsingel
3012 AE Rotterdam
The Netherlands

Attn: [Ship Finance Portfolio Management]
[date]
Dear Sirs
Loan Agreement dated 9 July 2015 as amended and restated by an amending and restating agreement dated [●] 2015 (the "Loan Agreement") and made between (i) Monte Carlo 37 Shipping Company Limited, Monte Carlo 39 Shipping Company Limited and Monte Carlo Lax Shipping Company  as Borrowers, (ii) the Lenders, (iii) the Swap Bank, (iv) and yourselves as Agent, Underwriter, Arranger, Swap Bank and Security Trustee
We refer to:
1	the Loan Agreement;
2	the Master Agreement dated as of [●] made between ourselves and ABN AMRO Bank N.V.; and
3	a Confirmation delivered pursuant to the said Master Agreement dated [●] and addressed by ABN AMRO Bank N.V. to us.
In accordance with the terms of the Loan Agreement, we hereby give you notice of the said Confirmation and hereby confirm that the Transaction evidenced by it will be designated as a "Designated Transaction" for the purposes of the Loan Agreement and the Finance Documents.
Yours faithfully

______________________
for and on behalf of
MONTE CARLO 37 SHIPPING COMPANY LIMITED and
MONTE CARLO 39 SHIPPING COMPANY LIMITED
MONTE CARLO LAX SHIPPING COMPANY LIMITED

SCHEDULE 5

 TRANSFER CERTIFICATE

The Transferor and the Transferee accept exclusive responsibility for ensuring that this Certificate and the transaction to which it relates comply with all legal and regulatory requirements applicable to them respectively.
To:          ABN AMRO Bank N.V. for itself and for and on behalf of each Borrower, each Security Party, the Security Trustee, each Lender and the Swap Bank, as defined in the Loan Agreement referred to below.
[●]
1
This Certificate relates to a Loan Agreement (the "Loan Agreement") dated 9 July 2015 as amended and restated by an amending and restating agreement dated [●] 2015 and made between (1) Monte Carlo 37 Shipping Company Limited,  Monte Carlo 39 Shipping Company Limited and Monte Carlo Lax Shipping Company Limited, the "Borrowers"), (2) the banks and financial institutions named therein as Lenders, (3) ABN AMRO Bank N.V. as Swap Bank, (4) ABN AMRO Bank N.V. as Agent (5) ABN AMRO Bank N.V. as Underwriter (6) ABN AMRO Bank N.V as Arranger and (7) ABN AMRO Bank N.V. as Security Trustee for a loan facility of up to US$64,400,000.

2	In this Certificate, terms defined in the Loan Agreement shall, unless the contrary intention appears, have the same meanings and:
"Relevant Parties"  means the Agent, each Borrower, each Security Party, the Security Trustee, each Lender and the Swap Bank;
"Transferor"  means [full name] of [lending office]; and
"Transferee"  means [full name] of [lending office].
3	The effective date of this Certificate is [●] Provided that this Certificate shall not come into effect unless it is signed by the Agent on or before that date.
4
The Transferor assigns to the Transferee absolutely all rights and interests (present, future or contingent) which the Transferor has as Lender under or by virtue of the Loan Agreement and every other Finance Document (other than the Master Agreement) in relation to [●] per cent. of its Contribution, which percentage represents $[●].

5
By virtue of this Certificate and Clause 26 of the Loan Agreement, the Transferor is discharged [entirely from its Commitment which amounts to $[●]] [from [●] per cent. of its Commitment, which percentage represents $[●]] and the Transferee acquires a Commitment of $[●].]

6
The Transferee undertakes with the Transferor and each of the Relevant Parties that the Transferee will observe and perform all the obligations under the Finance Documents (other than the Master Agreement) which Clause 26 of the Loan Agreement provides will become binding on it upon this Certificate taking effect.

7
The Agent, at the request of the Transferee (which request is hereby made) accepts, for the Agent itself and for and on behalf of every other Relevant Party, this Certificate as a Transfer Certificate taking effect in accordance with Clause 26 of the Loan Agreement.

8	The Transferor:
(a)	warrants to the Transferee and each Relevant Party that:
(i)	the Transferor has full capacity to enter into this transaction and has taken all corporate action and obtained all consents which are in connection with this transaction; and
(ii)	this Certificate is valid and binding as regards the Transferor;
(b)	warrants to the Transferee that the Transferor is absolutely entitled, free of encumbrances, to all the rights and interests covered by the assignment in paragraph 4 above; and
(c)
undertakes with the Transferee that the Transferor will, at its own expense, execute any documents which the Transferee reasonably requests for perfecting in any relevant jurisdiction the Transferee's title under this Certificate or for a similar purpose.

9	The Transferee:
(a)	confirms that it has received a copy of the Loan Agreement and each of the other Finance Documents;
(b)	agrees that it will have no rights of recourse on any ground against either the Transferor, the Agent, the Underwriter, the Security Trustee, any Lender or the Swap Bank in the event that:
(i)	any of the Finance Documents prove to be invalid or ineffective;
(ii)	a Borrower or any Security Party fails to observe or perform its obligations, or to discharge its liabilities, under any of the Finance Documents;
(iii)
it proves impossible to realise any asset covered by a Security Interest created by a Finance Document, or the proceeds of such assets are insufficient to discharge the liabilities of the Borrowers or Security Party under the Finance Documents;

(c)
agrees that it will have no rights of recourse on any ground against the Agent, the Underwriter, the Security Trustee, any Lender or the Swap Bank in the event that this Certificate proves to be invalid or ineffective;

(d)	warrants to the Transferor and each Relevant Party that:
(i)	it has full capacity to enter into this transaction and has taken all corporate action and obtained all consents which it needs to take or obtain in connection with this transaction; and
(ii)	this Certificate is valid and binding as regards the Transferee; and
(e)	confirms the accuracy of the administrative details set out below regarding the Transferee.
10
The Transferor and the Transferee each undertake with the Agent, the Underwriter and the Security Trustee severally, on demand, fully to indemnify the Agent and/or the Security Trustee and/or the Underwriter in respect of any claim, proceeding, liability or expense (including all legal expenses) which they or either of them may incur in connection with this Certificate or any matter arising out of it, except such as are shown to have been mainly and directly caused by the gross and culpable negligence or dishonesty of the Agent's, the Underwriter's or the Security Trustee's own officers or employees.

11
The Transferee shall repay to the Transferor on demand so much of any sum paid by the Transferor under paragraph 10 as exceeds one-half of the amount demanded by the Agent, the Underwriter or the Security Trustee in respect of a claim, proceeding, liability or expense which was not reasonably foreseeable at the date of this Certificate; but nothing in this paragraph shall affect the liability of each of the Transferor and the Transferee to the Agent, the Underwriter or the Security Trustee for the full amount demanded by it.

[Name of Transferor]                                                         [Name of Transferee]
By:                                                                                      By:
Date:                                                                                   Date:
Agent
Signed for itself and for and on behalf of itself
as Agent and for every other Relevant Party
ABN AMRO Bank N.V.
By:
Date:

Administrative Details of Transferee
Name of Transferee:
Lending Office:
Contact Person
(Loan Administration Department):
Telephone:
Fax:
Contact Person
(Credit Administration Department):
Telephone:
Fax:
Account for payments:
Note:          This Transfer Certificate alone may not be sufficient to transfer a proportionate share of the Transferor's interest in the security constituted by the Finance Documents in the Transferor's or Transferee's jurisdiction.  It is the responsibility of each Lender to ascertain whether any other documents are required for this purpose.

EXECUTION PAGES
BORROWERS

SIGNED by for and on behalf of MONTE CARLO 37 SHIPPING COMPANY LIMITED in the presence of:	) ) ) ) ) ) )

SIGNED by for and on behalf of MONTE CARLO 39 SHIPPING COMPANY LIMITED in the presence of:	) ) ) ) ) ) )

SIGNED by for and on behalf of MONTE CARLO LAX SHIPPING COMPANY LIMITED in the presence of:	) ) ) ) ) ) )

LENDERS

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SWAP BANK

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AGENT

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ARRANGER

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UNDERWRITER

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SECURITY TRUSTEE

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